Exhibit 99.7

Item 8.	Financial Statements and Supplementary Data

The consolidated financial statements of NorthStar Realty Finance Corp. and the notes related to the foregoing consolidated financial statements, together with the independent registered public accounting firm’s reports thereon are included in this Item 8.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

NorthStar Realty Finance Corp.

We have audited the accompanying consolidated balance sheets of NorthStar Realty Finance Corp. (a Maryland corporation) and subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the three years in the period ended December 31, 2015. Our audits of the basic consolidated financial statements included the financial statement schedules listed in the index appearing under Item 15. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NorthStar Realty Finance Corp. and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2015, based on criteria established in the 2013 Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 29, 2016 expressed an unqualified opinion.

/s/ GRANT THORNTON LLP

New York, New York

February 29, 2016

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	December 31,
	2015	2014
Assets
Cash and cash equivalents	$224,101	$296,964
Restricted cash	299,288	389,779
Operating real estate, net	8,702,259	10,212,004
Real estate debt investments, net (refer to Note 4)	501,474	1,067,667
Real estate debt investments, held for sale	224,677	—
Investments in private equity funds, at fair value (refer to Note 5)	1,101,650	962,038
Investments in unconsolidated ventures (refer to Note 6)	155,737	207,777
Real estate securities, available for sale (refer to Note 7)	702,110	878,514
Receivables, net of allowance of $4,318 and $2,020 as of December 31, 2015 and 2014, respectively	66,197	111,299
Receivables, related parties	2,850	2,287
Unbilled rent receivable, net of allowance of $116 and $4,037 as of December 31, 2015 and 2014, respectively	46,262	16,140
Derivative assets, at fair value	116	2,131
Intangible assets, net	527,277	659,445
Assets of properties held for sale (refer to Note 3)	2,742,635	29,012
Assets of discontinued operations (refer to Note 9)	—	158,533
Other assets	106,412	185,122

Total assets(1)	$15,403,045	$15,178,712

Liabilities
Mortgage and other notes payable	$7,164,576	$8,327,509
Credit facilities and term borrowings	652,704	718,759
CDO bonds payable, at fair value	307,601	390,068
Securitization bonds payable	—	41,746
Exchangeable senior notes	29,038	41,008
Junior subordinated notes, at fair value	183,893	215,172
Accounts payable and accrued expenses	170,120	186,836
Due to related party (refer to Note 10)	50,903	47,430
Derivative liabilities, at fair value	103,293	17,915
Intangible liabilities, net	149,642	176,528
Liabilities of properties held for sale (refer to Note 3)	2,209,689	28,962
Liabilities of discontinued operations (refer to Note 9)	—	79,512
Other liabilities	165,856	193,611

Total liabilities(2)	11,187,315	10,465,056

Commitments and contingencies
Equity
NorthStar Realty Finance Corp. Stockholders’ Equity
Preferred stock, $986,640 aggregate liquidation preference as of December 31, 2015 and 2014	939,118	939,118
Common stock, $0.01 par value, 500,000,000 shares authorized, 183,239,708 and 150,842,021 shares issued and outstanding as of December 31, 2015 and 2014, respectively(3)	1,832	1,508
Additional paid-in capital	5,149,349	4,828,928
Retained earnings (accumulated deficit)	(2,309,564)	(1,422,399)
Accumulated other comprehensive income (loss)	18,485	49,540

Total NorthStar Realty Finance Corp. stockholders’ equity	3,799,220	4,396,695
Non-controlling interests	416,510	316,961

Total equity	4,215,730	4,713,656

Total liabilities and equity	$15,403,045	$15,178,712

(1) Assets of consolidated VIEs included in the total assets above:
Restricted cash	$11,362	$4,601
Operating real estate, net	—	7,137
Real estate debt investments, net	22,145	25,325
Real estate securities, available for sale	385,421	463,050
Receivables	1,577	2,304
Other assets	590	242

Total assets of consolidated VIEs	$421,095	$502,659

(2) Liabilities of consolidated VIEs included in the total liabilities above:
CDO bonds payable, at fair value	$307,601	$390,068
Accounts payable and accrued expenses	1,255	1,761
Derivative liabilities, at fair value	7,321	17,707
Other liabilities	575	1,784

Total liabilities of consolidated VIEs	$316,752	$411,320

(3)	Adjusted for the one-for-two reverse stock split completed on November 1, 2015. Refer to Note 12. “Stockholders’ Equity” for additional disclosure.

Refer to accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

	Years Ended December 31,
	2015(1)	2014	2013
Property and other revenues
Rental and escalation income	$732,425	$349,951	$235,124
Hotel related income	784,151	237,039	—
Resident fee income	271,394	77,516	—
Other revenue	29,466	14,994	5,723

Total property and other revenues	1,817,436	679,500	240,847

Net interest income
Interest income (refer to Note 10)	227,483	310,116	303,989
Interest expense on debt and securities	8,678	11,977	37,632

Net interest income on debt and securities	218,805	298,139	266,357

Expenses
Management fee, related party (refer to Note 10)	198,695	82,756	—
Interest expense—mortgage and corporate borrowings	486,408	231,894	141,027
Real estate properties—operating expenses	915,701	318,477	73,668
Other expenses	26,607	8,920	4,558
Transaction costs	31,427	172,416	12,464
Impairment losses	31,951	—	—
Provision for (reversal of) loan losses, net	4,201	3,769	(8,786)
General and administrative expenses
Salaries and related expense	13,744	22,124	26,421
Equity-based compensation expense(3)	27,693	24,885	11,784
Other general and administrative expenses	16,658	12,357	16,159

Total general and administrative expenses	58,095	59,366	54,364
Depreciation and amortization	456,916	184,689	93,470

Total expenses	2,210,001	1,062,287	370,765

Other income (loss)
Unrealized gain (loss) on investments and other	(204,112)	(231,697)	(32,677)
Realized gain (loss) on investments and other	14,407	(77,064)	32,376
Gain (loss) from deconsolidation of N-Star CDOs (refer to Note 17)	—	(31,423)	(299,802)
Other income (loss)	—	—	38

Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense)	(363,465)	(424,832)	(163,626)

Equity in earnings (losses) of unconsolidated ventures	219,077	165,053	91,726
Income tax benefit (expense)	(14,325)	(16,606)	(7,249)

Income (loss) from continuing operations	(158,713)	(276,385)	(79,149)
Income (loss) from discontinued operations (refer to Note 9)(2)(3)	(108,554)	(44,701)	(8,761)

Net income (loss)	(267,267)	(321,086)	(87,910)

Net (income) loss attributable to non-controlling interests	24,008	22,879	5,973
Preferred stock dividends	(84,238)	(73,300)	(55,516)

Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(327,497)	$(371,507)	$(137,453)

Earnings (loss) per share:(4)
Income (loss) per share from continuing operations	$(1.25)	$(3.33)	$(2.43)
Income (loss) per share from discontinued operations	(0.62)	(0.46)	(0.17)

Basic	$(1.87)	$(3.79)	$(2.60)

Diluted	$(1.87)	$(3.79)	$(2.60)

Weighted average number of shares:(4)
Basic	174,873,074	98,035,886	52,953,880

Diluted	176,345,121	98,995,229	55,244,584

(1)	The consolidated financial statements for the year ended December 31, 2015 includes: (i) the Company’s results of operations for the two months ended December 31, 2015 which represents the activity following the NRE Spin-off; and (ii) the Company’s results of operations for the ten months ended October 31, 2015 which represents a carve-out of revenues and expenses attributable to NRE recorded in discontinued operations. As a result, the year ended December 31, 2015 may not be comparable to the prior periods presented.
(2)	Refer to Note 9. “Spin-offs” for disclosure related to the Spin-offs.
(3)	The six months ended June 30, 2014 and year ended December 31, 2013 includes $13.7 million and $5.2 million, respectively, of equity-based compensation recorded in discontinued operations.
(4)	Adjusted for the one-for-two reverse stock split completed on November 1, 2015. Refer to Note 12. “Stockholders’ Equity” for additional disclosure.

Refer to accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Dollars in Thousands)

	Years Ended December 31,
	2015	2014	2013
Net income (loss)	$(267,267)	$(321,086)	$(87,910)
Other comprehensive income (loss):
Unrealized gain (loss) on real estate securities, available for sale, net	(35,218)	58,872	(1,483)
Reclassification of swap (gain) loss into interest expense—mortgage and corporate borrowings (refer to Note 15)	934	915	4,885
Reclassification of swap (gain) loss into gain (loss) from deconsolidation of N-Star CDOs (refer to Note 17)	—	—	15,246
Foreign currency translation adjustment, net	17,042	(5,155)	—

Total other comprehensive income (loss)	(17,242)	54,632	18,648

Comprehensive income (loss)	(284,509)	(266,454)	(69,262)
Comprehensive (income) loss attributable to non-controlling interests	24,537	22,121	5,174

Comprehensive income (loss) attributable to NorthStar Realty Finance Corp.	$(259,972)	$(244,333)	$(64,088)

Refer to accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

(Dollars and Shares in Thousands)

	Preferred Stock		Common Stock(1)		Additional Paid-in Capital(1)	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total NorthStar Stockholders’ Equity	Non- controlling Interests	Total Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2012	21,466	$504,018	40,902	$409	$1,196,358	$(376,685)	$(22,179)	$1,301,921	$28,943	$1,330,864
Net proceeds from offering of common stock	—	—	33,062	331	1,305,288	—	—	1,305,619	—	1,305,619
Net proceeds from offering of preferred stock	8,000	193,334	—	—	—	—	—	193,334	—	193,334
Common stock related to transactions	—	—	—	—	17,712	—	—	17,712	—	17,712
Non-controlling interests—contributions	—	—	—	—	—	—	—	—	19,774	19,774
Non-controlling interests—distributions	—	—	—	—	—	—	—	—	(1,403)	(1,403)
Dividend reinvestment plan	—	—	7	—	249	—	—	249	—	249
Amortization of equity-based compensation	—	—	—	—	—	—	—	—	16,961	16,961
Equity component of exchangeable senior notes	—	—	—	—	45,740	—	—	45,740	—	45,740
Conversion of exchangeable senior notes	—	—	2,896	29	74,748	—	—	74,777	—	74,777
Other comprehensive income (loss)	—	—	—	—	—	—	17,845	17,845	803	18,648
Conversion of LTIP Units	—	—	335	3	10,127	—	—	10,130	(10,130)	—
Dividends on common stock and equity-based awards (refer to Note 11)	—	—	—	—	—	(171,798)	—	(171,798)	(9,588)	(181,386)
Dividends on preferred stock	—	—	—	—	—	(55,516)	—	(55,516)	—	(55,516)
Net income (loss)	—	—	—	—	—	(81,937)	—	(81,937)	(5,973)	(87,910)

Balance as of December 31, 2013	29,466	$697,352	77,202	$772	$2,650,222	$(685,936)	$(4,334)	$2,658,076	$39,387	$2,697,463
Net proceeds from offering of common stock	—	—	27,625	276	1,191,031	—	—	1,191,307	—	1,191,307
Net proceeds from offering of preferred stock	10,000	241,766	—	—	—	—	—	241,766	—	241,766
Common stock related to transactions	—	—	30,854	308	1,082,423	—	—	1,082,731	—	1,082,731
Issuance of common stock in connection with exercise of warrants	—	—	399	4	12	—	—	16	—	16
Non-controlling interests—contributions	—	—	—	—	—	—	—	—	321,455	321,455
Non-controlling interests—distributions	—	—	—	—	—	—	—	—	(13,593)	(13,593)
Dividend reinvestment plan	—	—	4	—	239	—	—	239	—	239
Amortization of equity-based compensation	—	—	—	—	21,053	—	—	21,053	16,322	37,375
Equity component of exchangeable senior notes	—	—	—	—	(296,382)	—	—	(296,382)	—	(296,382)
Conversion of exchangeable senior notes	—	—	12,454	125	320,179	—	—	320,304	—	320,304
Other comprehensive income (loss)	—	—	—	—	—	—	53,874	53,874	758	54,632
Conversion of LTIP Units	—	—	2,304	23	18,588	—	—	18,611	(18,611)	—
Spin-off of NSAM	—	—	—	—	(158,437)	—	—	(158,437)	—	(158,437)
Dividends on common stock and equity-based awards (refer to Note 11)	—	—	—	—	—	(364,956)	—	(364,956)	(5,878)	(370,834)
Dividends on preferred stock	—	—	—	—	—	(73,300)	—	(73,300)	—	(73,300)
Net income (loss)	—	—	—	—	—	(298,207)	—	(298,207)	(22,879)	(321,086)

Balance as of December 31, 2014	39,466	$939,118	150,842	$1,508	$4,828,928	$(1,422,399)	$49,540	$4,396,695	$316,961	$4,713,656
Net proceeds from offering of common stock	—	—	38,000	380	1,325,860	—	—	1,326,240	—	1,326,240
Non-controlling interests—contributions	—	—	—	—	—	—	—	—	126,484	126,484
Non-controlling interests—distributions	—	—	—	—	—	—	—	—	(36,661)	(36,661)
Non-controlling interests—reallocation of interest in Operating Partnership (refer to Note 13)	—	—	—	—	(14,548)	—	—	(14,548)	14,548	—
Dividend reinvestment plan	—	—	7	—	194	—	—	194	—	194
Amortization of equity-based compensation	—	—	—	—	13,757	—	—	13,757	11,935	25,692
Conversion of exchangeable senior notes	—	—	829	8	13,582	—	—	13,590	—	13,590
Other comprehensive income (loss)	—	—	—	—	—	—	(16,713)	(16,713)	(529)	(17,242)
Conversion of Deferred LTIP Units to LTIP Units (refer to Note 13)	—	—	—	—	(18,730)	—	—	(18,730)	18,730	—
Retirement of shares of common stock	—	—	(6,470)	(64)	(117,983)	—	—	(118,047)	—	(118,047)
Issuance of restricted stock, net of tax withholding	—	—	32	—	(3,602)	—	—	(3,602)	—	(3,602)
Spin-off of NorthStar Europe (refer to Note 9)	—	—	—	—	(878,109)	—	(14,342)	(892,451)	(7,450)	(899,901)
Dividends on common stock and equity-based awards (refer to Note 11)	—	—	—	—	—	(559,668)	—	(559,668)	(3,500)	(563,168)
Dividends on preferred stock	—	—	—	—	—	(84,238)	—	(84,238)	—	(84,238)
Net income (loss)	—	—	—	—	—	(243,259)	—	(243,259)	(24,008)	(267,267)

Balance as of December 31, 2015	39,466	$939,118	183,240	$1,832	$5,149,349	$(2,309,564)	$18,485	$3,799,220	$416,510	$4,215,730

(1)	Adjusted for the one-for-two reverse stock split completed on November 1, 2015. Refer to Note 12. “Stockholders’ Equity” for additional disclosure.

Refer to accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	Years Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net income (loss)	$(267,267)	$(321,086)	$(87,910)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in (earnings) losses of PE Investments	(198,159)	(150,801)	(88,842)
Equity in (earnings) losses of unconsolidated ventures	(20,918)	(14,252)	(2,884)
Depreciation and amortization	499,347	185,222	94,840
Amortization of premium/accretion of discount on investments	(51,247)	(76,040)	(58,032)
Interest accretion on investments	(13,841)	(22,064)	(1,549)
Amortization of deferred financing costs	48,411	18,400	7,393
Amortization of equity-based compensation	25,692	37,375	16,961
Unrealized (gain) loss on investments and other	202,832	214,815	(20,054)
Realized (gain) loss on investments and other	(14,407)	77,234	(31,414)
(Gain) loss on deconsolidation of N-Star CDOs	—	31,423	299,802
Impairment from discontinued operations	—	555	8,613
Impairment losses	31,951	—	—
Distributions from PE Investments (refer to Note 5)	198,159	150,801	88,842
Distributions from unconsolidated ventures	7,531	3,514	4,744
Distributions from equity investments	26,469	19,453	7,028
Amortization of capitalized above/below market leases	14,015	1,189	(1,438)
Straight line rental income, net	(34,676)	(9,263)	(2,713)
Deferred income taxes, net	(27,742)	—	—
Provision for (reversal of) loan losses, net	4,201	3,769	(8,786)
Allowance for uncollectible accounts	5,457	10,858	1,138
Other	912	502	148
Discount received	—	3,223	7,815
Changes in assets and liabilities:
Restricted cash	(11,313)	(83,159)	(6,846)
Receivables	29,632	(34,997)	(10,912)
Receivables, related parties	(657)	6,323	(11,946)
Other assets	7,147	(37,169)	(1,041)
Accounts payable and accrued expenses	26,931	56,284	32,860
Due to related party	1,973	47,430	—
Other liabilities	30,225	25,317	4,857

Net cash provided by (used in) operating activities	520,658	144,856	240,674

Cash flows from investing activities:
Acquisition of operating real estate	(3,367,580)	(3,466,610)	(1,624,959)
Acquisition of Griffin-American, net of cash	—	(2,947,856)	—
Improvements of operating real estate	(150,197)	(37,955)	(11,028)
Proceeds from sale of operating real estate	22,487	27,630	17,687
Deferred costs and intangible assets	(4,809)	(21,597)	(769)
Origination of or fundings for real estate debt investments	(72,596)	(282,181)	(744,209)
Acquisition of real estate debt investments	(72,950)	(997)	(56,301)
Proceeds from sale of real estate debt investments	—	28,500	106,845
Repayment on real estate debt investments	589,694	196,034	274,029
Investment in PE Investments (refer to Note 5)	(609,616)	(557,719)	(664,392)
Distributions from PE Investments (refer to Note 5)	455,207	230,598	135,607
Investment in unconsolidated ventures	(4,005)	(73,254)	(109,218)
Distributions from unconsolidated ventures	23,403	11,873	11,782
Acquisition of real estate securities, available for sale	(38,822)	(36,519)	(2,800)
Proceeds from the sale of real estate securities, available for sale	95,664	94,763	223,992
Repayment of real estate securities, available for sale	116,410	63,902	187,622
Change in restricted cash	35,849	(201,135)	(30,736)
Investment deposits and pending deal costs	(13,226)	—	—
Other assets	(11,487)	(81,704)	1,695

Net cash provided by (used in) investing activities	(3,006,574)	(7,054,227)	(2,285,153)

Refer to accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in Thousands)

	Years Ended December 31,
	2015	2014	2013
Cash flows from financing activities:
Borrowings from mortgage and other notes payable	$2,201,141	$5,932,208	$1,252,085
Repayment of mortgage and other notes payable	(56,711)	(383,018)	(21,272)
Proceeds from CDO bonds reissuance	—	—	23,725
Repayment of CDO bonds	(90,069)	(87,859)	(655,575)
Repurchase of CDO bonds	(25,531)	(15,320)	(44,222)
Repayment of securitization bonds payable	(41,831)	(40,505)	(15,794)
Borrowings from credit facilities	1,141,150	922,540	147,748
Repayment of credit facilities	(1,211,877)	(259,798)	(138,798)
Repayment of secured term loan	—	—	(105)
Proceeds from exchangeable senior notes	—	—	345,000
Repurchase and repayment of exchangeable senior notes	—	—	(36,710)
Proceeds from Senior Notes	340,000	—	—
Repayment of 2014 Senior Notes	—	(481,118)	—
Payment of financing costs	(105,445)	(139,937)	(28,280)
Purchase of derivative instruments	(29,599)	(4,159)	(9,563)
Settlement of derivative instruments	—	2,995	—
Change in restricted cash	1,781	22,843	134,504
Net proceeds from common stock offering	1,326,240	1,191,307	1,305,619
Repurchase of common stock	(116,046)	—	—
Net proceeds from preferred stock offering	—	241,766	193,334
Proceeds from dividend reinvestment plan	194	239	249
Spin-off of NSAM (refer to Note 9)	—	(118,728)	—
Spin-off of NorthStar Europe (refer to Note 9)	(360,410)	—	—
Dividends	(643,858)	(438,256)	(227,314)
Contributions from non-controlling interests	125,023	246,027	19,774
Distributions to non-controlling interests	(36,661)	(18,709)	(8,863)

Net cash provided by (used in) financing activities	2,417,491	6,572,518	2,235,542
Effect of foreign currency translation on cash and cash equivalents	(4,438)	(2,173)	—

Net increase (decrease) in cash and cash equivalents	(72,863)	(339,026)	191,063
Cash and cash equivalents—beginning of period	296,964	635,990	444,927

Cash and cash equivalents—end of period	$224,101	$296,964	$635,990

Refer to accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business and Organization

NorthStar Realty Finance Corp. is a diversified commercial real estate company (the “Company” or “NorthStar Realty”). The Company invests in multiple asset classes across commercial real estate (“CRE”) that it expects will generate attractive risk-adjusted returns and may take the form of acquiring real estate, originating or acquiring senior or subordinate loans, as well as pursuing opportunistic CRE investments. The Company is a Maryland corporation and completed its initial public offering in October 2004. The Company conducts its operations so as to continue to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

On March 13, 2015, the Company formed NorthStar Realty Finance Limited Partnership, a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership”). The Company contributed substantially all of its assets to the Operating Partnership in exchange for all of the common and preferred limited partnership interests in the Operating Partnership and the assumption of certain of the Company’s liabilities. The Operating Partnership holds, directly or indirectly, substantially all of the Company’s assets and the Company conducts its operations, directly or indirectly, through the Operating Partnership.

All references herein to the Company refer to NorthStar Realty Finance Corp. and its consolidated subsidiaries, including the Operating Partnership, collectively, unless the context otherwise requires.

Spin-offs

On June 30, 2014, the Company completed the spin-off of its historical asset management business (“NSAM Spin-off”) in the form of a tax-free distribution (the “NSAM Distribution”). Effective upon the NSAM Spin-off, the Company is externally managed and advised by an affiliate of NorthStar Asset Management Group Inc. (NYSE: NSAM), which together with its affiliates is referred to as NSAM.

On October 31, 2015, the Company completed the spin-off of its European real estate business (the “NRE Spin-off”) into a separate publicly-traded REIT, NorthStar Realty Europe Corp. (“NorthStar Europe”), in the form of a taxable distribution (the “NRE Distribution”). In connection with the NRE Distribution, each of the Company’s common stockholders received shares of NorthStar Europe’s common stock on a one-for-six basis, before giving effect to a one-for-two reverse stock split of the Company’s common stock (this or any such reverse stock split herein referred to as the “Reverse Split”). The Company contributed to NorthStar Europe approximately $2.6 billion of European real estate, at cost (excluding the Company’s European healthcare properties), comprised of 52 properties spanning across some of Europe’s top markets (“European Portfolio”) and $250 million of cash. NSAM manages NorthStar Europe pursuant to a long-term management agreement, on substantially similar terms as the Company’s management agreement with NSAM.

The NRE Spin-off and the NSAM Spin-off are herein collectively referred to as “Spin-offs.” Refer to Note 9. “Spin-offs” for further disclosure.

2. Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The year ended December 31, 2015 includes: (i) the Company’s results of operations for the two months ended December 31, 2015 which represents the activity following the NRE Spin-off; and (ii) the Company’s results of operations for the ten months ended October 31, 2015 which includes a carve-out of revenues and expenses attributable to NRE recorded in discontinued operations. The year ended December 31, 2014 includes: (i) the Company’s results of operations for the six months ended December 31, 2014 which represents the activity following the NSAM Spin-off; and (ii) the Company’s results of operations for the six months ended June 30, 2014 which includes a carve-out of revenues and expenses attributable to NSAM recorded in discontinued operations. As a result, the years ended December 31, 2015 and 2014 may not be comparable to the prior period presented.

Periods prior to June 30, 2014 and October 31, 2015 present a carve-out of revenues and expenses presented in discontinued operations associated with NSAM and NorthStar Europe, related to the Company’s historical asset management and European real estate business. Expenses also included an allocation of indirect expenses of the Company to NSAM and NRE, including salaries, equity-based compensation and other general and administrative expenses (primarily occupancy and other cost) based on an estimate had the asset management and European real estate business been run as an independent entity. This allocation method was principally based on relative headcount and management’s knowledge of the Company’s operations.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the Operating Partnership and their consolidated subsidiaries. The Company consolidates variable interest entities (“VIE”) where the Company is the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by the Company. All significant intercompany balances are eliminated in consolidation.

Variable Interest Entities

A VIE is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. The Company bases its qualitative analysis on its review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity.

The Company reassesses its initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.

A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. The Company determines whether it is the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for the Company or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the business activities of the Company and the other interests. The Company reassesses its determination of whether it is the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIEs and general market conditions.

The Company evaluates its CRE debt and securities, investments in unconsolidated ventures and securitization financing transactions, such as its collateralized debt obligations (“CDOs”) and its liabilities to subsidiary trusts issuing preferred securities (“junior subordinated notes”) to determine whether they are a VIE. The Company analyzes new investments and financings, as well as reconsideration events for existing investments and financings, which vary depending on type of investment or financing.

Voting Interest Entities

A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If the Company has a majority voting interest in a voting interest entity, the entity will generally be consolidated. The Company does not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party or through a simple majority vote.

The Company performs on-going reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.

Investments in Unconsolidated Ventures

A non-controlling, unconsolidated ownership interest in an entity may be accounted for using the equity method, at fair value or the cost method.

Under the equity method, the investment is adjusted each period for capital contributions and distributions and its share of the entity’s net income (loss). Capital contributions, distributions and net income (loss) of such entities are recorded in accordance with the terms of the governing documents. An allocation of net income (loss) may differ from the stated ownership percentage interest in such entity as a result of a preferred return and allocation formula, if any, as described in such governing documents.

The Company may account for an investment in an unconsolidated entity at fair value by electing the fair value option. The Company elected the fair value option for its investments (directly or indirectly in joint ventures) that own limited partnership interests in real estate private equity funds (“PE Investments”) and certain investments in unconsolidated ventures (refer to Note 6).

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

The Company records the change in fair value for its share of the projected future cash flow of such investments from one period to another in equity in earnings (losses) from unconsolidated ventures in the consolidated statements of operations. Any change in fair value attributed to market related assumptions is considered unrealized gain (loss).

The Company may account for an investment that does not qualify for equity method accounting or for which the fair value option was not elected using the cost method if the Company determines the investment in the unconsolidated entity is insignificant. Under the cost method, equity in earnings is recorded as dividends are received to the extent they are not considered a return of capital, which is recorded as a reduction of cost of the investment.

Non-controlling Interests

A non-controlling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to the Company. A non-controlling interest is required to be presented as a separate component of equity on the consolidated balance sheets and presented separately as net income (loss) and other comprehensive income (loss) (“OCI”) attributable to controlling and non-controlling interests. An allocation to a non-controlling interest may differ from the stated ownership percentage interest in such entity as a result of a preferred return and allocation formula, if any, as described in such governing documents.

Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates and assumptions.

Reclassifications

Certain prior period amounts have been reclassified in the consolidated financial statements to conform to current period presentation including amounts related to certain assets held for sale (refer to Note 3) and discontinued operations (refer to Note 9).

Comprehensive Income (Loss)

The Company reports consolidated comprehensive income (loss) in separate statements following the consolidated statements of operations. Comprehensive income (loss) is defined as the change in equity resulting from net income (loss) and OCI. The components of OCI principally include: (i) unrealized gain (loss) on real estate securities available for sale for which the fair value option is not elected; (ii) the reclassification of unrealized gain (loss) on real estate securities available for sale for which the fair value option was not elected to realized gain (loss) upon sale or realized event; (iii) the reclassification of unrealized gain (loss) to interest expense on derivative instruments that are or were deemed to be effective hedges; (iv) foreign currency translation adjustment; and (v) reclassification of foreign currency translation into realized gain (loss) on investments and other upon realized event.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

The following tables present the components of accumulated OCI for the years ended December 31, 2015, 2014 and 2013 (dollars in thousands):

Accumulated OCI	Unrealized Gain (Loss) on Available for Sale Securities	Interest Rate Swap Gain (Loss)	Foreign Currency Translation	Total
Balance as of December 31, 2012	$(276)	$(21,903)	$—	$(22,179)
Unrealized gain (loss) on real estate securities, available for sale	(557)	—	—	(557)
Reclassification of unrealized (gain) loss on real estate securities, available for sale into realized gain (loss) on investments and other	(926)	—	—	(926)
Reclassification of swap (gain) loss into interest expense—mortgage and corporate borrowings (refer to Note 15)	—	4,885	—	4,885
Reclassification of swap (gain) loss into gain (loss) from deconsolidation of N-Star CDOs (refer to Note 17)	—	15,246	—	15,246
Non-controlling interests	23	(826)	—	(803)

Balance as of December 31, 2013	$(1,736)	$(2,598)	$—	$(4,334)
Unrealized gain (loss) on real estate securities, available for sale	60,140	—	—	60,140
Reclassification of unrealized (gain) loss on real estate securities, available for sale into realized gain (loss) on investments and other	(1,268)	—	—	(1,268)
Reclassification of swap (gain) loss into interest expense—mortgage and corporate borrowings (refer to Note 15)	—	915	—	915
Foreign currency translation adjustment	—	—	(5,155)	(5,155)
Non-controlling interests	(1,064)	(11)	317	(758)

Balance as of December 31, 2014	$56,072	$(1,694)	$(4,838)	$49,540
Unrealized gain (loss) on real estate securities, available for sale	(21,091)	—	—	(21,091)
Reclassification of unrealized (gain) loss on real estate securities, available for sale into realized gain (loss) on investments and other	(14,127)	—	—	(14,127)
Reclassification of swap (gain) loss into interest expense—mortgage and corporate borrowings (refer to Note 15)	—	934	—	934
Foreign currency translation adjustment	—	—	17,042	17,042
Reclassification of foreign currency translation upon NRE Spin-off	—	—	(14,342)	(14,342)
Non-controlling interests	162	(7)	374	529

Balance as of December 31, 2015	$21,016	$(767)	$(1,764)	$18,485

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity date of three months or less to be cash equivalents. Cash, including amounts restricted, may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash and cash equivalents with major financial institutions. To date, the Company has not experienced any losses on cash and cash equivalents.

Restricted Cash

Restricted cash primarily consists of amounts related to operating real estate and CRE debt investments. The following table presents a summary of restricted cash as of December 31, 2015 and 2014 (dollars in thousands):

	December 31,
	2015	2014
Capital expenditures reserves	$171,712	$211,010
Operating real estate escrow reserves(1)	107,399	117,740
CRE debt escrow deposits	8,815	56,342
Cash in CDOs(2)	11,362	4,687

Total	$299,288	$389,779

(1)	Primarily represents insurance, real estate tax, repair and maintenance, tenant security deposits and other escrows related to operating real estate.
(2)	Represents proceeds from repayments and/or sales pending distribution.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fair Value Option

The fair value option provides an election that allows a company to irrevocably elect fair value for certain financial assets and liabilities on an instrument-by-instrument basis at initial recognition. The Company may elect to apply the fair value option for certain investments due to the nature of the instrument. Any change in fair value for assets and liabilities for which the election is made is recognized in earnings.

Operating Real Estate

Operating real estate is carried at historical cost less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred. Major replacements and improvements which improve or extend the life of the asset are capitalized and depreciated over their useful life. Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets, summarized as follows:

Category:	Term:
Building (fee interest)	15 to 40 years
Building improvements	Lesser of the useful life or remaining life of the building
Building leasehold interests	Lesser of 40 years or remaining term of the lease
Land improvements	10 to 30 years
Tenant improvements	Lesser of the useful life or remaining term of the lease

The Company follows the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant and land improvements and other identified intangibles, such as goodwill. Costs directly related to an acquisition deemed to be a business combination are expensed and included in transaction costs in the consolidated statements of operations. The Company evaluates whether real estate acquired in connection with a foreclosure, UCC/deed in lieu of foreclosure or a consentual modification of a loan (herein collectively referred to as taking title to collateral) (“REO”) constitutes a business and whether business combination accounting is appropriate. Any excess upon taking title to collateral between the carrying value of a loan over the estimated fair value of the property is charged to provision for loan losses.

Operating real estate, including REO, which has met the criteria to be classified as held for sale, is separately presented on the consolidated balance sheets. Such operating real estate is recorded at the lower of its carrying value or its estimated fair value less the cost to sell. Once a property is determined to be held for sale, depreciation is no longer recorded.

Minimum rental amounts due under leases are generally either subject to scheduled fixed increases or adjustments. The following table presents approximate future minimum rental income under noncancelable operating leases to be received over the next five years and thereafter as of December 31, 2015 (dollars in thousands):

Years Ending December 31:(1)
2016	$372,196
2017	353,178
2018	329,957
2019	315,227
2020	304,540
Thereafter	1,669,031

Total	$3,344,129

(1)	Excludes rental income from healthcare and hotel properties permitted by the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) and manufactured housing communities, multifamily and independent living properties that are subject to short-term leases.

Real Estate Debt Investments

CRE debt investments are generally intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium and discount. CRE debt investments that are deemed to be impaired are carried at amortized cost less a loan loss reserve, if deemed appropriate, which approximates fair value. CRE debt investments where the Company does not have the intent to hold the loan for the foreseeable future or until its expected payoff are classified as held for sale and recorded at the lower of cost or estimated value.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Real Estate Securities

The Company classifies its CRE securities investments as available for sale on the acquisition date, which are carried at fair value. The Company historically elected to apply the fair value option for its CRE securities investments. For those CRE securities for which the fair value option was elected, any unrealized gains (losses) from the change in fair value is recorded in unrealized gains (losses) on investments and other in the consolidated statements of operations.

The Company may decide to not elect the fair value option for certain CRE securities due to the nature of the particular instrument. For those CRE securities for which the fair value option was not elected, any unrealized gain (loss) from the change in fair value is recorded as a component of accumulated OCI in the consolidated statements of equity, to the extent impairment losses are considered temporary.

Intangible Assets and Intangible Liabilities

The Company records acquired identified intangibles, which includes intangible assets (such as value of the above-market leases, in-place leases, goodwill and other intangibles) and intangible liabilities (such as the value of below-market leases), based on estimated fair value. The value allocated to the above or below-market leases is amortized over the remaining lease term as a net adjustment to rental income. Other intangible assets are amortized into depreciation and amortization expense on a straight-line basis over the remaining lease term.

Goodwill represents the excess of the purchase price over the fair value of net tangible and intangible assets acquired in a business combination and is not amortized. The Company analyzes goodwill for impairment on an annual basis and whenever events or changes in circumstances indicate that the carrying value of goodwill may not be fully recoverable. We first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit, related to such goodwill, is less than the carrying amount as a basis to determine whether the two-step impairment test is necessary. The first step in the impairment test compares the fair value of the reporting unit with its carrying amount. If the carrying amount exceeds fair value, the second step is required to determine the amount of the impairment loss, if any, by comparing the implied fair value of the reporting unit goodwill with the carrying amount of such goodwill. The implied fair value of goodwill is derived by performing a hypothetical purchase price allocation for the reporting unit as of the measurement date, allocating the reporting unit’s estimated fair value to its net assets and identifiable intangible assets. The residual amount represents the implied fair value of goodwill. To the extent this amount is below the carrying value of goodwill, an impairment loss is recorded in the consolidated statements of operations.

Events or circumstances which could indicate a potential impairment include (but are not limited to) issues with local, state or federal governments; on-going or projected negative operating income or cash flow; a significant change in payor mix related to healthcare assets; and/or a significant change in the occupancy rate and/or rising interest rates.

A discounted cash flow model is performed based on management’s forecast of operating performance for each reporting unit to assess fair value. In addition, the Company looks at comparable companies and representative transactions to validate management’s expectations, where possible. The inputs used in the annual test is updated for current market conditions and forecasts. The two main assumptions used in measuring goodwill impairment, include the cash flow from operations from each of our reporting units and the weighted average cost of capital. The starting point for each of the reporting unit’s cash flow from operations is the detailed annual plan. The detailed planning process takes into consideration many factors including EBITDAR, EBITDAR margins, revenue growth rate and capital spending requirements, among other items which impact the individual reporting unit projections. Cash flow beyond the specific operating plans are estimated using a terminal value calculation, which incorporate historical and forecasted financial cyclical trends for each reporting unit and considered long-term earnings growth rates. The financial and credit market volatility directly impacts our fair value measurement through our weighted average cost of capital that we use to determine the discount rate. During times of volatility, significant judgment must be applied to determine whether credit changes are a short-term or long term trend. Fair value of the reporting unit is using significant unobservable inputs or Level 3 in the fair value hierarchy. These inputs are based on internal management estimates, forecasts and judgments.

The annual impairment test for the reporting units related to a healthcare portfolio acquired in 2014 was conducted as of October 1 and the remaining reporting units related to the Griffin-American Portfolio as of December 31, 2015. Management used an independent third-party valuation party specialist to assist. Based on the step one analysis performed, management determined the fair value for all of reporting units were in excess of the respective reporting unit’s carrying value, with four exceptions, related to the healthcare portfolio acquired in 2014. As a result, we estimated the impairment loss for such reporting units to be $25.5 million and recorded an estimated preliminary impairment charge for such amount in the fourth quarter 2015. Due to the timing and complexity of step two of the impairment test, which is required to determine the actual impairment, we were unable to finalize the amount of impairment prior to filing form 10-K for the year ended December 31, 2015. Step two of the impairment test will be completed in the first quarter 2016 and any such adjustment will be recorded.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Summary

The following tables presents identified intangibles as of December 31, 2015 and 2014 (dollars in thousands):

	December 31, 2015(1)			December 31, 2014
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Intangible assets:
In-place leases	$289,124	$(82,089)	$207,035	$316,129	$(49,656)	$266,473
Above-market leases	268,426	(35,940)	232,486	273,522	(9,730)	263,792
Goodwill(2)	48,635	NA	48,635	75,806	NA	75,806
Other	41,149	(2,028)	39,121	53,724	(350)	53,374

Total	$647,334	$(120,057)	$527,277	$719,181	$(59,736)	$659,445

Intangible liabilities:
Below-market leases	$177,931	$(30,462)	$147,469	$184,209	$(14,838)	$169,371
Other(3)	2,236	(63)	2,173	7,157	NA	7,157

Total	$180,167	$(30,525)	$149,642	$191,366	$(14,838)	$176,528

(1)	As of December 31, 2015, the weighted average amortization period for above-market leases, below-market leases and in-place leases is 11.8 years, 13.8 years and 9.8 years, respectively.
(2)	Represents goodwill associated with two acquisitions of healthcare portfolios that operate through RIDEA structures. The first portfolio relates to a healthcare portfolio acquired in 2014 ($25.5 million) and the second acquired with the acquisition of Griffin-American Healthcare REIT II, Inc. (“Griffin-American Portfolio”) ($48.6 million). For the year ended December 31, 2015, the Company recorded a goodwill impairment of $25.5 million related to the healthcare portfolio acquired in 2014.
(3)	Represents the value associated with a purchase price option associated with the Griffin-American Portfolio.

The following table presents a rollforward of goodwill for the years ended December 31, 2015 and 2014 (dollars in thousands):

Balance as of December 31, 2013	$—
Goodwill from acquisitions	75,806

Balance as of December 31, 2014	75,806

Goodwill from acquisitions	26,046
Disposal of goodwill(1)	(26,046)
Impairment losses	(25,531)
Adjustments from foreign currency translation	(1,640)

Balance as of December 31, 2015	$48,635

(1)	Represents goodwill associated with the European Portfolio’s contributed to NorthStar Europe upon completion of the NRE Spin-off.

The Company recorded amortization of acquired above-market leases, net of acquired below-market leases of $(11.3) million, $(1.2) million and $1.4 million for the years ended December 31, 2015, 2014 and 2013, respectively. Amortization of other intangible assets was $74.1 million, $20.3 million and $15.4 million for the years ended December 31, 2015, 2014 and 2013, respectively.

The following table presents annual amortization of intangible assets and liabilities (dollars in thousands):

	Intangible Assets(1)			Intangible Liabilities(1)
Years Ending December 31:	In-place Leases, Net	Above- market Leases, Net	Other, Net(2)	Below- market Leases, Net	Other, Net
2016	$53,017	$27,362	$2,925	$15,090	$50
2017	52,260	27,152	1,985	14,859	50
2018	50,725	26,957	1,698	14,091	50
2019	15,681	26,957	1,698	13,755	50
2020	5,942	26,832	1,698	13,697	50
Thereafter	29,410	97,226	14,874	75,977	1,923

Total	$207,035	$232,486	$24,878	$147,469	$2,173

(1)	Identified intangibles will be amortized through periods ending December 2026.
(2)	Excludes $14.2 million of intangible assets related to certain healthcare properties that are not amortized.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Other Assets and Other Liabilities

The following table presents a summary of other assets and other liabilities as of December 31, 2015 and 2014 (dollars in thousands):

	December 31,
	2015	2014
Other assets:
Investment-related reserves	$47,380	$24,800
Deferred tax assets(1)	24,435	7,730
Prepaid expenses	22,573	25,326
Deferred costs	8,105	5,494
Notes receivable, net(2)	694	48,932
Due from servicer	642	64,583
Investment deposits and pending deal costs	568	4,298
Other	2,015	3,959

Total	$106,412	$185,122

	December 31,
	2015	2014
Other liabilities:
Deferred tax liabilities	$50,341	$38,303
PE Investments deferred purchase price (refer to Note 5)	44,212	39,759
Tenant security deposits	30,327	27,604
Prepaid rent and unearned revenue	24,697	16,458
Escrow deposits payable	11,753	67,750
Other	4,526	3,737

Total	$165,856	$193,611

(1)	As of December 31, 2015 and 2014, our taxable REIT subsidiaries (“TRS”) had deferred tax assets related to net operating loss carryforwards of $2.3 million and $1.7 million, respectively, which is net of a valuation allowance of $24.2 million and $10.4 million as of December 31, 2015 and 2014, respectively.
(2)	The change from prior year is primarily related to $57.3 million of manufactured housing notes receivables reclassified to assets of properties held for sale as of December 31, 2015.

Revenue Recognition

Operating Real Estate

Rental and escalation income from operating real estate is derived from leasing of space to various types of tenants and healthcare operators. The leases are for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases is recognized on a straight-line basis over the term of the respective leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in unbilled rent receivable on the consolidated balance sheets. Escalation income represents revenue from tenant/operator leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes paid by the Company on behalf of the respective property. This revenue is accrued in the same period as the expenses are incurred.

The Company generates operating income from healthcare and hotel properties permitted by RIDEA. Revenue related to healthcare properties includes resident room and care charges and other resident charges. Revenue related to operating hotel properties primarily consists of room and food and beverage sales. Revenue is recognized when such services are provided, generally defined as the date upon which a resident or guest occupies a room or uses the healthcare property or hotel services and is recorded in resident fee income for healthcare properties and hotel related income for hotel properties in the consolidated statements of operations.

Real Estate Debt Investments

Interest income is recognized on an accrual basis and any related premium, discount, origination costs and fees are amortized over the life of the investment using the effective interest method. The amortization is reflected as an adjustment to interest income in the consolidated statements of operations. The amortization of a premium or accretion of a discount is discontinued if such loan is reclassified to held for sale.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Real Estate Securities

Interest income is recognized using the effective interest method with any premium or discount amortized or accreted through earnings based on expected cash flow through the expected maturity date of the security. Changes to expected cash flow may result in a change to the yield which is then applied retrospectively for high-credit quality securities that cannot be prepaid or otherwise settled in such a way that the holder would not recover substantially all of the investment or prospectively for all other securities to recognize interest income.

Credit Losses and Impairment on Investments

Operating Real Estate

The Company’s real estate portfolio is reviewed on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value of its operating real estate may be impaired or that its carrying value may not be recoverable. A property’s value is considered impaired if the Company’s estimate of the aggregate expected future undiscounted cash flow to be generated by the property is less than the carrying value of the property. In conducting this review, the Company considers U.S. and global macroeconomic factors and real estate sector conditions together with investment specific and other factors. To the extent an impairment has occurred, the loss is measured as the excess of the carrying value of the property over the estimated fair value of the property and recorded in impairment losses in the consolidated statements of operations.

An allowance for a doubtful account for a tenant/operator receivable is established based on a periodic review of aged receivables resulting from estimated losses due to the inability of tenant/operator to make required rent and other payments contractually due. Additionally, the Company establishes, on a current basis, an allowance for future tenant/operator/resident/guest credit losses on unbilled rent receivable based on an evaluation of the collectability of such amounts.

Real Estate Debt Investments

Loans are considered impaired when based on current information and events, it is probable that the Company will not be able to collect principal and interest amounts due according to the contractual terms. The Company assesses the credit quality of the portfolio and adequacy of loan loss reserves on a quarterly basis or more frequently as necessary. Significant judgment of the Company is required in this analysis. The Company considers the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the loan, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. The loan loss reserve for each loan is maintained at a level that is determined to be adequate by management to absorb probable losses.

Income recognition is suspended for a loan at the earlier of the date at which payments become 90-days past due or when, in the opinion of the Company, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired loan is in doubt, all payments are applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired loan is not in doubt, contractual interest is recorded as interest income when received, under the cash basis method until an accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. A loan is written off when it is no longer realizable and/or legally discharged.

Investments in Unconsolidated Ventures

The Company reviews its investments in unconsolidated ventures for which the Company did not elect the fair value option on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value may be impaired or that its carrying value may not be recoverable. An investment is considered impaired if the projected net recoverable amount over the expected holding period is less than the carrying value. In conducting this review, the Company considers U.S. and global macroeconomic factors, including real estate sector conditions, together with investment specific and other factors. To the extent an impairment has occurred and is considered to be other than temporary, the loss is measured as the excess of the carrying value of the investment over the estimated fair value and recorded in provision for loss on equity investment in the consolidated statements of operations.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Real Estate Securities

CRE securities for which the fair value option is elected are not evaluated for other-than-temporary impairment (“OTTI”) as any change in fair value is recorded in the consolidated statements of operations. Realized losses on such securities are reclassified to realized gain (loss) on investments and other as losses occur.

CRE securities for which the fair value option is not elected are evaluated for OTTI quarterly. Impairment of a security is considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. When a CRE security has been deemed to be other-than-temporarily impaired due to (i) or (ii), the security is written down to its fair value and an OTTI is recognized in the consolidated statements of operations. In the case of (iii), the security is written down to its fair value and the amount of OTTI is then bifurcated into: (a) the amount related to expected credit losses; and (b) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses is recognized in the consolidated statements of operations. The remaining OTTI related to the valuation adjustment is recognized as a component of accumulated OCI in the consolidated statements of equity. The portion of OTTI recognized through earnings is accreted back to the amortized cost basis of the security through interest income, while amounts recognized through OCI are amortized over the life of the security with no impact on earnings. CRE securities which are not high-credit quality are considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI is then bifurcated as discussed above.

Troubled Debt Restructuring

CRE debt investments modified in a troubled debt restructuring (“TDR”) are modifications granting a concession to a borrower experiencing financial difficulties where a lender agrees to terms that are more favorable to the borrower than is otherwise available in the current market. Management judgment is necessary to determine whether a loan modification is considered a TDR. Troubled debt that is fully satisfied via taking title to collateral, repossession or other transfers of assets is generally included in the definition of TDR. Loans acquired as a pool with deteriorated credit quality that have been modified are not considered a TDR.

Equity-Based Compensation

The Company accounts for equity-based compensation awards, including awards granted to co-employees, using the fair value method, which requires an estimate of fair value of the award. Awards may be based on a variety of measures such as time, performance, market or a combination thereof. For time-based awards, fair value is determined based on the stock price on the grant date. The Company recognizes compensation expense over the vesting period on a straight-line basis. For performance-based awards, fair value is determined based on the stock price at the date of grant and an estimate of the probable achievement of such measure. The Company recognizes compensation expense over the requisite service period, net of estimated forfeitures, using the accelerated attribution expense method. For market-based measures, fair value is determined using a Monte Carlo analysis under a risk-neutral premise using a risk-free interest rate. The Company recognizes compensation expense, over the requisite service period, net of estimated forfeitures, on a straight-line basis. For awards with a combination of performance or market measures, the Company estimates the fair value as if it were two separate awards. First, the Company estimates the probability of achieving the performance measure. If it is not probable the performance condition will be met, the Company records the compensation expense based on the fair value of the market measure, as described above. This expense is recorded even if the market-based measure is never met. If the performance-based measure is subsequently estimated to be achieved, the Company records compensation expense based on the performance-based measure. The Company would then record a cumulative catch-up adjustment for any additional compensation expense.

Equity-based compensation issued to non-employees is accounted for using the fair value of the award at the earlier of the performance commitment date or performance completion date. The awards are remeasured every quarter based on the stock price as of the end of the reporting period until such awards vest, if any.

Foreign Currency

Assets and liabilities denominated in a foreign currency for which the functional currency is a foreign currency are translated using the currency exchange rate in effect at the end of the period presented and the results of operations for such entities are translated into U.S. dollars using the average currency exchange rate in effect during the period. The resulting foreign currency translation adjustment is recorded as a component of accumulated OCI in the consolidated statements of equity.

Assets and liabilities denominated in a foreign currency for which the functional currency is the U.S. dollar are remeasured using the currency exchange rate in effect at the end of the period presented and the results of operations for such entities are remeasured into U.S. dollars using the average currency exchange rate in effect during the period. The resulting foreign currency remeasurement adjustment is recorded in unrealized gain (loss) on investments and other in the consolidated statements of operations.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Earnings Per Share

The Company’s basic earnings per share (“EPS”) is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of common stock outstanding. Diluted EPS includes restricted stock and the potential dilution that could occur if outstanding restricted stock units (“RSUs”) or other contracts to issue common stock, assuming performance hurdles have been met, were converted to common stock (including limited partnership interests in the Operating Partnership which are structured as profits interests (“LTIP Units”) (refer to Note 11), where such exercise or conversion would result in a lower EPS. The dilutive effect of such RSUs and LTIP Units is calculated assuming all units are converted to common stock.

Discontinued Operations

Subsequent to the early adoption of the accounting standards update on the presentation of discontinued operations beginning in April 2014, the Company presents spin-offs of businesses and portfolios of properties that are sold or classified as held for sale are as discontinued operations provided that the disposal represents a strategic shift that has (or will have) a major effect on our operations and financial results.

Income Taxes

The Company has elected to be taxed as a REIT and to comply with the related provisions of the Internal Revenue Code of 1986, as amended, the (“Code”). Accordingly, the Company generally will not be subject to U.S. federal income tax to the extent of its distributions to stockholders and as long as certain asset, income and share ownership tests are met. To maintain its qualification as a REIT, the Company must annually distribute at least 90% of its REIT taxable income to its stockholders and meet certain other requirements. The Company may also be subject to certain state, local and franchise taxes. Under certain circumstances, federal income and excise taxes may be due on its undistributed taxable income. If the Company were to fail to meet these requirements, it would be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its stockholders. The Company believes that all of the criteria to maintain the Company’s REIT qualification have been met for the applicable periods, but there can be no assurance that these criteria will continue to be met in subsequent periods.

The Company maintains various TRSs which may be subject to U.S. federal, state and local income taxes and foreign taxes. In general, a TRS of the Company may perform non-customary services for tenants, hold assets that the REIT cannot hold directly and may engage in most real estate or non-real estate-related business. The Company has established several TRSs in jurisdictions for which no taxes are assessed on corporate earnings. However, the Company generally must include in earnings the income from these TRSs even if it has received no cash distributions. Additionally, the Company has invested in certain real estate assets in Europe, the majority of which were contributed to NorthStar Europe as part of the NRE Spin-off, for which local country level taxes will be due on earnings (or other measure) and in some cases withholding taxes for the repatriation of earnings back to the REIT. The REIT will not generally be subject to any additional U.S. taxes on the repatriation of its earnings.

Current and deferred taxes are recorded on the portion of earnings (losses) recognized by the Company with respect to its interest in TRSs and taxable foreign subsidiaries. Deferred income tax assets and liabilities are calculated based on temporary differences between the Company’s U.S. GAAP consolidated financial statements and the federal, state, local and foreign tax basis of assets and liabilities as of the consolidated balance sheet date. The Company evaluates the realizability of its deferred tax assets (e.g., net operating loss and capital loss carryforwards) and recognizes a valuation allowance if, based on the available evidence, it is more likely than not that some portion or all of its deferred tax assets will not be realized. When evaluating the realizability of its deferred tax assets, the Company considers estimates of expected future taxable income, existing and projected book/tax differences, tax planning strategies available and the general and industry specific economic outlook. This realizability analysis is inherently subjective, as it requires the Company to forecast its business and general economic environment in future periods. Changes in estimate of deferred tax asset realizability, if any, are included in provision for income tax expense included in income tax benefit (expense) in the consolidated statements of operations.

The Company has assessed its tax positions for all open tax years, which includes 2012 to 2015 and concluded there were no material uncertainties to be recognized. The Company’s accounting policy with respect to interest and penalties is to classify these amounts as a component of income tax expense, where applicable. The Company has not recognized any such amounts related to uncertain tax positions for the years ended December 31, 2015, 2014 and 2013. As of December 31, 2015, the tax years that remain subject to examination by major tax jurisdictions generally include 2012 through 2015.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

The Company recorded an income tax expense of $14.3 million, $16.6 million and $7.2 million for the years ended December 31, 2015, 2014 and 2013, respectively.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued an accounting update requiring a company to recognize as revenue the amount of consideration it expects to be entitled to in connection with the transfer of promised goods or services to customers. The accounting standard update will replace most of the existing revenue recognition guidance currently promulgated by U.S. GAAP. In July 2015, the FASB decided to delay the effective date of the new revenue standard by one year. The effective date of the new revenue standard for the Company will be January 1, 2018. The Company is in the process of evaluating the impact, if any, of the update on its consolidated financial position, results of operations and financial statement disclosures.

In February 2015, the FASB issued updated guidance that changes the rules regarding consolidation. The pronouncement eliminates specialized guidance for limited partnerships and similar legal entities and removes the indefinite deferral for certain investment funds. The new guidance is effective for annual periods and interim periods within those annual periods beginning after December 15, 2015, with early adoption permitted. The Company will adopt the new standard on January 1, 2016 and it is not expected to have a material impact on its consolidated financial position or results of operations.

In April 2015, the FASB issued an accounting update changing the presentation of financing costs in financial statements. Under the new guidance, an entity would present these costs in the balance sheet as a direct deduction from the related liability rather than as an asset. Amortization of the costs would continue to be reported as interest expense. The new guidance is effective for annual periods and interim periods beginning after December 15, 2015, with early adoption permitted. In the fourth quarter 2015, the Company adopted this guidance and the impact to the consolidated balance sheet from the reclassification of such costs was a reduction to both total assets and total liabilities of $91.2 million and $147.6 million as of December 31, 2015 and 2014, respectively.

In September 2015, the FASB issued updated guidance that eliminates the requirement that an acquirer in a business combination account for measurement-period adjustments retrospectively. Under the new guidance, an acquirer will recognize a measurement-period adjustment during the period in which it determines the amount of the adjustment. The new guidance is effective for annual periods and interim periods beginning after December 15, 2015, with early adoption permitted. The Company adopted this guidance in the third quarter 2015 and it did not have a material impact on the Company’s consolidated financial position, results of operations and financial statement disclosures.

In January 2016, the FASB issued an accounting update that addresses certain aspects of recognition, measurement, presentation and disclosure of financial instruments. The new guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company is currently assessing the impact of the guidance on the Company’s consolidated financial position, results of operations and financial statement disclosures.

In February 2016, the FASB issued an accounting update that requires lessees to present right-of-use assets and lease liabilities on the balance sheet. The new guidance is to be applied using a modified retrospective approach at the beginning of the earliest comparative period in the financial statements and is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The Company is evaluating the impact that this guidance will have on its consolidated financial position, results of operations and financial statement disclosures.

3. Operating Real Estate

The following table presents operating real estate, net as of December 31, 2015 and 2014 (dollars in thousands):

	December 31,
	2015	2014
Land	$1,047,620	$1,472,667
Land improvements	148,295	1,070,507
Buildings and improvements	6,728,957	6,963,704
Building leasehold interests and improvements	723,573	591,626
Furniture, fixtures and equipment	346,628	286,340
Tenant improvements	165,539	159,159
Construction in progress	57,663	17,054

Subtotal	9,218,275	10,561,057
Less: Accumulated depreciation	(511,113)	(349,053)
Less: Allowance for Operating real estate impairment	(4,903)	—

Operating real estate, net(1)	$8,702,259	$10,212,004

(1)	As of December 31, 2015 and 2014, operating real estate was subject to $7.3 billion and $8.5 billion of mortgage notes payable, respectively.

For the years ended December 31, 2015, 2014 and 2013, depreciation expense was $382.1 million, $164.9 million and $76.1 million, respectively.

Real Estate Acquisitions

The following table summarizes the Company’s acquisitions for the year ended December 31, 2015, excluding acquisitions related to the European Portfolio that were spun off as part of the NRE Spin-off and certain real estate classified as held-for-sale (refer to below) (dollars in millions):

Acquisition Date	Type	Description	Name	Purchase Price(1)	Properties	Financing	Equity	Ownership Interest		Transaction Costs
February— March 2015	Office	Multi-tenant office	SteelWave Portfolio(2)	$98.1	7	$67.3	$28.2	95%		$0.7
June 2015	Healthcare	Medical office building	Griffin-American Portfolio(3)	15.6	1	11.5	4.1	86	%(4)	0.1
June 2015	Hotel	Upscale extended stay and premium branded select service	NE Portfolio	175.5	9	132.3	45.2	100%		2.2
July 2015	Hotel	Upscale extended stay and premium branded select and full service	Miami Hotel Portfolio	154.2	3	115.5	38.7	100%		1.5

(1)	Includes escrows and reserves and excludes transaction costs.
(2)	Represents an additional acquisition related to the SteelWave Portfolio.
(3)	Represents an additional acquisition related to the Griffin-American Portfolio.
(4)	NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), a sponsored company of NSAM, is the non-controlling interest holder of the remaining 14% of the Griffin-American Portfolio.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

The following table presents the initial allocation of the purchase price of the assets acquired and the liabilities issued or assumed upon the closing of the following acquisitions: an additional acquisition related to the Griffin-American Portfolio, NE Portfolio and Miami Hotel Portfolio that continue to be subject to refinement upon receipt of all information. The table excludes 2015 acquisitions related to the European Portfolio contributed to NorthStar Europe upon completion of the NRE Spin-off, a manufactured housing portfolio and independent living facility portfolio (“Senior Housing Portfolio”) acquired, which was classified as operating real estate held for sale as of December 31, 2015 (dollars in thousands):

Assets:
Land and improvements	$32,830
Buildings, leasehold interests and improvements	269,826
Acquired intangibles(1)	1,372
Other assets acquired	37,249

Total assets acquired	$341,277

Liabilities:
Mortgage and other notes payable	$255,156
Other liabilities assumed	1,628

Total liabilities	256,784
Total NorthStar Realty Finance Corp. stockholders’ equity(2)	83,894
Non-controlling interests	599

Total liabilities and equity	$341,277

(1)	Acquired intangibles include in-place leases and unamortized lease origination costs.
(2)	Stockholders’ equity excludes transaction costs incurred in connection with the acquisitions.

For the year ended December 31, 2015, the Company recorded aggregate revenue of $42.6 million and a net loss of $0.9 million related to these acquisitions. Net loss is primarily related to transaction costs, depreciation and amortization expense.

The following table presents the final allocation of the purchase price of the assets acquired and liabilities issued and assumed upon the closing of the following portfolios (dollars in thousands):

	Griffin- American Portfolio(3)	Hotel Portfolios(4)(5)	SteelWave Portfolio(6)
Assets:
Land and improvements	$377,135	$159,640	$20,718
Buildings and improvements	3,323,346	635,668	64,392
Acquired intangibles(1)	458,545	2,076	9,812
Other assets acquired	237,933	132,963	3,189

Total assets acquired	$4,396,959	$930,347	$98,111

Liabilities:
Mortgage and other notes payable	$2,919,211	$713,676	$67,254
Other liabilities assumed(2)	240,513	4,625	1,813

Total liabilities	3,159,724	718,301	69,067
Total NorthStar Realty Finance Corp. stockholders’ equity	1,049,818	210,721	27,559
Non-controlling interests	187,417	1,325	1,485

Total equity	1,237,235	212,046	29,044

Total liabilities and equity	$4,396,959	$930,347	$98,111

(1)	Acquired intangibles include in-place leases, above-market leases and goodwill.
(2)	Other liabilities assumed include below-market lease intangibles and deferred tax liabilities.
(3)	For the year ended December 31, 2015, the Company recorded revenue and net loss related to the Griffin-American Portfolio of $392.9 million and $59.2 million, respectively. Net loss is primarily related to depreciation and amortization expense.
(4)	Includes a $259.3 million hotel portfolio acquired in August 2014 and a $681.0 million hotel portfolio acquired in September 2014.
(5)	For the year ended December 31, 2015, the Company recorded aggregate revenue and net income of $256.7 million and $13.2 million, respectively.
(6)	For the year ended December 31, 2015, the Company recorded aggregate revenue and net loss of $20.2 million and $2.5 million, respectively.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Real Estate Held for Sale

The following table summarizes the Company’s operating real estate held for sale as of December 31, 2015 (dollars in thousands):

		Assets			Liabilities
Description	Properties	Operating Real Estate, Net(1)	Intangible Assets, Net	Total(2)	Mortgage and Other Notes Payable, Net	Intangible Liabilities, Net	Total	WA Ownership Interest
Manufactured housing communities	136	$1,490,284	$24,034	$1,514,318	$1,262,725	$—	$1,262,725	94%
Senior Housing Portfolio(3)	32	828,233	24,816	853,049	644,486	—	644,486	60%
Multifamily(4)	11	304,172	—	304,172	247,022	—	247,022	90%
Other	8	70,416	680	71,096	41,742	13,714	55,456	NA

Total	187	$2,693,105	$49,530	$2,742,635	$2,195,975	$13,714	$2,209,689

(1)	Includes $57.3 million of manufactured housing notes receivables previously recorded in other assets.
(2)	Represents operating real estate and intangible assets and liabilities, net of depreciation and amortization of $242.4 million.
(3)	In February 2016, the Company entered into an agreement to sell its 60% interest in the $899 million Senior Housing Portfolio for $535 million, subject to proration and adjustment. The Company expects to receive $150 million of net proceeds upon completion of the sale in March 2016. Refer to Related Party Arrangements for further disclosure.
(4)	In February 2016, the Company entered in and is finalizing agreements to sell up to ten multifamily properties for $311 million with $210 million of mortgage financing expected to be assumed as part of the transaction. The Company expects to receive $91 million of net proceeds and continues to explore the sale of the remaining two properties.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

4. Real Estate Debt Investments

The following table presents CRE debt investments as of December 31, 2015 (dollars in thousands):

					Weighted Average(6)			Floating Rate as % of Principal Amount(5)
	Number	Principal Amount	Carrying Value	Allocation by Investment Type(5)	Fixed Rate	Spread Over LIBOR(7)	Yield(8)
Asset Type:
First mortgage loans(1)(2)	11	$286,628	$260,237	51.6%	7.09%	4.95%	6.18%	55.8%
Mezzanine loans	6	22,361	18,630	4.0%	9.04%	4.00%	8.39%	39.9%
Subordinate interests	4	171,044	169,781	30.8%	13.04%	5.65%	8.72%	59.0%
Corporate loans	4	35,215	30,681	6.3%	12.93%	—	14.84%	—

Subtotal/Weighted average(3)(4)	25	515,248	479,329	92.7%	10.51%	5.26%	8.12%	52.5%

CRE debt in N-Star CDOs
First mortgage loans	2	26,957	9,321	4.9%	—	1.27%	3.10%	100.0%
Mezzanine loans	1	11,000	10,675	2.0%	8.00%	—	8.24%	—
Corporate loans	6	2,149	2,149	0.4%	6.74%	—	6.74%	—

Subtotal/Weighted average	9	40,106	22,145	7.3%	7.79%	1.27%	5.70%	67.2%

Total	34	$555,354	$501,474	100.0%	10.33%	4.79%	7.98%	53.5%

Real estate debt, held for sale(9)	7	$225,037	$224,677	NA	13.65%	7.41%	10.89%	52.5%

(1)	Includes a Sterling denominated loan of £66.7 million, of which £31.6 million is available to be funded as of December 31, 2015. This loan has various maturity dates depending upon the timing of advances; however, will be no later than March 2022.
(2)	Includes three loans that pursuant to certain terms and conditions which may or may not be satisfied, where the Company has an option to purchase the properties securing these loans.
(3)	Certain CRE debt investments serve as collateral for financing transactions including carrying value of $38.6 million for the Company’s loan facility. The remainder is unleveraged. Assuming that all loans that have future fundings meet the terms to qualify for such funding, the Company’s cash requirement on future fundings would be $9.3 million. Excludes $2.1 million future funding commitment associated with real estate debt, held for sale.
(4)	In September 2015, the Company purchased four CRE debt investments for $72.9 million from N-Star CDO IV, at fair value. Refer to Note 7 for further disclosure.
(5)	Based on principal amount.
(6)	Excludes an aggregate principal amount of $130.9 million related to three CRE debt investments that were originated prior to 2008, three non-performing loans and one first mortgage loan acquired with deteriorated credit quality.
(7)	$108.5 million principal amount (excluding CRE debt in N-Star CDOs) has a weighted average LIBOR floor of 0.82%. Includes one first mortgage loan with a principal amount of $5.8 million with a spread over the prime rate.
(8)	Based on initial maturity and for floating-rate debt, calculated using one-month LIBOR as of December 31, 2015 and for CRE debt with a LIBOR floor, using such floor.
(9)	In February 2016, the Company sold or committed to sell these seven loans at par, with $46.9 million of proceeds used to pay down the Company’s loan facility, resulting in net proceeds of $178.2 million.

The following table presents CRE debt investments as of December 31, 2014 (dollars in thousands):

					Weighted Average(8)			Floating Rate as % of Principal Amount(7)
	Number	Principal Amount	Carrying Value	Allocation by Investment Type(7)	Fixed Rate	Spread Over LIBOR(9)	Yield(10)
Asset Type:
First mortgage loans(1)(2)(6)	13	$434,671	$313,590	36.6%	9.51%	6.66%	9.34%	57.2%
Mezzanine loans	8	149,816	146,088	12.6%	13.79%	13.83%	14.05%	53.3%
Subordinate interests	8	201,564	200,237	17.0%	13.11%	12.33%	13.01%	40.7%
Corporate loans(3)(4)	8	360,343	382,427	30.3%	12.37%	—	12.99%	—

Subtotal/Weighted average(5)	37	1,146,394	1,042,342	96.5%	11.89%	9.15%	12.00%	35.6%

CRE debt in N-Star CDOs
First mortgage loans	2	26,957	11,360	2.3%	—	1.27%	3.08%	100.0%
Mezzanine loans	1	11,000	11,000	0.9%	8.00%	—	8.00%	—
Corporate loans	6	2,965	2,965	0.3%	6.74%	—	6.74%	—

Subtotal/Weighted average	9	40,922	25,325	3.5%	7.73%	1.27%	5.64%	65.9%

Total	46	$1,187,316	$1,067,667	100.0%	11.82%	8.65%	11.85%	36.7%

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

(1)	Includes a Sterling denominated loan of £66.7 million, of which £16.1 million is outstanding as of December 31, 2014. This loan has various maturity dates depending upon the timing of advances; however, will be no later than March 2022.
(2)	Includes three loans that pursuant to certain terms and conditions which may or may not be satisfied, where the Company has an option to purchase the properties securing these loans.
(3)	Includes $112.0 million of preferred equity investments for which the Company elected the fair value option.
(4)	Includes four revolving loans of $156.4 million, of which $60.7 million is outstanding as of December 31, 2014.
(5)	Certain CRE debt investments serve as collateral for financing transactions including carrying value of $35.8 million for Securitization 2012-1 and $140.6 million for credit facilities. The remainder is unleveraged.
(6)	There are no loans on non-accrual status except for one first mortgage loan acquired with deteriorated credit quality with a carrying value of $5.7 million as of December 31, 2014. Certain loans have an accrual of interest at a specified rate that may be in addition to a current rate. Such loans represent an aggregate $3.2 million carrying value where the Company does not recognize interest income on the accrual rate but does recognize interest income based on the current rate.
(7)	Based on principal amount.
(8)	Excludes three CRE debt investments with an aggregate principal amount of $10.7 million that were originated prior to 2008.
(9)	$357.9 million principal amount (excluding CRE debt in N-Star CDOs) has a weighted average LIBOR floor of 0.84%. Includes one first mortgage loan with a principal amount of $6.2 million with a spread over prime rate.
(10)	Based on initial maturity and for floating-rate debt, calculated using one-month LIBOR as of December 31, 2014 and for CRE debt with a LIBOR floor, using such floor.

The following table presents maturities of CRE debt investments based on principal amount as of December 31, 2015 (dollars in thousands):

	Initial Maturity	Maturity Including Extensions(1)
Years ending December 31:
2016	$293,496	$199,406
2017	251	50,376
2018	1,897	40,647
2019	—	—
2020	—	—
Thereafter	259,710	264,925

Total	$555,354	$555,354

(1)	Assumes that all debt with extension options will qualify for extension at such maturity according to the conditions stipulated in the governing documents.

The Company had three non-performing loans (“NPLs”) with an aggregate principal amount of $95.9 million as of December 31, 2015 due to maturity defaults.

As of December 31, 2015, the weighted average maturity, including extensions, of CRE debt investments was 4.9 years.

Actual maturities may differ from contractual maturities as certain borrowers may have the right to prepay with or without prepayment penalty. The Company may also extend certain contractual maturities in connection with loan modifications.

The principal amount of CRE debt investments differs from the carrying value primarily due to unamortized origination fees and costs, unamortized premium and discount and loan loss reserves recorded as part of the carrying value of the investment. As of December 31, 2015, the Company had $42.1 million of net unamortized discount and $1.6 million of net unamortized origination fees and costs.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Provision for Loan Losses

The following table presents activity in loan loss reserves on CRE debt investments for the years ended December 31, 2015, 2014, and 2013 (dollars in thousands):

	Years Ended December 31,
	2015		2014		2013
Beginning balance	$5,599		$2,880		$156,699
Provision for (reversal of) loan losses, net	2,240	(1)(4)	2,719	(1)	(8,786	)(2)
Transfers to REO	—		—		(5,623)
Write-offs / payoffs	—		—		(20,210	)(3)
Deconsolidation of N-Star CDOs	—		—		(119,200)

Ending balance	$7,839		$5,599		$2,880

(1)	Excludes $0.8 million of provision for loan losses relating to manufactured housing notes receivables recorded in assets of properties held for sale as of December 31, 2015 and $1.0 million recorded in other assets as of December 31, 2014.
(2)	Includes $4.0 million of reversal of previously recorded provisions for loan losses.
(3)	Represents a write-off of a previously recorded loan loss reserve upon payoff of a loan.
(4)	Excludes $1.2 million of provision for loan losses primarily relating to exit fees on loans held for sale.

Credit Quality Monitoring

CRE debt investments are typically loans secured by direct senior priority liens on real estate properties or by interests in entities that directly own real estate properties, which serve as the primary source of cash for the payment of principal and interest. The Company evaluates its debt investments at least quarterly and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company’s expectations as to the ultimate recovery of principal at maturity.

The Company categorizes a debt investment for which it expects to receive full payment of contractual principal and interest payments as a “loan with no loan loss reserve.” The Company categorizes a debt investment as an NPL if it is in maturity default and/or past due at least 90 days on its contractual debt service payments. The Company considers the remaining debt investments to be of weaker credit quality and categorizes such loans as “other loans with a loan loss reserve/non-accrual status.” These loans are not considered NPLs because such loans are performing in accordance with contractual terms but the loans have a loan loss reserve and/or are on non-accrual status. Even if a borrower is currently paying contractual debt service or debt service is not due in accordance with its contractual terms, the Company may still determine that the borrower may not be able to perform under its contractual terms in the future and make full payment upon maturity. The Company’s definition of an NPL may differ from that of other companies that track NPLs.

The following table presents the carrying value of CRE debt investments, by credit quality indicator, as of each applicable balance sheet date (dollars in thousands):

	December 31,
Credit Quality Indicator:	2015	2014
Loans with no loan loss reserve:
First mortgage loans	$168,978	$324,251
Mezzanine loans	29,305	157,089
Subordinate interests	169,781	200,236
Corporate loans	32,830	385,391

Subtotal	400,894	1,066,967

Other loans with a loan loss reserve/non-accrual status:
First mortgage loans(1)	4,137	700
Mezzanine loans(2)	—	—

Subtotal	4,137	700

Non-performing loans	96,443	—

Total	$501,474	$1,067,667

(1)	Excludes one first mortgage loan acquired with deteriorated credit quality with a carrying value of $3.1 million as of December 31, 2015 and two first mortgage loans acquired with deteriorated credit quality with an aggregate carrying value of $5.7 million as of December 31, 2014 and excludes manufactured housing notes receivables recorded in other assets.
(2)	Includes one mezzanine loan with a 100% loan loss reserve with a principal amount of $3.8 million as of December 31, 2015 and 2014, respectively. Such loan is not considered a NPL as debt service is currently being received.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Impaired Loans

The Company considers impaired loans to generally include NPLs, loans with a loan loss reserve, loans on non-accrual status (excluding loans acquired with deteriorated credit quality) and TDRs. The following table presents impaired loans as of December 31, 2015 and 2014 (dollars in thousands):

	December 31, 2015				December 31, 2014
	Number	Principal Amount(1)	Carrying Value(1)	Loan Loss Reserve	Number	Principal Amount(1)	Carrying Value(1)	Loan Loss Reserve
Class of Debt:
First mortgage loans	5	$119,677	$100,580	$4,073	1	$2,533	$700	$1,833
Mezzanine loans	1	3,766	—	3,766	1	3,766	—	3,766

Total	6	$123,443	$100,580	$7,839	2	$6,299	$700	$5,599

(1)	Principal amount differs from carrying value primarily due to unamortized origination fees and costs, unamortized premium or discount and loan loss reserves included in the carrying value of the investment. Excludes one first mortgage loan acquired with deteriorated credit quality with a carrying value of $3.1 million as of December 31, 2015 and two first mortgage loans acquired with deteriorated credit quality with an aggregate carrying value of $5.7 million as of December 31, 2014 and excludes manufactured housing notes receivables recorded in other assets.

The following table presents average carrying value of impaired loans by type and the income recorded on such loans subsequent to them being deemed impaired for the years ended December 31, 2015, 2014 and 2013 (dollars in thousands):

	December 31, 2015			December 31, 2014			December 31, 2013
	Number	Average Carrying Value	Year Ended Income	Number	Average Carrying Value	Year Ended Income	Number	Average Carrying Value	Year Ended Income
Class of Debt:
First mortgage loans	5	$102,107	$2,707	1	$1,133	$—	5	$67,531	$1,050
Mezzanine loans	1	—	8	1	377	6	7	100,109	416
Subordinate interests	—	—	—	—	—	—	1	—	3
Corporate loans	—	—	—	—	—	—	—	19,530	—

Total/weighted average	6	$102,107	$2,715	2	$1,510	$6	13	$187,170	$1,469

As of December 31, 2015, the Company had two loans past due greater than 90 days.

5. Investments in Private Equity Funds

The following is a description of investments in private equity funds that own PE Investments either through unconsolidated ventures (“PE Investment I” and “PE Investment II”) or consolidated ventures and direct investments (“PE Investment III to XV,” collectively “Direct PE Investments”) which are recorded as investments in private equity funds at fair value on the consolidated balance sheets. The Company elected the fair value option for PE Investments. As a result, the Company records equity in earnings (losses) based on the change in fair value for its share of the projected future cash flow from one period to another. All PE Investments are considered voting interest entities, except for two fund interests in PE Investment XIII (refer to Note 17). PE Investment I and II are not consolidated by the Company due to the substantive participating rights of the partners in joint ventures that own the interests in the real estate private equity funds. The Company does not consolidate any of the underlying real estate private equity funds owned in Direct PE Investments as it does not own a majority voting interest in any such funds or is not the primary beneficiary of such funds.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

The following tables summarize the Company’s PE Investments as of December 31, 2015 (dollars in millions):

PE Investment(1)	Initial Closing Date	NAV Reference Date(2)	Number of Funds	Purchase Price	Expected Future Funding(3)
PE Investment I	February 15, 2013	June 30, 2012	49	$282.1	$2
PE Investment III(4)	December 31, 2013	June 30, 2013	8	39.8	—
PE Investment IV	May 30, 2014	December 31, 2013	1	8.0	—
PE Investment V	July 1, 2014	September 30, 2013	3	12.0	—
PE Investment VI	July 30, 2014	June 30, 2014	20	90.2	1
PE Investment VII	August 15, 2014	December 31, 2013	14	54.9	—
PE Investment IX	October 2, 2014	March 31, 2014	11	217.7	2
PE Investment X	December 4, 2014	June 30, 2014	13	152.4	—
PE Investment XI	May 1, 2015	September 30, 2014	2	6.4	—
PE Investment XII	May 5, 2015	June 30, 2014	1	6.2	—
PE Investment XIII	May 22, 2015	December 31, 2014	11	441.1	3
PE Investment XIV(5)	September 9, 2015	December 31, 2014	15	50.2	50
PE Investment XV	November 12, 2015	December 31, 2014	1	60.0	—

Subtotal			149	1,421.0	$58

PE Investment II(6)	July 3, 2013	September 30, 2012	24	353.4	$243	(6)

Total			173(7)	$1,774.4

(1)	On August 19, 2014, the Company, through a subsidiary, entered into a joint venture with a third party to source and invest in real estate private equity funds. For the year ended December 31, 2015, PE Investment VIII has not made any investments.
(2)	Represents the net asset value (“NAV”) date on which the Company agreed to acquire the respective PE Investment.
(3)	Includes an estimated amount of expected future contributions to funds and any deferred purchase price as of December 31, 2015. The actual amount of future contributions underlying the fund interests that may be called and funded by the Company could vary materially from the Company’s expectations.
(4)	PE Investment III paid $39.8 million to the seller for all of the fund interests, or 50% of the June 30, 2013 NAV, and paid the remaining $39.8 million, or 50% of the June 30, 2013 NAV, in December 2015 to a third party.
(5)	PE Investment XIV paid $50.2 million to the seller for all of the fund interests, or 50% of the December 31, 2014 NAV, and will pay the remaining $47.8 million in equal installments one year and two years after the initial closing date, respectively. Such amount is included in other liabilities on the consolidated balance sheets.
(6)	In February 2016, the Company entered into an agreement to sell substantially all of its interest in PE Investment II for proceeds of $184.1 million, of which $145.1 million was received and the remaining is expected in March 2016 upon consent from the initial seller. In connection with the sale, the buyers will assume the Company’s $243 million portion of the deferred purchase price obligation of the PE Investment II joint venture upon consent of the PE II Seller.
(7)	The total number of funds includes 28 funds held across multiple PE Investments.

	Carrying Value		Year Ended December 31, 2015			Year Ended December 31, 2014
PE Investment(1)(6)	December 31, 2015	December 31, 2014	Income(2)(3)	Distributions	Contributions	Income(3)	Distributions	Contributions
PE Investment I(4)	$154.0	$218.6	$46.4	$88.7	$2.1	$66.1	$97.2	$1.1
PE Investment II(4)(5)	186.2	231.6	39.8	119.4	42.9	57.7	115.9	6.0
PE Investment III	26.8	51.0	1.9	26.3	0.2	5.7	25.6	0.3
PE Investment IV	7.6	7.8	1.3	1.5	—	0.8	0.9	—
PE Investment V	7.7	8.0	1.8	2.1	—	1.1	4.9	—
PE Investment VI	75.3	86.3	11.6	23.6	1.0	5.8	10.8	1.3
PE Investment VII	30.2	42.7	8.0	20.6	0.1	3.7	15.6	0.2
PE Investment IX	129.2	174.6	30.2	76.8	0.9	8.3	55.9	4.7
PE Investment X	128.5	141.4	20.8	34.0	0.5	1.6	12.7	0.2
PE Investment XI	4.2	—	0.7	1.4	—	—	—	—
PE Investment XII	2.6	—	0.4	4.0	0.1	—	—	—
PE Investment XIII	287.4	—	30.8	193.4	8.8	—	—	—
PE Investment XIV	55.2	—	3.1	42.7	0.4	—	—	—
PE Investment XV	6.8	—	1.3	5.4	2.5	—	—	—

Total(5)	$1,101.7	$962.0	$198.1	$639.9	$59.5	$150.8	$339.5	$13.8

(1)	On August 19, 2014, the Company, through a subsidiary, entered into a joint venture with a third party to source and invest in PE Investments. For the year ended December 31, 2015, PE Investment VIII has not made any investments.
(2)	Income is recorded gross of a current income tax expense of $11.8 million for the year ended December 31, 2015.
(3)	Recorded in equity in earnings on the consolidated statement of operations. The year ended December 31, 2014 includes a reclassification between equity in earnings and income tax expense of $16.8 million to conform with the current period presentation.
(4)	The Company recorded an unrealized loss of $33.2 million for the year ended December 31, 2015, of which $24.4 million, represented a partial reversal of an unrealized gain of $32.6 million recorded for the year ended December 31, 2014.
(5)	Contributions for the year ended December 31, 2015 represents a payment of our portion of the deferred purchase price for PE Investment II.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

(6)	As of December 31, 2015, cash flow is expected through June 30, 2024, with a weighted average expected remaining life of 1.5 years.

	Year Ended December 31, 2013
PE Investment	Income(1)	Distributions	Contributions
PE Investment I	$58.3	$130.2	$20.8
PE Investment II	30.5	104.9	11.6
PE Investment III	—	9.0	0.3

Total	$88.8	$244.1	$32.7

(1)	Recorded in equity in earnings in the consolidated statement of operations. The year ended December 31, 2013 includes a reclassification between equity in earnings and income tax expense of $6.2 million to conform with the current period presentation.

Unconsolidated PE Investments

PE Investment I

In February 2013, the Company completed the initial closing (“PE I Initial Closing”) of PE Investment I which owns a portfolio of limited partnership interests in real estate private equity funds managed by institutional-quality sponsors. Pursuant to the terms of the agreement, at the PE I Initial Closing, the full purchase price was funded, excluding future capital commitments. Accordingly, the Company funded $282.1 million and NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”) (together with the Company, the “NorthStar Entities”) funded $118.0 million. The NorthStar Entities have an aggregate ownership interest in PE Investment I of 51%, of which the Company owns 70.5%. The Company assigned its rights to the remaining 29.5% to a subsidiary of NorthStar Income. Teachers Insurance and Annuity Association of America (the “Class B Partner”) contributed its interests in 49 funds subject to the transaction in exchange for all of the Class B partnership interests in PE Investment I.

PE Investment I provides for all cash distributions on a priority basis to the NorthStar Entities as follows: (i) first, 85% to the NorthStar Entities and 15% to the Class B Partner until the NorthStar Entities receive a 1.5x multiple on all of their invested capital, including amounts funded in connection with future capital commitments; (ii) second, 15% to the NorthStar Entities and 85% to the Class B Partner until the Class B Partner receives a return of its then remaining June 30, 2012 capital; and (iii) third, 51% to the NorthStar Entities and 49% to the Class B Partner. All amounts paid to and received by the NorthStar Entities are based on each partner’s proportionate interest.

The Company guaranteed all of its funding obligations that may be due and owed under PE Investment I agreements directly to PE Investment I entities. The Company and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by the Company and NorthStar Income. The Company and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that is solely caused by the Company or NorthStar Income, as the case may be.

PE Investment II

In June 2013, the Company, NorthStar Income and funds managed by Goldman Sachs Asset Management (“Vintage Funds”) (each a “Partner”) formed joint ventures and entered into an agreement with Common Pension Fund E, a common trust fund created under New Jersey law (“PE II Seller”), to acquire a portfolio of limited partnership interests in 24 real estate private equity funds managed by institutional-quality sponsors. The aggregate reported NAV acquired was $910.0 million as of September 30, 2012. In February 2016, the Company entered in an agreement to sell substantially all of its interest in PE Investment II for proceeds of $184.1 million, of which $145.1 million was received with the remaining expected in March 2016 upon consent from PE II Seller. In connection with the sale, the buyers, including NorthStar Income, will assume the Company’s $243 million portion of the deferred purchase price obligation of the PE Investment II joint venture upon receiving such consent.

6. Investments in Unconsolidated Ventures

The following is a description of investments in unconsolidated ventures. The investments in RXR Realty LLC (“RXR Realty”), Aerium Group (“Aerium”) and SteelWave, LLC (formerly known as Legacy Partners Commercial, LLC) (“SteelWave”) are accounted for at fair value due to the election of the fair value option (refer to Note 14). The investments in the NSAM Sponsored Companies (as defined below) were accounted for under the equity method prior to the NSAM Spin-off and are accounted for under the cost method subsequent to the NSAM Spin-off. All other investments in unconsolidated ventures are accounted for under the equity method.

The following table summarizes the Company’s investments in unconsolidated ventures as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 (dollars in millions):

		Carrying Value		Equity in Earnings (Losses)
	Ownership Interest	December 31,		Years Ended December 31,
Investment		2015	2014	2015	2014	2013
RXR Realty(1)	27%	$89.3	$90.0	$16.0	$8.0	$—
Aerium(2)	15%	16.5	62.8	1.3	2.5	—
LandCap(3)	49%	7.7	10.8	0.8	0.7	0.5
SteelWave(4)	40%	6.8	5.0	1.9	0.4	—
CS/Federal(5)	50%	5.7	5.7	0.3	0.1	0.3
NSAM Sponsored Companies(6)	0.3% to 0.5%	14.0	11.5	0.3	0.3	0.6
NorthStar Realty Finance Trusts(7)	N/A	3.7	3.7	—	—	—
Multifamily Joint Venture(8)	90%	3.5	9.9	0.3	(0.3)	(0.7)
Other	Various	8.5	8.4	—	2.6	2.2

Total		$155.7	$207.8	$20.9	$14.3	$2.9

(1)	In December 2013, the Company entered into a strategic transaction with RXR Realty, a leading real estate owner, developer and investment management company focused on high-quality real estate in the New York Tri-State area. The Company’s equity interest in RXR Realty is structured so that NSAM is entitled to certain fees in connection with RXR Realty’s investment management business. Refer to Note 10. “Related Party Arrangements—NorthStar Asset Management Group—Management Agreement” for further disclosure.
(2)	Aerium is a pan-European real estate investment manager specializing in commercial real estate properties. The Company recorded an unrealized loss on its interest in Aerium of $40.4 million for the year ended December 31, 2015. The Company’s equity interest in Aerium is structured so that NSAM is entitled to certain fees in connection with Aerium’s asset management business. Refer to Note 10. “Related Party Arrangements—NorthStar Asset Management Group—Management Agreement” for further disclosure.
(3)	In October 2007, the Company entered into a joint venture with Whitehall Street Global Real Estate Limited Partnership 2007 (“Whitehall”) to form LandCap Partners and LandCap LoanCo. (collectively referred to as “LandCap”). The joint venture is managed by a third-party management group. The Company and Whitehall agreed to no longer provide additional new investment capital in the LandCap joint venture.
(4)	In September 2014, the Company entered into an investment with SteelWave, a real estate investment manager, owner and operator with a portfolio of commercial assets focused in key markets in the western United States.
(5)	CS Federal Drive, LLC (“CS/Federal”) owns three adjacent class A office/flex buildings in Colorado. The properties were acquired for $54.3 million and were financed with two separate non-recourse mortgages totaling $38.0 million and the remainder in cash. The mortgages matured on February 11, 2016 and the Company is currently in negotiations with the lender. The mortgages have a fixed interest rate of 5.51% and 5.46%, respectively.
(6)	Affiliates of NSAM also manage the Company’s previously sponsored companies: NorthStar Income, NorthStar Healthcare and NorthStar Real Estate Income II, Inc. (“NorthStar Income II”) and together with any new sponsored company (herein collectively referred to as the “NSAM Sponsored Companies”).
(7)	The Company owns all of the common stock of NorthStar Realty Finance Trusts I through VIII (collectively, the “Trusts”). The Trusts were formed to issue trust preferred securities. Refer to Note 17 for further disclosure.
(8)	In July 2013, the Company through a joint venture with a private investor, acquired a multifamily property with 498 units, located in Philadelphia, Pennsylvania for an aggregate purchase price of $41.0 million, including all costs, escrows and reserves. The property was financed with a non-recourse mortgage note of $29.5 million and the remainder in cash. In April 2015, the property obtained additional non-recourse financing of $7.0 million. Both financings mature on July 1, 2023 and have a weighted average fixed interest rate of 3.87%. The joint venture is exploring the sale of the property.

NSAM Sponsored Companies

The Company committed to purchase up to $10 million in shares of each of NSAM’s Sponsored Companies’ common stock during the two year period from when each offering was declared effective through the end of their respective offering period, in the event that NSAM Sponsored Companies’ distributions to its stockholders, on a quarterly basis, exceeds its modified funds from operations (as defined in accordance with the current practice guidelines issued by the Investment Program Association).

In connection with the Company’s commitment to purchase shares of the NSAM Sponsored Companies, the Company acquired an aggregate of $15.2 million of shares of NorthStar Income, NorthStar Healthcare and NorthStar Income II through December 31, 2015. In addition, pursuant to the management agreement with NSAM, the Company committed up to $10 million to invest as distribution support consistent with past practice in each future public non-traded NSAM Sponsored Company, up to a total of five new companies per year.

The Company has committed to invest as distribution support in the following NSAM Sponsored Companies:

•	NorthStar/RXR New York Metro Real Estate, Inc.—In October 2015, NorthStar/RXR New York Metro Real Estate, Inc. (“NorthStar/RXR New York Metro”) filed an amended registration statement with the SEC, seeking to offer an additional class of common shares related to its $2 billion public offering. In December 2015, the Company and RXR Realty satisfied NorthStar/RXR New York Metro’s minimum offering amount as a result of the purchase of 0.2 million shares of its common stock for an aggregate $2.0 million. NSAM began raising capital for NorthStar/RXR New York Metro in the beginning of 2016.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

•	NorthStar Corporate Fund—In October 2015, NorthStar Corporate Income Fund (“NorthStar Corporate Fund”) filed an amended registration statement on Form N-2 with the SEC seeking to raise up to $3 billion in a public offering of common stock. Subsequent to year end, NorthStar Corporate Fund was declared effective by the SEC and expects to begin raising capital in early 2016.

•	NorthStar Capital Fund—In October 2015, NorthStar Real Estate Capital Income Fund filed its registration statement on Form N-2 with the SEC seeking to raise up to $3 billion in a public offering of common stock.

•	NorthStar Corporate Investment—In June 2015, NorthStar Corporate Investment, Inc. confidentially submitted an amended registration statement on Form N-2 to the SEC seeking to raise up to $1 billion in a public offering of common stock.

Summarized Financial Information

The combined balance sheets for the unconsolidated ventures, including PE Investments and excluding unconsolidated ventures accounted for under the cost method, as of December 31, 2015 and 2014 are as follows (dollars in thousands):

	As of December 31,
	2015	2014
Assets
Total assets	$8,821,784	$6,067,438

Liabilities and equity
Total liabilities	$3,071,593	$3,045,171
Equity(1)	5,750,191	3,022,267

Total liabilities and equity	$8,821,784	$6,067,438

(1)	Includes non-controlling interest of $749.7 million and $944.7 million as of December 31, 2015 and 2014, respectively.

The combined statements of operations for the unconsolidated ventures, including PE Investments and excluding unconsolidated ventures accounted for under the cost method, from acquisition date through the three years ended December 31, 2015 are as follows (dollars in thousands):

	Years Ended December 31,
	2015(1)	2014	2013
Total revenues	$1,287,014	$907,519	$322,944
Net income	781,196	443,158	180,537

(1)	Includes summarized financial information for PE Investments for the nine months ended September 30, 2015, which is the most recent financial information available from the underlying funds.

NSAM Sponsored Companies and certain PE Investments, for which the Company has elected the fair value option, are accounted for under the cost method. As of December 31, 2015 and 2014 the aggregate carrying value of such cost method investments was $234 million and $288 million, respectively.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

7. Real Estate Securities, Available for Sale

The following table presents CRE securities as of December 31, 2015 (dollars in thousands):

				Cumulative Unrealized			Allocation by Investment Type(3)	Weighted Average Coupon	Weighted Average Yield(4)
	Number	Principal Amount(3)	Amortized Cost	Gains	(Losses)	Fair Value
Asset Type:
N-Star CDO bonds(1)(8)	26	$401,848	$194,908	$24,332	$(2,513)	$216,727	31.3%	1.98%	22.01%
N-Star CDO equity(5)(8)	4	71,003	71,003	1,290	(27,388)	44,905	5.5%	NA	12.41%
CMBS and other securities(6)	15	116,681	61,520	15,340	(21,295)	55,565	9.1%	2.15%	5.52%

Subtotal(2)	45	589,532	327,431	40,962	(51,196)	317,197	45.9%	2.01%	16.83%

CRE securities in N-Star CDOs(5)(7)
CMBS	123	538,205	398,343	31,244	(103,076)	326,511	41.9%	3.48%	10.13%
Third-party CDO notes	8	55,509	50,047	—	(43,362)	6,685	4.4%	0.01%	—%
Agency debentures	8	87,172	31,774	6,384	(842)	37,316	6.8%	—	4.57%
Unsecured REIT debt	1	8,000	8,285	691	—	8,976	0.6%	7.50%	5.88%
Trust preferred securities	2	7,225	7,225	—	(1,800)	5,425	0.4%	2.25%	2.32%

Subtotal	142	696,111	495,674	38,319	(149,080)	384,913	54.1%	2.80%	8.56%

Total	187	$1,285,643	$823,105	$79,281	$(200,276)	$702,110	100.0%	2.46%	11.85%

(1)	Excludes $142.9 million principal amount of N-Star CDO bonds payable that are eliminated in consolidation.
(2)	All securities are unleveraged. Subsequent to year end, the Company sold certain N-Star CDO bonds and CRE securities for $53.9 million of net proceeds.
(3)	Based on amortized cost for N-Star CDO equity and principal amount for remaining securities.
(4)	Based on expected maturity and for floating-rate securities, calculated using the applicable LIBOR as of December 31, 2015.
(5)	The fair value option was elected for these securities (refer to Note 14).
(6)	The fair value option was elected for $48.7 million carrying value of these securities (refer to Note 14).
(7)	Investments in the same securitization tranche held in separate CDO financing transactions are reported as separate investments.
(8)	As of December 31, 2015, excluding the sales of N-Star CDO bonds subsequent to year end, the weighted average remaining life of the N-Star CDO bonds and N-Star CDO equity is 2.0 years and 3.2 years, respectively.

The Company sponsored nine CDOs, three of which were primarily collateralized by CRE debt and six of which were primarily collateralized by CRE securities. The Company acquired equity interests of two CRE debt focused CDOs, the CSE RE 2006-A CDO (“CSE CDO”) and the CapLease 2005-1 CDO (“CapLease CDO”) sponsored by third parties. These CDOs are collectively referred to as the N-Star CDOs and their assets are referred to as legacy investments. All N-Star CDOs are considered VIEs (refer to Note 17). At the time of issuance of the sponsored CDOs, the Company retained the below investment grade bonds, which are referred to as subordinate bonds, and preferred shares and equity notes, which are referred to as equity interests. In addition, the Company repurchased CDO bonds originally issued to third parties at discounts to par. These repurchased CDO bonds and retained subordinate bonds are herein collectively referred to as N-Star CDO bonds.

In September 2015, N-Star CDO IV was liquidated and the third-party senior bondholders of N-Star CDO IV were re-paid in full. In connection with the liquidation, the Company purchased one CMBS for $5.8 million from N-Star CDO IV at fair value. Additionally, the Company received $41.0 million from its equity interest in N-Star CDO IV, resulting in a net realized gain of $9.4 million, a portion of which related to equity distributions that would have been received had N-Star CDO IV not been liquidated.

As of December 31, 2015, the Company’s CRE securities portfolio is comprised of N-Star CDO bonds and N-Star CDO equity and other securities which are predominantly conduit commercial mortgage-backed securities (“CMBS”), meaning each asset is a pool backed by a large number of commercial real estate loans. As a result, this portfolio is typically well-diversified by collateral type and geography. As of December 31, 2015, excluding the sales of CRE securities subsequent to year end, contractual maturities of CRE securities investments ranged from five months to 37 years, with a weighted average expected maturity of 3.6 years.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

The following table presents CRE securities as of December 31, 2014 (dollars in thousands):

				Cumulative Unrealized			Allocation by Investment Type(3)	Weighted Average Coupon	Weighted Average Yield(4)
	Number	Principal Amount(3)	Amortized Cost	Gains	Losses	Fair Value
Asset Type:
N-Star CDO bonds(1)	32	$461,974	$205,463	$58,116	$(1,270)	$262,309	30.1%	1.83%	24.13%
N-Star CDO equity(5)	5	137,143	137,143	522	(35,198)	102,467	8.9%	NA	18.21%
CMBS and other securities(6)	15	119,089	64,616	12,241	(24,934)	51,923	7.8%	2.48%	5.51%

Subtotal(2)	52	718,206	407,222	70,879	(61,402)	416,699	46.8%	1.97%	19.18%

CRE securities in N-Star CDOs(5)(7)
CMBS	144	636,035	458,186	50,432	(125,751)	382,867	41.5%	3.69%	9.96%
Third-party CDO notes	10	76,253	68,821	—	(45,603)	23,218	5.1%	0.26%	1.32%
Agency debentures	8	87,172	30,371	10,164	(6)	40,529	5.7%	—	4.56%
Unsecured REIT debt	1	8,000	8,396	955	—	9,351	0.5%	7.50%	5.88%
Trust preferred securities	2	7,225	7,225	—	(1,373)	5,850	0.4%	2.25%	2.32%

Subtotal	165	814,685	572,999	61,551	(172,733)	461,815	53.2%	3.00%	8.48%

Total	217	$1,532,891	$980,221	$132,430	$(234,135)	$878,514	100.0%	2.57%	12.92%

(1)	Excludes $108.0 million principal amount of N-Star CDO bonds payable that are eliminated in consolidation.
(2)	All securities are unleveraged.
(3)	Based on amortized cost for N-Star CDO equity and principal amount for remaining securities.
(4)	Based on expected maturity and for floating-rate securities, calculated using the applicable LIBOR as of December 31, 2014.
(5)	The fair value option was elected for these securities (refer to Note 14).
(6)	The fair value option was elected for $42.6 million carrying value of these securities (refer to Note 14).
(7)	Investments in the same securitization tranche held in separate CDO financing transactions are reported as separate investments.

For the year ended December 31, 2015, proceeds from the sale of CRE securities was $95.7 million resulting in a net realized gain of $14.1 million. For the year ended December 31, 2014, proceeds from the sale of CRE securities was $94.8 million resulting in a net realized gain of $22.4 million. For the year ended December 31, 2013, proceeds from the sale of CRE securities was $224.0 million resulting in a net realized gain of $35.4 million, which includes proceeds related to the liquidation of N-Star CDO II.

CRE securities investments, not held in N-Star CDOs, include 28 securities for which the fair value option was not elected. As of December 31, 2015, the aggregate carrying value of these securities was $223.7 million, representing $21.9 million of accumulated net unrealized gains included in OCI. As of December 31, 2015, the Company held 23 securities with an aggregate carrying value of $111.9 million with an unrealized loss of $2.5 million, one of which was in an unrealized loss position for a period of greater than 12 months. Based on management’s quarterly evaluation, the Company recorded OTTI of $4.0 million and $1.6 million for the years ended December 31, 2015 and 2014, which was recorded in realized gain (loss) on investments and other in the consolidated statements of operations. As of December 31, 2015, the Company does not intend to sell these securities and it is more likely than not that the Company will not be required to sell these securities prior to recovery of its amortized cost basis, which may be at maturity.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

8. Borrowings

The following table presents borrowings as of December 31, 2015 and 2014 (dollars in thousands):

				December 31, 2015		December 31, 2014
	Recourse vs. Non- Recourse	Final Maturity	Contractual Interest Rate(1)(2)	Principal Amount	Carrying Value(3)	Principal Amount	Carrying Value(3)
Mortgage and other notes payable:(4)

Healthcare
East Arlington, TX	Non-recourse	May-17	5.89%	$3,101	$3,101	$3,157	$3,149
Ohio Portfolio	Non-recourse	Jan-19	LIBOR + 5.00%	19,948	18,848	20,230	19,999
Lancaster, OH	Non-recourse	Jan-19	LIBOR + 5.00%	2,261	2,261	2,442	2,396
Wilkinson Portfolio	Non-recourse	Jan-19	6.99%	147,076	147,076	150,024	149,147
Tuscola/Harrisburg, IL	Non-recourse	Jan-19	7.09%	7,268	7,268	7,412	7,342
Formation Portfolio(5)	Non-recourse	May-19(6)/ Jan-25	LIBOR + 4.25%(7)/ 4.54%	701,819	695,060	705,608	692,935
Minnesota Portfolio	Non-recourse	Nov-19	LIBOR + 3.50%	37,800	37,800	37,800	36,990
Griffin-American—U.K.(5)	Non-recourse	Dec-19(6)	LIBOR + 4.25%(7)	327,890	327,890	348,588	348,588
Griffin-American—U.S.—Fixed(5)	Non-recourse	Dec-19(6)/ Jun-25/Dec-35	4.68%	1,763,036	1,652,238	1,750,000	1,678,706
Griffin-American—U.S.—Floating(5)	Non-recourse	Dec-19(6)	LIBOR + 3.15%(7)	854,565	854,565	868,797	868,797
Wakefield Portfolio	Non-recourse	April-20	LIBOR + 4.00%	54,694	53,816	54,751	54,675
Healthcare Preferred(8)	Non-recourse	Jul-21	LIBOR + 7.75%	75,000	75,000	75,000	75,000
Indiana Portfolio(8)	Non-recourse	Sept-21	LIBOR + 4.50%	121,130	121,130	121,130	121,130

Subtotal Healthcare/weighted average			4.53%(7)	4,115,588	3,996,053	4,144,939	4,058,854

Hotel
Innkeepers Portfolio(5)	Non-recourse	Jun-19(6)	LIBOR + 3.39%(7)	840,000	837,137	840,000	830,322
K Partners Portfolio(5)	Non-recourse	Aug-19(6)	LIBOR + 3.25%(7)	211,681	210,660	211,681	208,905
Courtyard Portfolio(5)	Non-recourse	Oct-19(6)	LIBOR + 3.05%(7)	512,000	509,554	512,000	506,292
Inland Portfolio(5)	Non-recourse	Nov-19(6)	LIBOR + 3.60%(7)	817,000	811,927	817,000	806,287
NE Portfolio(5)	Non-recourse	Jun-20(6)	LIBOR + 3.85%(7)	132,250	130,824	—	—
Miami Hotel Portfolio(5)	Non-recourse	Jul-20(6)	LIBOR + 3.90%(7)	115,500	113,833	—	—

Subtotal Hotel/weighted average			3.73%(7)	2,628,431	2,613,935	2,380,681	2,351,806

Manufactured housing communities
Manufactured Housing Portfolio 3	—	—	—	—	—	297,428	296,856
Manufactured Housing Portfolio 1	—	—	—	—	—	236,900	233,096
Manufactured Housing Portfolio 2	—	—	—	—	—	639,909	631,874

Subtotal Manufactured housing communities				—	—	1,174,237	1,161,826

Net lease
Fort Wayne, IN	—	—	—	—	—	2,909	2,869
Columbus, OH	—	—	—	—	—	21,934	21,910
Keene, NH	—	—	—	—	—	6,105	6,090
EDS Portfolio	—	—	—	—	—	42,738	42,675
Green Pond, NJ	Non-recourse	Apr-16	5.68%	15,486	15,481	15,799	15,778
Aurora, CO	Non-recourse	Jul-16	6.22%	30,175	30,169	30,720	30,702
DSG Portfolio	Non-recourse	Oct-16	6.17%	30,481	30,428	31,126	31,006
Indianapolis, IN	Non-recourse	Feb-17	6.06%	25,674	25,663	26,151	26,129
Milpitas, CA	Non-recourse	Mar-17	5.95%	18,827	18,807	19,459	19,420
Fort Mill, SC	Non-recourse	Apr-17	5.63%	27,700	27,675	27,700	27,655
Fort Mill, SC—Mezzanine	Non-recourse	Apr-17	6.21%	663	663	1,079	1,079
Industrial Portfolio(5)	Non-recourse	Jul-17/ Dec-17	4.21%(7)	221,125	224,635	221,131	226,746
Salt Lake City, UT	Non-recourse	Sept-17	5.16%	12,646	12,555	13,181	13,037
South Portland, ME	Non-recourse	Jul-23	LIBOR + 2.15%(7)	3,241	3,190	3,597	3,534

Subtotal Net lease/weighted average			4.91%(7)	386,018	389,266	463,629	468,630

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

				December 31, 2015		December 31, 2014
	Recourse vs. Non- Recourse	Final Maturity	Contractual Interest Rate(1)(2)	Principal Amount	Carrying Value(3)	Principal Amount	Carrying Value(3)
Multifamily(9)
Memphis, TN	—	—	—	—	—	39,600	39,040
Southeast Portfolio	—	—	—	—	—	158,417	156,751
Scottsdale, AZ	—	—	—	—	—	46,538	45,905

Subtotal Multifamily				—	—	244,555	241,696

Multi-tenant Office
Legacy Properties(5)	Non-recourse	Nov-19/ Feb-20(6)	LIBOR + 2.15%(7)	112,988	111,266	45,584	44,697

Subtotal Multi-tenant Office				112,988	111,266	45,584	44,697

Other
Secured borrowing	Non-recourse	May-23	LIBOR + 1.60%	54,056	54,056	—	—

Subtotal Other				54,056	54,056	—	—

Subtotal Mortgage and other notes payable(4)				7,297,081	7,164,576	8,453,625	8,327,509

Credit facilities and term borrowings:(10)
Corporate Revolver(11)	Recourse	Aug-17	LIBOR + 3.50%(7)	165,000	165,000	215,000	215,000
Corporate Term Borrowing	Recourse	Sept-17	4.60% / 4.55%(12)	425,000	417,039	425,000	412,717
Loan Facility	—	—	—	—	—	14,850	14,527
Loan Facility 1	Partial Recourse(13)	Mar-18(6)	2.95%(7)	72,053	70,665	77,930	76,515

Subtotal Credit facilities and term borrowings				662,053	652,704	732,780	718,759

CDO bonds payable:
N-Star I	Non-recourse	Aug-38	7.01%	10,869	10,814	15,020	14,504
N-Star IX	Non-recourse	Aug-52	LIBOR + 0.48%(7)	425,622	296,787	545,939	375,564

Subtotal CDO bonds payable—VIE				436,491	307,601	560,959	390,068

Securitization bonds payable:
Securitization 2012-1	—	—	—	—	—	41,831	41,746

Subtotal Securitization financing transaction				—	—	41,831	41,746

Exchangeable senior notes:
7.25% Notes	Recourse	Jun-27	7.25%	12,955	12,955	12,955	12,955
8.875% Notes	Recourse	Jun-32	8.875%	1,000	967	1,000	947
5.375% Notes	Recourse	Jun-33	5.375%	17,405	15,116	31,633	27,106

Subtotal Exchangeable senior notes				31,360	29,038	45,588	41,008

Junior subordinated notes:(14)
Trust I	Recourse	Mar-35	LIBOR + 3.25%(7)	41,240	29,033	41,240	32,992
Trust II	Recourse	Jun-35	LIBOR + 3.25%(7)	25,780	18,152	25,780	20,753
Trust III	Recourse	Jan-36	7.81%	41,238	27,003	41,238	32,784
Trust IV	Recourse	Jun-36	7.95%	50,100	33,446	50,100	39,830
Trust V	Recourse	Sept-36	LIBOR + 2.70%(7)	30,100	18,978	30,100	21,823
Trust VI	Recourse	Dec-36	LIBOR + 2.90%(7)	25,100	16,348	25,100	18,700
Trust VII	Recourse	Apr-37	LIBOR + 2.50%(7)	31,459	18,960	31,459	22,492
Trust VIII	Recourse	Jul-37	LIBOR + 2.70%(7)	35,100	21,973	35,100	25,798

Subtotal Junior subordinated notes				280,117	183,893	280,117	215,172

Subtotal				8,707,102	8,337,812	10,114,900	9,734,262

Borrowings of properties, held for sale:(4)
EDS Portfolio(9)	Non-recourse	Oct-15	5.37%	41,742	41,742	—	—
Manufactured Housing Communities(9)	Non-recourse	Dec-21—Dec-25	4.32%(7)	1,274,643	1,262,726	—	—
Multifamily(9)	Non-recourse	Apr-23—Jul-23	4.08%(7)	249,709	247,019	—	—
Senior Housing Portfolio(9)	Non-recourse	May-25	4.17%	648,211	644,486	—	—

Subtotal Borrowings of properties, held for sale				2,214,305	2,195,973	—	—

Grand Total				$10,921,407	$10,533,785	$10,114,900	$9,734,262

(1)	Refer to Note 15 for further disclosure regarding derivative instruments which are used to manage interest rate exposure.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

(2)	For borrowings with a contractual interest rate based on LIBOR, represents three-month LIBOR for the Wakefield Portfolio and one-month LIBOR for the other borrowings.
(3)	Carrying value represents fair value with respect to CDO bonds payable and junior subordinated notes due to the election of the fair value option (refer to Note 14) and amortized cost, net of deferred financing costs for the other borrowings.
(4)	Mortgage and other notes payable are subject to customary non-recourse carveouts.
(5)	An aggregate principal amount of $6.6 billion is comprised of 22 senior mortgage notes totaling $5.1 billion and 16 mezzanine mortgage notes totaling $1.5 billion.
(6)	Represents final maturity taking into consideration the Company’s extension options.
(7)	Contractual interest rate represents a weighted average. For borrowings with variable interest rates, the weighted average includes the current LIBOR as of December 31, 2015.
(8)	Represents borrowings in N-Star CDOs.
(9)	The Company’s EDS Portfolio, manufactured housing portfolios, multifamily portfolio and Senior Housing Portfolio are classified as held for sale and associated borrowings are expected to be assumed by a buyer, and therefore, classified as liabilities of assets held for sale. In October 2015, the mortgage matured for the EDS Portfolio and the Company is currently in negotiations with the lender and is expected to give the property back to the lender.
(10)	The difference between principal amount and carrying value, if any, represents deferred financing costs.
(11)	Secured by collateral relating to a borrowing base comprised primarily of unlevered CRE debt, net lease and securities investments with a carrying value of $666.6 million as of December 31, 2015.
(12)	Represents the respective fixed rate applicable to each borrowing under the Corporate Term Borrowing.
(13)	Recourse solely with respect to certain types of loans as defined in the governing documents.
(14)	Junior subordinated notes Trust II had a fixed interest rate through December 31, 2015 when it changed to floating rate. Trusts III and IV have a fixed interest rate until January 30, 2016 and June 30, 2016, respectively, when the rate will change to floating and reset quarterly to three-month LIBOR plus 2.83% to 2.80%, respectively.

The following table presents a reconciliation of principal amount to carrying value of the Company’s mortgage and other notes payable by asset class as of December 31, 2015 and 2014 (dollars in thousands):

	December 31, 2015				December 31, 2014
Asset Class:	Principal Amount	Discount (Premium), Net	Deferred Financing Costs, Net	Carrying Value	Principal Amount	Discount (Premium), Net	Deferred Financing Costs, Net	Carrying Value
Healthcare	$4,115,588	$12,801	$(132,336)	$3,996,053	$4,144,939	$(4,650)	$(81,435)	$4,058,854
Hotel	2,628,431	—	(14,496)	2,613,935	2,380,681	—	(28,875)	2,351,806
Manufactured housing	—	—	—	—	1,174,237	2,288	(14,699)	1,161,826
Net lease	386,018	4,389	(1,141)	389,266	463,629	6,940	(1,939)	468,630
Multifamily	—	—	—	—	244,555	—	(2,859)	241,696
Multi-tenant office	112,988	—	(1,722)	111,266	45,584	—	(887)	44,697
Other	54,056	—	—	54,056	—	—	—	—

Total	$7,297,081	$17,190	$(149,695)	$7,164,576	$8,453,625	$4,578	$(130,694)	$8,327,509

The following table presents scheduled principal on borrowings, based on final maturity as of December 31, 2015 (dollars in thousands):

	Total	Mortgage and Other Notes Payable	CDO Bonds Payable	Credit Facilities and Term Borrowings	Exchangeable Senior Notes(1)	Junior Subordinated Notes	Borrowings of Properties, Held for Sale
Years ending December 31:
2016	$143,155	$87,534	$—	$—	$—	$—	$55,621
2017	926,647	317,896	—	590,000	—	—	18,751
2018	124,801	11,154	—	72,053	12,955	—	28,639
2019	5,960,320	5,923,761	—	—	—	—	36,559
2020	389,906	350,510	—	—	1,000	—	38,396
Thereafter	3,376,578	606,226	436,491	—	17,405	280,117	2,036,339

Total	$10,921,407	$7,297,081	$436,491	$662,053	$31,360	$280,117	$2,214,305

(1)	The 7.25% Notes, 8.875% Notes and 5.375% Notes have a final maturity date of June 15, 2027, June 15, 2032 and June 15, 2033, respectively. The above table reflects the holders’ repurchase rights which may require the Company to repurchase the 7.25% Notes, 8.875% Notes and 5.375% Notes on June 15, 2017, June 15, 2019 and June 15, 2023, respectively.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Credit Facilities and Term Borrowings

Corporate Borrowings

In August 2014, the Company obtained a corporate revolving credit facility (as amended, the “Corporate Revolver”) with certain commercial bank lenders, with a three-year term. The Corporate Revolver is secured by collateral relating to a borrowing base and guarantees by certain subsidiaries of the Company. In May 2015, the Company amended and restated the Corporate Revolver to substitute the Operating Partnership as the borrower, with the Company becoming a guarantor. The Operating Partnership must maintain at least $25.0 million of minimum liquidity based on the sum of unrestricted cash or cash equivalents and undrawn availability during the term of the Corporate Revolver. In February 2016, the Company amended the agreement and decreased the aggregate amount of the revolving commitment to $250 million, subject to certain conditions. Subsequent to year end, the Corporate Revolver was repaid and there is currently no outstanding balance.

In September 2014, the Company entered into a corporate term borrowing agreement (as amended, the “Corporate Term Borrowing”) with a commercial bank lender to establish term borrowings. In March 2015, the Company amended and restated the Corporate Term Borrowing to substitute the Operating Partnership as the borrower, with the Company becoming a guarantor. Borrowings may be prepaid at any time subject to customary breakage costs. In September and December 2014, the Company entered into a credit agreement providing for a term borrowing under the Corporate Term Borrowing in a principal amount of $275.0 million and $150.0 million, respectively, with a fixed interest rate of 4.60% and 4.55%, respectively, with each maturing on September 19, 2017. There is no available financing remaining under the Corporate Term Borrowing.

The Corporate Revolver and the Corporate Term Borrowing and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. As of December 31, 2015, the Company was in compliance with all of its financial covenants.

Loan Facility

In March 2013, a subsidiary of the Company entered into a master repurchase agreement (“Loan Facility 1”) of $200.0 million to finance first mortgage loans and senior interests secured by commercial real estate. In connection with Loan Facility 1, the Company entered into a guaranty agreement under which the Company guaranteed certain of the obligations under Loan Facility 1. Loan Facility 1 and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, the Company must maintain at least $20.0 million in unrestricted cash or cash equivalents at all times during the term of Loan Facility 1. In addition, the Company has agreed to guarantee certain customary obligations under Loan Facility 1 if the Company or an affiliate of the Company engage in certain customary bad acts. As of December 31, 2015, the Company was in compliance with all of its financial covenants.

Currently, the Company has $38.8 million carrying value of loans financed with $25.2 million on Loan Facility 1.

During the initial term, Loan Facility 1 acts as a revolving credit facility that can be paid down as assets repay or are sold and re-drawn upon for new investments.

Senior Notes

In March 2014, $172.5 million principal amount of the 7.50% Notes were exchanged for $481.1 million principal amount of senior notes that matured on September 30, 2014 (the “2014 Senior Notes”). In connection with this exchange, the Company recorded a loss of $22.4 million in realized gain (loss) on investments and other in the consolidated statements of operations. On September 30, 2014, the Company repaid the 2014 Senior Notes in cash, including interest, in the amount of $488.3 million.

In July 2015, NorthStar Europe issued $340 million principal amount of 4.625% senior notes due December 2016 (“NRE Senior Notes”). The Company received aggregate net proceeds of $331 million, after deducting the underwriters’ discount and other expenses. NorthStar Europe loaned the Company the net proceeds from the issuance of the NRE Senior Notes, which were used for general corporate purposes, including, among other things, the funding of acquisitions, including the Trianon Tower and the repayment of the Company’s borrowings. The NRE Senior Notes are senior unsubordinated and unsecured obligations of NorthStar Europe and were deemed repaid upon completion of the NRE Spin-off. The Company and the Operating Partnership continue to guarantee payments on the NRE Senior Notes subsequent to the NRE Spin-off.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Exchangeable Senior Notes

In 2007, the Company issued $172.5 million of 7.25% exchangeable senior notes (“7.25% Notes”) which were offered in accordance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), of which $13.0 million remains outstanding as of December 31, 2015. The 7.25% Notes may be exchangeable upon the occurrence of specified events, and at any time on or after June 15, 2017, and prior to the close of business on the second business day immediately preceding the maturity date, into cash or common stock of the Company, or a combination thereof, if any, at the Company’s option. The exchange price as of December 31, 2015 was $24.14 per share.

In 2012, the Company issued $82.0 million of 8.875% exchangeable senior notes (“8.875% Notes”) which were offered in accordance with Rule 144A, of which $1.0 million remains outstanding as of December 31, 2015. The 8.875% Notes may be exchangeable upon the occurrence of specified events, and at any time on or after June 15, 2019, and prior to the close of business on the second business day immediately preceding the maturity date, into cash or common stock of the Company, or a combination thereof, if any, at the Company’s option. The exchange price as of December 31, 2015 was $8.10 per share.

In 2013, the Company issued $345.0 million of 5.375% exchangeable senior notes (“5.375% Notes”) which were offered in accordance with Rule 144A, of which $17.4 million remains outstanding as of December 31, 2015. The 5.375% Notes may be exchangeable upon the occurrence of specified events, and at any time on or after June 15, 2023, and prior to the close of business on the second business day immediately preceding the maturity date, into cash or common stock of the Company, or a combination thereof, if any, at the Company’s option. The exchange price as of December 31, 2015 was $13.67 per share. In 2015, $14.2 million principal amount of 5.375% Notes were exchanged for 0.8 million shares of common stock, after giving effect to the Reverse Split. In connection with these conversions, the Company recorded a loss of $1.3 million in realized gain (loss) on investments and other in the consolidated statements of operations for the year ended December 31, 2015. In January 2016, $0.6 million principal amount of the 5.375% Notes were exchanged for 0.1 million shares of common stock.

All of the Company’s outstanding exchangeable senior notes contain unconditional guarantees by the Company on an unsecured and unsubordinated basis.

The following table presents the components of outstanding exchangeable senior notes as of December 31, 2015 and 2014 (dollars in thousands):

	December 31, 2015			December 31, 2014
	Principal Amount	Unamortized Discount(1)	Carrying Value	Principal Amount	Unamortized Discount	Carrying Value
7.25% Notes	$12,955	$—	$12,955	$12,955	$—	$12,955
8.875% Notes	1,000	(33)	967	1,000	(53)	947
5.375% Notes	17,405	(2,289)	15,116	31,633	(4,527)	27,106

Total	$31,360	$(2,322)	$29,038	$45,588	$(4,580)	$41,008

(1)	The remaining amortization period for the 8.875% Notes and 5.375% Notes is 3.5 years and 7.5 years, respectively.

As of December 31, 2015 and 2014, the aggregate carrying value of the equity components of the exchangeable senior notes is $13.5 million and $23.7 million, respectively, which is recorded as a component of additional paid-in capital. The following table presents the components of interest expense related to outstanding exchangeable senior notes for the years ended December 31, 2015, 2014 and 2013 (dollars in thousands):

	Interest and Amortization Expense
Years Ended	Interest Expense	Amortization Expense(1)	Total Interest Expense
2015	$1,998	$275	$2,273
2014	15,812	7,542	23,354
2013	32,475	8,416	40,891

(1)	The effective interest rate of the 8.875% Notes and 5.375% Notes was 9.8% and 6.5% for the year ended December 31, 2015, respectively.

9. Spin-offs

Spin-off of Asset Management Business

Upon completion of the NSAM Spin-off, the asset management business of the Company is owned and operated by NSAM and the Company is externally managed by an affiliate of NSAM through a management contract with an initial term of 20 years.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Subsequent to the NSAM Spin-off, the Company continues to operate its CRE debt origination business. Most of the employees of the Company at the time of the NSAM Spin-off became employees of NSAM and executive officers, employees engaged in the Company’s loan origination business at the time of the NSAM Spin-off and certain other employees became co-employees of both the Company and NSAM. In connection with the NSAM Spin-off, the advisory agreements between the Company and each of the NSAM Sponsored Companies were terminated and affiliates of NSAM entered into new advisory agreements with each of the NSAM Sponsored Companies on substantially the same terms as those in effect at the time of the NSAM Spin-off.

Spin-off of European Real Estate Business

On October 31, 2015, the Company completed the NRE Spin-off into a separate publicly-traded REIT, NorthStar Europe, in the form of the NRE Distribution. In connection with the NRE Distribution, each of the Company’s common stockholders received shares of NorthStar Europe’s common stock on a one-for-six basis, before giving effect to the Reverse Split. The Company contributed to NorthStar Europe approximately $2.6 billion of European real estate, at cost (excluding the Company’s European healthcare properties), comprised of 52 properties spanning across some of Europe’s top markets and $250 million of cash. NSAM manages NorthStar Europe pursuant to a long-term management agreement, on substantially similar terms as the Company’s management agreement with NSAM.

In connection with the NRE Spin-off, $2.8 billion of assets were transferred and $1.9 billion of liabilities were assumed by NRE. Such transaction costs were expensed by NRE upon completion of the spin-off and included legal, accounting, tax and other professional services and relocation and start-up costs. As of December 31, 2014, the carrying value of the assets and liabilities classified as assets and liabilities of discontinued operations related to NorthStar Europe and consisted of the following (dollars in thousands):

Assets
Operating real estate, net	$89,288
Investment related deposits	58,647
Other assets	10,598

Total assets	$158,533

Liabilities
Mortgage and other notes payable	$75,562
Other liabilities	3,950

Total liabilities	79,512

Equity
NorthStar Europe stockholders’ equity	77,812
Non-controlling interests	1,209

Total equity	79,021

Total liabilities and equity	$158,533

Summary

The following table presents a carve-out of revenues and expenses associated with NSAM and NRE and included in discontinued operations in the Company’s consolidated statements of operations (dollars in thousands):

	Years Ended December 31,
NSAM	2015(1)	2014(2)	2013(2)
Total revenues(3)	$—	$56,013	$89,938
Total expenses(4)	—	63,216	90,343

NSAM income (loss) in discontinued operations	—	(7,203)	(405)

NorthStar Europe
Total revenues	89,600	1,647	—
Total expenses(5)(6)	205,406	38,050	—
Unrealized gain (loss) on investments and other	(10,812)	—	—
Realized gain (loss) on investments and other	5	(170)	—

Income (loss) before income tax benefit (expense) provision	(126,613)	(36,573)	—

Income tax benefit (expense)	18,070	—	—

NRE income (loss) in discontinued operations	(108,543)	(36,573)	—
Income (loss) from operating real estate in discontinued operations(6)	(11)	(925)	(8,356)

Total income (loss) from discontinued operations	$(108,554)	$(44,701)	$(8,761)

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

(1)	Represents ten months of total revenues and expenses of NorthStar Europe included in discontinued operations prior to the NRE Spin-off on October 31, 2015.
(2)	Represents six months of total revenues and expenses of NSAM included in discontinued operations prior to the NSAM Spin-off on June 30, 2014 and a full year of activity for 2013.
(3)	Includes asset management and other fee income from NSAM Sponsored Companies earned prior to the NSAM Spin-off and selling commissions and dealer manager fees earned by selling equity in the NSAM Sponsored Companies through NorthStar Securities. Additionally, revenues exclude the effect of any fees that NSAM began earning in connection with the management agreement with the Company upon completion of the NSAM Spin-off.
(4)	Includes an allocation of indirect expenses of the Company to NSAM related to managing the NSAM Sponsored Companies and owning NorthStar Securities, including salaries, equity-based compensation and other general and administrative expenses (primarily occupancy and other costs) based on an estimate had the asset management business been run as an independent entity.
(5)	Includes $109.5 million and $27.5 million of transaction costs related to acquisitions for the years ended December 31, 2015 and 2014, respectively.
(6)	Includes $42.4 million and $0.5 million of depreciation and amortization for the years ended December 31, 2015 and 2014, respectively.
(7)	Represents an asset held for sale as of December 31, 2014 which was given back to the lender in 2015.

The following table presents certain data for operating real estate of discontinued operations related to NorthStar Europe and NSAM (dollars in thousands):

	Years Ended December 31,
	2015(1)	2014	2013
Depreciation and amortization	$42,431	$1,378	$1,390
Amortization of equity-based compensation(1)	—	13,745	5,177
Unrealized gain (loss) on investments and other	(10,812)	—	—
Realized gain (loss) on investments and other	5	(170)	—
Acquisition of operating real estate	1,873,607	94,169	—
Improvements of operating real estate	1,286	82	—

(1)	Represents an allocation to NSAM prior to the NSAM Spin-off for the six months ended June 30, 2014 and a full year for 2013.

10. Related Party Arrangements

NorthStar Asset Management Group

Management Agreement

Upon completion of the NSAM Spin-off, the Company entered into a management agreement with an affiliate of NSAM for an initial term of 20 years, which automatically renew for additional 20-year terms each anniversary thereafter unless earlier terminated. As asset manager, NSAM is responsible for the Company’s day-to-day operations, subject to the supervision of the Company’s board of directors. Through its global network of subsidiaries and branch offices, NSAM performs services and engages in activities relating to, among other things, investments and financing, portfolio management and other administrative services, such as accounting and investor relations, to the Company and its subsidiaries other than the Company’s CRE loan origination business. The management agreement with NSAM provides for a base management fee and incentive fee. The management contract with NSAM commenced on July 1, 2014, and as such, there were no management fees incurred for the six months ended June 30, 2014 and year ended December 31, 2013.

In connection with the NRE Spin-off, NorthStar Europe entered into a management agreement with NSAM with an initial term of 20 years on terms substantially consistent with the terms of the Company’s management agreement with NSAM. The Company’s management agreement with NSAM was amended and restated in connection with the NRE Spin-off to, among other things, adjust the annual base management fee and incentive fee hurdles for the NRE Spin-off.

Base Management Fee

For the year ended December 31, 2015, the Company incurred $190.0 million related to the base management fee. As of December 31, 2015, $47.4 million is recorded in due to related party on the consolidated balance sheets. For the six months ended December 31, 2014, the Company incurred $79.4 million related to the base management fee. The base management fee to NSAM will increase subsequent to December 31, 2015 by an amount equal to 1.5% per annum of the sum of:

•	cumulative net proceeds of all future common equity and preferred equity issued by the Company;

•	equity issued by the Company in exchange or conversion of exchangeable notes based on the stock price at the date of issuance;

•	any other issuances by the Company of common equity, preferred equity or other forms of equity, including but not limited to LTIP Units in our Operating Partnership (excluding units issued to the Company and equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and

•	cumulative cash available for distribution (“CAD”) of the Company in excess of cumulative distributions paid on common stock, LTIP units or other equity awards beginning the first full calendar quarter after the NSAM Spin-off.

Additionally, the Company’s equity interest in RXR Realty and Aerium is structured so that NSAM is entitled to the portion of distributable cash flow from each investment in excess of the $10 million minimum annual base amount.

Incentive Fee

For the year ended December 31, 2015 and the six months ended December 31, 2014, the Company incurred $8.7 million and $3.3 million, respectively, related to the incentive fee. The incentive fee is calculated and payable quarterly in arrears in cash, equal to:

•	the product of: (a) 15% and (b) the Company’s CAD before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, when such amount is in excess of $0.68 per share and up to $0.78 per share, after giving effect to the Reverse Split and the NRE Spin-off (“15% Hurdle”); plus

•	the product of: (a) 25% and (b) the Company’s CAD before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, when such amount is in excess of $0.78 per share, after giving effect to the Reverse Split and the NRE Spin-off (“25% Hurdle”);

•	multiplied by the Company’s weighted average shares outstanding for the calendar quarter.

In addition, NSAM may also earn an incentive fee from the Company’s healthcare investments in connection with NSAM’s Healthcare Strategic Partnership (refer to below).

Weighted average shares represents the number of shares of the Company’s common stock, LTIP Units or other equity-based awards (with some exclusions), outstanding on a daily weighted average basis. With respect to the base management fee, all equity issuances are allocated on a daily weighted average basis during the fiscal quarter of issuance. With respect to the incentive fee, such amounts will be appropriately adjusted from time to time to take into account the effect of any stock split, reverse stock split, stock dividend, reclassification, recapitalization or other similar transaction.

Additional Management Agreement Terms

If the Company were to spin-off any asset or business in the future, such entity would be managed by NSAM on terms substantially similar to those set forth in the management agreement between the Company and NSAM. The management agreement further provides that the aggregate base management fee in place immediately after any future spin-off will not be less than the aggregate base management fee in place at the Company immediately prior to such spin-off.

The Company’s management agreement with NSAM provides that in the event of a change of control of NSAM or other event that could be deemed an assignment of the management agreement, the Company will consider such assignment in good faith and not unreasonably withhold, condition or delay our consent. The management agreement further provides that the Company anticipate consent would be granted for an assignment or deemed assignment to a party with expertise in commercial real estate and $10 billion of assets under management. The management agreement also provides that, notwithstanding anything in the agreement to the contrary, to the maximum extent permitted by applicable law, rules and regulations, in connection with any merger, sale of all or substantially all of the assets, change of control, reorganization, consolidation or any similar transaction of us or NSAM, directly or indirectly, the surviving entity will succeed to the terms of the management agreement.

Payment of Costs and Expenses and Expense Allocation

The Company is responsible for all of its direct costs and expenses and will reimburse NSAM for costs and expenses incurred by NSAM on its behalf. In addition, NSAM may allocate indirect costs to the Company related to employees, occupancy and other general and administrative costs and expenses in accordance with the terms of, and subject to the limitations contained in, the Company’s management agreement with NSAM (the “G&A Allocation”). The Company’s management agreement with NSAM provides that the amount of the G&A Allocation will not exceed the following: (i) 20% of the combined total of: (a) the Company’s and NorthStar Europe’s (the “NorthStar Listed Companies”) general and administrative expenses as reported in their consolidated financial statements excluding (1) equity-based compensation expense, (2) non-recurring items, (3) fees payable to NSAM under the terms of the applicable management agreement and (4) any allocation of expenses to the NorthStar Listed Companies (“NorthStar Listed Companies’ G&A”); and (b) NSAM’s general and administrative expenses as reported in its consolidated financial

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

statements, excluding equity-based compensation expense and adding back any costs or expenses allocated to any managed company of NSAM; less (ii) the NorthStar Listed Companies’ G&A. The G&A Allocation may include the Company’s allocable share of NSAM’s compensation and benefit costs associated with dedicated or partially dedicated personnel who spend all or a portion of their time managing the Company’s affairs, based upon the percentage of time devoted by such personnel to the Company’s affairs. The G&A Allocation may also include rental and occupancy, technology, office supplies, travel and entertainment and other general and administrative costs and expenses also allocated based on the percentage of time devoted by personnel to the Company’s affairs. In addition, the Company will pay directly or reimburse NSAM for an allocable portion of any severance paid pursuant to any employment, consulting or similar service agreements in effect between NSAM and any of its executives, employees or other service providers.

In connection with the NRE Spin-off and the related agreements, the NorthStar Listed Companies’ obligations to reimburse NSAM for the G&A Allocation and any severance are shared among the NorthStar Listed Companies, at NSAM’s discretion, and the 20% cap on the G&A Allocation, as described above, applies on an aggregate basis to the NorthStar Listed Companies. NSAM currently determined to allocate these amounts based on assets under management.

For the year ended December 31, 2015 and the six months ended December 31, 2014, NSAM allocated $10.0 million, of which $1.4 million is recorded in discontinued operations related to NorthStar Europe, and $5.2 million, respectively, to the Company. As of December 31, 2015, $6.5 million is recorded in due to related party on the consolidated balance sheets.

In addition, the Company, together with NorthStar Europe and any company spun-off from the Company or NorthStar Europe, will pay directly or reimburse NSAM for up to 50% of any long-term bonus or other compensation that NSAM’s compensation committee determines shall be paid and/or settled in the form of equity and/or equity-based compensation to executives, employees and service providers of NSAM during any year. Subject to this limitation and limitations contained in any applicable management agreement between NSAM and NorthStar Europe or any company spun-off from the Company or NorthStar Europe, the amount paid by the Company, NorthStar Europe and any company spun-off from the Company or NorthStar Europe will be determined by NSAM in its discretion. At the discretion of NSAM’s compensation committee, this compensation may be granted in shares of the Company’s restricted stock, restricted stock units, LTIP Units or other forms of equity compensation or stock-based awards; provided that if at any time a sufficient number of shares of the Company’s common stock are not available for issuance under the Company’s equity compensation plan, such compensation shall be paid in the form of RSUs, LTIP Units or other securities that may be settled in cash. The Company’s equity compensation for each year may be allocated on an individual-by-individual basis at the discretion of the NSAM compensation committee and, as long as the aggregate amount of the equity compensation for such year does not exceed the limits set forth in the management agreement, the proportion of any particular individual’s equity compensation may be greater or less than 50%.

The Company was responsible for paying approximately 50% of the 2014 long-term bonuses earned under the NorthStar Asset Management Group Inc. Executive Incentive Bonus Plan (“NSAM Bonus Plan”). Long-term bonuses were paid to executives in the form of equity-based awards of both the Company and NSAM, subject to performance-based and time-based vesting conditions over the four-year performance period from January 1, 2014 through December 31, 2017. The long-term bonuses paid in the form of equity-based awards of the Company were adjusted for the NRE Spin-off and Reverse Split in the same manner as all other equity-based awards of the Company.

Investment Opportunities

Under the management agreement, the Company agreed to make available to NSAM for the benefit of NSAM and its managed companies, including the Company, all investment opportunities sourced by the Company. NSAM agreed to fairly allocate such opportunities among NSAM’s managed companies, including the Company and NSAM in accordance with an investment allocation policy. Pursuant to the management agreement, the Company is entitled to fair and reasonable compensation for its services in connection with any loan origination opportunities sourced by the Company, which may include first mortgage loans, subordinate mortgage interests, mezzanine loans and preferred equity interests, in each case relating to commercial real estate. Inception to date, the Company earned $3.0 million from NSAM, recorded in other revenue, for services in connection with loan origination opportunities, which represents $1.4 million for the year ended December 31, 2015 and $1.6 million for the six months ended December 31, 2014.

NSAM provides services with regard to such areas as payroll, human resources and employee benefits, financial systems management, treasury and cash management, accounts payable services, telecommunications services, information technology services, property management services, legal and accounting services and various other corporate services to the Company as it relates to its loan origination business for CRE debt.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Credit Agreement

In connection with the NSAM Distribution, the Company entered into a revolving credit agreement with NSAM pursuant to which the Company makes available to NSAM, on an “as available basis,” up to $250 million of financing with a maturity of June 30, 2019 at LIBOR plus 3.50%. The revolving credit facility is unsecured. NSAM expects to use the proceeds for general corporate purposes, including potential future acquisitions. In addition, NSAM may use the proceeds to acquire assets on behalf of its managed companies, including the Company, that it intends to allocate to such managed company but for which such managed company may not then have immediately available funds. The terms of the revolving credit facility contain various representations, warranties, covenants and conditions, including the condition that the Company’s obligation to advance proceeds to NSAM is dependent upon the Company and its affiliates having at least $100 million of either unrestricted cash and cash equivalents or amounts available under committed lines of credit, after taking into account the amount NSAM seeks to draw under the facility. As of December 31, 2015, the Company has not funded any amounts to NSAM in connection with this agreement.

Healthcare Strategic Joint Venture

In January 2014, NSAM entered into a long-term strategic partnership with James F. Flaherty III, former Chief Executive Officer of HCP, Inc., focused on expanding the Company’s healthcare business into a preeminent healthcare platform (“Healthcare Strategic Partnership”). In connection with the partnership, Mr. Flaherty oversees and seeks to grow both the Company’s healthcare real estate portfolio and the portfolio of NorthStar Healthcare. In connection with entering into the partnership, the Company granted Mr. Flaherty certain RSUs (refer to Note 11). The Healthcare Strategic Partnership is entitled to incentive fees ranging from 20% to 25% above certain hurdles for new and existing healthcare real estate investments held by the Company. For the years ended December 31, 2015 and 2014, the Company did not incur any incentive fees related to the Healthcare Strategic Partnership.

N-Star CDOs

The Company earns certain collateral management fees from the N-Star CDOs primarily for administrative services. Such fees are recorded in other revenue in the consolidated statements of operations. For the years ended December 31, 2015, 2014 and 2013, the Company earned $5.2 million, $5.9 million and $11.1 million in fee income, respectively, of which $2.3 million, $2.6 million and $10.4 million were eliminated in consolidation. Prior to the third quarter 2013, all amounts were eliminated in consolidation as all of the N-Star CDOs were consolidated by the Company.

Additionally, the Company earns interest income from the N-Star CDO bonds and N-Star CDO equity in deconsolidated N-Star CDOs. For the years ended December 31, 2015, 2014 and 2013, the Company earned $57.5 million, $71.6 million and $11.7 million, respectively, of interest income from such investments in deconsolidated N-Star CDOs. Refer to Note 7 and Note 17 for additional disclosure regarding the N-Star CDOs.

Securitization 2012-1

The Company entered into an agreement with NorthStar Income that provided that both the Company and NorthStar Income receive the economic benefit and bear the economic risk associated with the investments each contributed into Securitization 2012-1, a securitization transaction entered into by the Company and NorthStar Income. In both cases, the respective retained equity interest of the Company and NorthStar Income is subordinate to interests of the investment-grade bondholders of Securitization 2012-1 and the investment-grade bondholders have no recourse to the general credit of the Company or NorthStar Income. In the event that either the Company or NorthStar Income suffer a complete loss of the retained equity interests in Securitization 2012-1, any additional losses would be borne by the remaining retained equity interests held by the Company or NorthStar Income, as the case may be, prior to the investment-grade bondholders. In January 2015, the securitization was repaid in full.

American Healthcare Investors

In December 2014, NSAM acquired a 43% interest in American Healthcare Investors LLC (“AHI”) and James F. Flaherty III, a strategic partner of NSAM, acquired a 12% interest in AHI. AHI is a healthcare-focused real estate investment management firm that co-sponsored and advised Griffin-American Healthcare REIT II, Inc. (“Griffin-American”), until Griffin-American was acquired by the Company and NorthStar Healthcare. In connection with this acquisition, AHI provides certain management and related services, including property management, to NSAM, NorthStar Healthcare and the Company assisting NSAM in managing the current and future healthcare assets (excluding any joint venture assets) acquired by the Company and, subject to certain conditions, other NSAM managed companies. For the year ended December 31, 2015 and from acquisition date (December 8, 2014) to December 31, 2014, the Company incurred $1.7 million and $0.2 million, respectively, of property management fees to AHI, which are recorded in real estate properties—operating expenses in the consolidated statements of operations.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Island Hospitality Management

In January 2015, NSAM acquired a 45% interest in Island Hospitality Management Inc. (“Island”). Island is a leading, independent select service hotel management company that currently manages 160 hotel properties, representing $4.1 billion of assets, of which 110 hotel properties are owned by the Company. Island provides certain asset management, property management and other services to the Company to assist in managing the Company’s hotel properties. Island receives a base management fee of 2.5% to 3.0% of the monthly revenue of the hotel properties it manages for the Company. For the period from NSAM’s acquisition date (January 9, 2015) to December 31, 2015, the Company incurred $16.6 million of base property management and other fees to Island, which are recorded in real estate properties—operating expenses in the consolidated statements of operations.

NSAM purchase of common stock

In 2015, NSAM purchased 2.7 million shares of the Company in the open market for $49.9 million.

Recent Sales or Commitments to Sell to NSAM Sponsored Companies

Subsequent to year end, the Company sold or entered into agreements to sell certain assets to NSAM Sponsored Companies:

•	In February 2016, the Company entered into an agreement to sell substantially all of its 70% interest in PE Investment II to the existing owners of the remaining 30% interest, one the Vintage Funds which purchased approximately 80% of the interest sold and the other NorthStar Income which purchased the other approximate 20% of the interest sold. NorthStar Income paid $37.3 million for its respective interest. As part of the transaction, both buyers will assume the deferred purchase price obligation, on a pro rata basis, of the PE Investment II joint venture upon receiving consent from the PE II Seller.

•	In February 2016, the Company entered into an agreement to sell its 60% interest in the Senior Housing Portfolio to NorthStar Healthcare, which owns the remaining 40% interest, for $535 million, subject to proration and adjustment. NorthStar Healthcare will assume the Company’s portion of the $648 million of mortgage borrowing as part of the transaction. The Company expects to receive approximately $150 million of net proceeds upon completion of the sale in March 2016.

•	In February 2016, the Company sold a 49% interest in one loan with a total principal amount of $40.3 million to a third party, at par, with the remaining 51% interest sold to NorthStar Income II, also at par.

•	In February 2016, the Company sold one CRE security with a carrying value of $12.5 million to NorthStar Income II.

The board of directors of each NSAM Sponsored Company, including all of the independent directors, approved each of the respective transactions after considering, among other matters, third-party pricing support.

11.	Equity-Based Compensation

The Company has issued equity-based awards to directors, officers, employees, consultants and advisors pursuant to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan (the “Stock Plan”) and the NorthStar Realty Executive Incentive Bonus Plan, as amended (the “Plan” and collectively the “NorthStar Realty Equity Plans”).

Prior to the NSAM Spin-off, the Company conducted substantially all of its operations and made its investments through an operating partnership which issued LTIP Units as equity-based compensation. Additionally, prior to the NSAM Spin-off, the Company completed an internal corporate reorganization whereby the Company collapsed its three tier holding company structure, including such operating partnership, into a single tier (the “Reorganization”). All of the vested and unvested equity-based awards granted by the Company prior to the NSAM Spin-off remain outstanding following the Reorganization and the NSAM Spin-off. Appropriate adjustments were made to all awards to reflect the Reorganization, the Reverse Split and the Spin-offs. Pursuant to the Reorganization, such LTIP Units were converted into an equal number of shares of common stock of the Company (refer to Note 13), which are referred to as restricted stock, and holders of such shares received an equal number of shares of NSAM’s common stock in connection with the NSAM Spin-off, all of which generally remain subject to the same vesting and other terms that applied prior to the NSAM Spin-off. In connection with the NSAM Spin-off, equity and equity-based awards relating to the Company’s common stock, such as RSUs and Deferred LTIP Units, were adjusted to also relate to an equal number of shares of NSAM’s common stock, but otherwise generally remain subject to the same vesting and other terms that applied prior to the NSAM Spin-off. Vesting conditions for outstanding awards have been adjusted to reflect the impact of NSAM in terms of employment for service based on awards and total stockholder return for performance-based awards with respect to periods after the NSAM Spin-off.

In connection with the formation of the Operating Partnership, the Operating Partnership issued LTIP Units to each holder of the Company’s outstanding Deferred LTIP Units, which were equity awards representing the right to receive either LTIP units in the

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Company’s successor operating partnership or, if such LTIP units were not available upon settlement of the award, shares of common stock of the Company, in settlement of such Deferred LTIP Units on a one for one basis in accordance with the terms of the outstanding Deferred LTIP Units. Conditioned upon minimum allocations to the capital account of the LTIP Unit for federal income tax purposes, each LTIP Unit will be convertible, at the election of the holder, into one common unit of limited partnership interest in the Operating Partnership (“OP Unit”). Each of the OP Units underlying these LTIP Units will be redeemable at the election of the OP Unit holder for: (i) cash equal to the then fair market value of one share of the Company’s common stock; or (ii) at the option of the Company in its capacity as general partner of the Operating Partnership, one share of the Company’s common stock. LTIP Units issued remain subject to the same vesting terms as the Deferred LTIP Units.

In connection with the NRE Spin-off, equity and equity-based awards relating to the Company’s common stock, such as RSUs, were adjusted to also relate to one share of NorthStar Europe common stock for each six shares of the Company’s common stock, but otherwise generally remain subject to the same vesting and other terms that applied prior to the NRE Spin-off. Appropriate adjustments were also made to all awards to reflect the Reverse Split.

Following the Spin-offs, the Company and the compensation committee of its board of directors (the “Committee”) continues to administer all awards issued under the NorthStar Realty Equity Plans but NSAM and NorthStar Europe are obligated to issue shares of their common stock or other equity awards of their subsidiaries or make cash payments in lieu thereof with respect to dividend or distribution equivalent obligations to the extent required by such awards previously issued under the NorthStar Realty Equity Plans. These awards will continue to be governed by the NorthStar Realty Equity Plans, as applicable, and shares of NSAM’s common stock or NorthStar Europe’s common stock issued pursuant to these awards will not be issued pursuant to, or reduce availability, under the NorthStar Realty Equity Plans.

All of the adjustments made in connection with the Reorganization, the Spin-offs and the Reverse Splits were deemed to be equitable adjustments pursuant to anti-dilution provisions in accordance with the terms of the NorthStar Realty Equity Plans. As a result, there was no incremental value attributed to these adjustments and these adjustments do not impact the amount recorded for equity-based compensation expense for the years ended December 31, 2015, 2014 and 2013.

The following summarizes the equity-based compensation plans and related expenses.

All share amounts and related information disclosed below have been retrospectively adjusted to reflect the Reverse Split.

NorthStar Realty Equity Plans

Omnibus Stock Incentive Plan

In September 2004, the board of directors of the Company adopted the Stock Plan, and such plan, as amended and restated, was further adopted by the board of directors of the Company on April 17, 2013 and approved by the stockholders on May 29, 2013. The Stock Plan provides for the issuance of stock-based incentive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, shares of common stock of the Company, in the form of restricted stock and other equity-based awards such as LTIP Units or any combination of the foregoing. The eligible participants in the Stock Plan include directors, officers, employees, consultants and advisors of the Company.

As of December 31, 2015, 81,377 unvested shares of restricted stock issued under the Stock Plan were outstanding and 1,568,645 shares of common stock remained available for issuance pursuant to the Stock Plan, which includes shares reserved for issuance upon settlement of outstanding LTIP Units and RSUs, after giving effect to the Reverse Split. Holders of shares of restricted stock or LTIP Units are entitled to receive dividends or distributions with respect to the Company’s shares of restricted stock and vested and unvested LTIP Units for as long as such shares and LTIP Units remain outstanding.

Incentive Compensation Plan

In July 2009, the Committee approved the material terms of the Plan for the Company’s executive officers and other employees. Pursuant to the Plan, an incentive pool was established each calendar year through 2013. The size of the incentive pool was calculated as the sum of: (a) 1.75% of the Company’s “adjusted equity capital” for the year; and (b) 25% of the Company’s adjusted funds from operations, as adjusted, above a 9% return hurdle on adjusted equity capital. Payout from the incentive pool is or was subject to achievement of additional performance and/or time-based goals summarized below.

The portion of the incentive pool for the executive officers was divided into the following three separate incentive compensation components: (a) an annual cash bonus, tied to annual performance of the Company and paid prior to or shortly after completion of the year-end audit (“Annual Bonus”); (b) a deferred bonus, determined based on the same year’s performance, but paid 50% following the close of each of the first and second years after such incentive pool is determined, subject to the participant’s continued employment through each payment date (“Deferred Bonus”); and (c) a long-term incentive in the form of RSUs, LTIP Units and/or

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Deferred LTIP Units. RSUs are subject to the Company achieving cumulative performance hurdles and/or total stockholder return hurdles established by the Committee for a three- or four-year period, subject to the participant’s continued employment through the payment date. Upon the conclusion of the applicable performance period, each executive officer will receive a payout, if any, equal to the value of one share of common stock at the time of such payout, including the dividends paid with respect to a share of common stock following the first year of the applicable performance period, for each RSU actually earned (the “Long-Term Amount Value”). The Long-Term Amount Value, if any, other than the portion related to dividends paid, will be paid in the form of shares of common stock of the Company or LTIP Units in the Operating Partnership, to the extent available under the NorthStar Realty Equity Plans, or in cash to the extent shares of common stock of the Company or LTIP Units in the Operating Partnership are unavailable under the NorthStar Realty Equity Plans, and, pursuant to adjustments made in connection with the NSAM Spin-off and the NRE Spin-off, shares of NSAM’s common stock or LTIP Units in NSAM’s operating partnership and shares of NorthStar Europe’s common stock or LTIP Units in NorthStar Europe’s operating partnership (the “Long Term Amount Payout”). These performance-based RSUs were adjusted to refer to combined total stockholder return of the Company and NSAM with respect to periods after the NSAM Spin-off. These performance-based RSUs were again adjusted to refer to combined total stockholder return of the Company, NorthStar Europe and NSAM after the NRE Spin-off. Restricted stock or LTIP Units granted as a portion of the long-term incentive are subject to vesting based on continued employment during the performance period, but are not subject to performance-based vesting hurdles.

Under the Plan, for 2011, the Company issued 381,449 RSUs to executive officers, after giving effect to the Reverse Split, which were subject to vesting based on continued employment and achieving total stockholder return hurdles for the four-year period ended December 31, 2014. The grant date fair value was $4.32 per RSU, after giving effect to the Reverse Split, determined using a risk-free interest rate of 0.42%. As of December 31, 2014, the Company determined the performance hurdle was met which resulted in all of these RSUs vesting. To settle these RSUs, the Company issued 24,575 shares of common stock, net of the minimum statutory tax withholding requirements, on January 1, 2015, after giving effect to the Reverse Split and the Operating Partnership issued 334,871 LTIP Units, after giving effect to the Reverse Split. Under the Plan, for 2011, the Company also granted 381,449 LTIP Units to executive officers, after giving effect to the Reverse Split, which were subject to vesting in four annual installments ending on January 29, 2015, subject to the executive officer’s continued employment through the applicable vesting date, and were converted into shares of restricted stock pursuant to the Reorganization. The Company also granted 151,340 shares of restricted stock (net of forfeitures occurring through December 31, 2015), after giving effect to the Reverse Split, to certain non-executive employees, which were subject to vesting quarterly over three years beginning April 2012, subject to continued employment through the applicable vesting date.

Under the Plan, for 2012, the Company issued 352,418 RSUs to executive officers, after giving effect to the Reverse Split, which are subject to vesting based on continued employment and achieving total stockholder return hurdles for the four-year period ending December 31, 2015. The grant date fair value was $9.86 per RSU, after giving effect to the Reverse Split, determined using a risk-free interest rate of 0.44%. As of December 31, 2015, the Company determined the performance hurdle was met which resulted in all of these RSUs vesting. To settle these RSUs, the Company issued 158,191 shares of common stock, net of the minimum statutory tax withholding requirements, on January 4, 2016. Under the Plan, for 2012, the Company also granted 352,418 LTIP Units to executive officers, after giving effect to the Reverse Split, which were subject to vesting in four annual installments beginning on January 29, 2013, subject to the executive officer’s continued employment through the applicable vesting date, and were converted into shares of restricted stock pursuant to the Reorganization. The Company also granted 144,883 LTIP Units (net of forfeitures occurring through December 31, 2015), after giving effect to the Reverse Split, to certain non-executive employees which are subject to vesting quarterly over three years beginning April 2013, subject to continued employment through the applicable vesting date, and were converted into shares of restricted stock pursuant to the Reorganization.

Under the Plan, for 2013, the Company issued 250,184 RSUs to executive officers, after giving effect to the Reverse Split, which are subject to vesting based on continued employment and achieving total stockholder return hurdles for the four-year period ending December 31, 2016. The grant date fair value was $21.57 per RSU, after giving effect to the Reverse Split, determined using a risk-free interest rate of 0.63%. Under the Plan, for 2013, the Company also granted 250,184 Deferred LTIP Units to executive officers, after giving effect to the Reverse Split, which are subject to vesting in four annual installments beginning on January 29, 2014, subject to the executive officer’s continued employment through the applicable vesting date and 130,787 Deferred LTIP Units, after giving effect to the Reverse Split, which were subject to vesting based on continued employment through December 31, 2015. The Company also granted 137,330 Deferred LTIP Units (net of forfeitures occurring through December 31, 2015), after giving effect to the Reverse Split, to certain non-executive employees which were subject to vesting quarterly over three years beginning April 2014, subject to continued employment through the applicable vesting date. Such Deferred LTIP Units were subsequently settled as LTIP Units in the Operating Partnership or shares of restricted stock, which remain subject to the same vesting terms that applied to the Deferred LTIP Units.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

NSAM Bonus Plan

In connection with the NSAM Bonus Plan, for 2014, approximately 31.65% of the long-term bonus was paid in Deferred LTIP Units and approximately 18.35% of the long-term bonus was paid by the Company by issuing RSUs. In connection with the long-term bonuses to be paid by the Company, in February 2015, the Company granted 519,115 Deferred LTIP Units to executive officers, after giving effect to the Reverse Split, of which 25% were vested upon grant and the remainder was subject to vesting in three equal annual installments beginning on December 31, 2015, subject to the executive officer’s continued employment through the applicable vesting dates. The Company also granted 292,438 RSUs to NSAM’s executive officers, after giving effect to the Reverse Split, subject to vesting based on continued employment and achieving total stockholder return hurdles for the four-year period ending December 31, 2017. The grant date fair value of such RSUs was $18.64 per RSU, after giving effect to the Reverse Split, determined using a risk-free interest rate of 1.00%. After the NRE Spin-off, these performance-based RSUs were adjusted to refer to combined total stockholder return of the Company and NorthStar Europe. In the first quarter 2015, the Company also granted 341,025 Deferred LTIP Units (net of forfeitures occurring through December 31, 2015), after giving effect to the Reverse Split, to certain of NSAM’s non-executive employees, with substantially similar terms to the executive awards subject to time based vesting conditions. Such Deferred LTIP Units were settled as LTIP Units in the Operating Partnership or shares of restricted stock, which remain subject to the same vesting terms that applied to the Deferred LTIP Units.

In connection with the NSAM Bonus Plan, for 2015, a portion of the long-term bonus was paid in restricted shares of common stock and a portion of the long-term bonus was paid by the Company by issuing RSUs. In connection with the 2015 long-term bonuses paid by the Company, in February 2016, the Company granted 1,006,006 restricted shares of common stock to NSAM’s executive officers, of which 25% were vested upon grant and the remainder is subject to vesting in equal installments on December 31, 2016, 2017 and 2018, subject to the recipient’s continued employment through the applicable vesting dates. In connection with the issuance of these shares, in February 2016, the Company retired 132,654 of the vested shares of common stock to satisfy the minimum statutory withholding requirements. In addition, in February 2016, the Company granted 583,261 RSUs to NSAM’s executive officers, which are subject to vesting based on the Company’s absolute total stockholder return, CAD and continued employment over the four-year period ending December 31, 2018. Following the determination of the number of these performance-based RSUs that vest, the Company will settle the vested RSUs by issuing an equal number shares of common stock (or, if shares are not then available, paying cash in an amount equal to the value of such shares) and the NSAM executives will be entitled to receive the distributions that would have been paid with respect to a share of common stock (for each RSU that vests) on or after January 1, 2015. In February 2016, the Company also granted 517,055 shares of common stock and/or RSUs to its Chief Executive Officer and certain of the Company’s and NSAM’s non-executive employees, with substantially similar terms to the executive awards subject to time-based vesting conditions.

Other Issuances

Healthcare Strategic Joint Venture

In connection with entering into the Healthcare Strategic Partnership, the Company granted Mr. Flaherty 250,000 RSUs on January 22, 2014, after giving effect to the Reverse Split, which vest on January 22, 2019, unless certain conditions are met. In connection with the Spin-offs, the RSUs granted to Mr. Flaherty were adjusted to also relate to shares of NSAM’s common stock and NorthStar Europe’s common stock. The RSUs are entitled to dividend equivalents prior to vesting and may be settled either in shares of common stock of the Company, NSAM and NorthStar Europe or in cash at the option of the Company.

Summary

Equity-based compensation expense for the year ended December 31, 2015 represents the Company’s equity-based compensation expense following the NSAM Spin-off. Equity-based compensation expense for the year ended December 31, 2014 represents: (i) the Company’s expense for the six months ended December 31, 2014 following the NSAM Spin-off; and (ii) the Company’s equity-based compensation expense for the six months ended June 30, 2014 after an allocation to NSAM related to our historical asset management business had it been run as an independent entity. Equity-based compensation expense for the year ended December 31, 2013 is prepared on the same basis as the six months ended June 30, 2014.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

The following table presents equity-based compensation expense for the years ended December 31, 2015, 2014 and 2013 (dollars in thousands):

	Time-Based Awards			Performance-Based Awards			Total
	Years Ended December 31,			Years Ended December 31,			Years Ended December 31,
	2015	2014	2013	2015	2014	2013	2015	2014		2013
NorthStar Realty(1)	$22,000	$22,332	$8,940	$5,693	$2,553	$2,844	$27,693	$24,885		$11,784
Allocation to NSAM(2)	—	6,800	3,928	—	6,945	1,249	—	13,745		5,177

Total	$22,000	$29,132	$12,868	$5,693	$9,498	$4,093	$27,693	$38,630	(3)	$16,961

(1)	Includes equity-based compensation expense related to grants issued subsequent to the NSAM Spin-off by NorthStar Realty to employees of NorthStar Realty and NSAM in connection with NorthStar Realty’s obligation under the management agreement (refer to Note 10. Related Party Arrangements). In connection with this obligation, for the year ended December 31, 2015, NorthStar Realty recorded equity-based compensation expense of $12.9 million and $2.0 million of time-based awards and performance-based awards, respectively.
(2)	Recorded in discontinued operations. The allocation to NSAM for 2014 is for equity-based compensation expense for the six months ended June 30, 2014 and a full year for 2013.
(3)	Represents $28.0 million related to the NorthStar Realty Equity Plans and $10.6 million related to the NSAM Stock Plan.

The following table presents a summary of restricted stock and LTIP Units. The balance as of December 31, 2015 represents unvested shares of restricted stock and LTIP Units that are outstanding, whether vested or not (grants in thousands):

	Year Ended December 31, 2015
	Restricted Stock(2)	LTIP Units	Total Grants	Weighted Average Grant Price(2)
January 1, 2015	343	593	936	$37.20
Granted	7	1,289	1,296	29.71
Converted to common stock	—	(3)	(3)	24.82
Forfeited	(1)	(11)	(12)	28.26
Vesting of restricted stock	(268)	—	(268)	11.45

December 31, 2015(1)	81	1,868	1,949	$35.83

(1)	Includes 81,377 shares of restricted stock and 1,868,251 LTIP Units as of December 31, 2015, after giving effect to the Reverse Split.
(2)	Amounts have been retrospectively adjusted to reflect the Reverse Split.

As of December 31, 2015, equity-based compensation expense to be recognized over the remaining vesting period through August 2019 is $24.7 million, provided there are no forfeitures.

12.	Stockholders’ Equity

Reverse Split

On November 1, 2015, the Company effected a Reverse Split of its common stock with any fractional shares settled in cash. As a result of the Reverse Split, common stock was reduced by dividing the par value prior to the Reverse Split by two (including retrospective adjustment of prior periods) with a corresponding increase to additional paid-in capital. The par value per share of common stock remained unchanged.

Share and per share amounts disclosed in the Company’s consolidated financial statements and the accompanying notes have been retrospectively adjusted to reflect the Reverse Split, including common stock outstanding, earnings per share and shares or units outstanding related to equity-based compensation, where applicable (refer to Note 11).

Common Stock

In February 2015, the Company issued the remaining 3.5 million shares of common stock, after giving effect to the Reverse Split, under the forward sale agreement entered into in 2014, for net proceeds of $122.2 million.

In March 2015, the Company issued 6.0 million shares of its common stock at a public offering price of $37.30 per share, after giving effect to the Reverse Split, and received net proceeds of $217.1 million. In connection with this offering, the Company entered into a forward sale agreement with a financial institution to issue an aggregate of 28.5 million shares of its common stock, after giving effect to the Reverse Split, subject to certain conditions. As of December 31, 2015, the Company issued 28.5 million shares of common stock under this forward sale agreement, after giving effect to the Reverse Split, for net proceeds of $986.9 million.

Preferred Stock

The following table presents classes of cumulative redeemable preferred stock issued in a public offering and outstanding as of December 31, 2015 (dollars in thousands):

	Number of Shares	Amount(1)
Series A 8.75%	2,466,689	$59,453
Series B 8.25%	13,998,905	323,757
Series C 8.875%(2)	5,000,000	120,808
Series D 8.50%(2)	8,000,000	193,334
Series E 8.75%(2)	10,000,000	241,766

Total	39,465,594	$939,118

(1)	250 million shares have been authorized and all shares have a $0.01 par value. All preferred shares have a $25 per share liquidation preference.
(2)	The Series C, D and E shares are currently not callable.

Share Repurchase

In September 2015, the Company’s board of directors authorized the repurchase of up to $500 million of its outstanding common stock. The authorization expires in September 2016, unless otherwise extended by the Company’s board of directors. As of December 31, 2015, the Company repurchased 6.5 million shares of its common stock, after giving effect to the Reverse Split, for approximately $118.0 million, with $382.0 million remaining under the stock repurchase plan.

Dividend Reinvestment Plan

In April 2007, as amended effective January 1, 2012, the Company implemented a Dividend Reinvestment Plan (the “DRP”), pursuant to which it registered with the SEC and reserved for issuance 3,569,962 shares of its common stock, after giving effect to the Reverse Split. Pursuant to the amended terms of the DRP, stockholders are able to automatically reinvest all or a portion of their dividends for additional shares of the Company’s common stock. The Company expects to use the proceeds from the DRP for general corporate purposes. For the year ended December 31, 2015, the Company issued 7,146 shares of its common stock, after giving effect to the Reverse Split, pursuant to the DRP for gross proceeds of $0.2 million.

Dividends

The following table presents dividends declared (on a per share basis) for the years ended December 31, 2015, 2014 and 2013:

Common Stock(1)			Preferred Stock
				Dividend Per Share
Declaration Date	Dividend Per Share(2)		Declaration Date	Series A	Series B	Series C	Series D	Series E
2015
February 25(2)	$0.80		January 30	$0.54688	$0.51563	$0.55469	$0.53125	$0.54688
May 5(2)	$0.80		May 5	$0.54688	$0.51563	$0.55469	$0.53125	$0.54688
August 4	$0.80		August 4	$0.54688	$0.51563	$0.55469	$0.53125	$0.54688
November 3	$0.75	(3)	October 28	$0.54688	$0.51563	$0.55469	$0.53125	$0.54688

2014
February 26	$1.00		January 29	$0.54688	$0.51563	$0.55469	$0.53125	N/A
May 7	$1.00		May 7	$0.54688	$0.51563	$0.55469	$0.53125	N/A
August 6	$1.00		August 6	$0.54688	$0.51563	$0.55469	$0.53125	$0.54688
October 29	$0.80	(3)	October 29	$0.54688	$0.51563	$0.55469	$0.53125	$0.54688

2013
February 13	$0.72		February 1	$0.54688	$0.51563	$0.76424	N/A	N/A
May 1	$0.76		May 1	$0.54688	$0.51563	$0.55469	$0.20660	N/A
July 31	$0.80		July 31	$0.54688	$0.51563	$0.55469	$0.53125	N/A
October 30	$0.84		October 30	$0.54688	$0.51563	$0.55469	$0.53125	N/A

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

(1)	For the year ended December 31, 2015, 99% of distributions paid were a return of capital and 1% of distributions paid were ordinary income. For the year ended December 31, 2014, approximately 17% of distributions paid were ordinary income and 83% was a return of capital. For the year ended December 31, 2013, 100% of distributions paid were a return of capital.
(2)	Adjusted for the Reverse Split effected on November 1, 2015.
(3)	Represents the first dividend subsequent to the NRE Spin-off.

Earnings Per Share

The following table presents EPS for the years ended December 31, 2015, 2014 and 2013 (dollars and shares in thousands, except per share data):

	Years Ended December 31,
	2015	2014	2013
Numerator:
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(327,497)	$(371,507)	$(137,453)
Net income (loss) attributable to LTIP Units non-controlling interest	(3,206)	(5,296)	(5,571)

Net income (loss) attributable to common stockholders and LTIP Units(1)	$(330,703)	$(376,803)	$(143,024)

Denominator:(2)(3)
Weighted average shares of common stock	174,873	98,036	52,954
Weighted average LTIP Units(1)	1,472	959	2,291

Weighted average shares of common stock and LTIP Units(2)	176,345	98,995	55,245

Earnings (loss) per share:(3)
Basic	$(1.87)	$(3.79)	$(2.60)

Diluted	$(1.87)	$(3.79)	$(2.60)

(1)	The EPS calculation takes into account LTIP Units, which receive non-forfeitable dividends from the date of grant, share equally in the Company’s net income (loss) and convert on a one-for-one basis into common stock.
(2)	Excludes the effect of exchangeable senior notes, shares under the forward sale agreement, restricted stock and RSUs outstanding that were not dilutive as of December 31, 2015. These instruments could potentially impact diluted EPS in future periods, depending on changes in the Company’s stock price and other factors.
(3)	Adjusted for the Reverse Split effected on November 1, 2015.

13.	Non-controlling Interests

Operating Partnership

Non-controlling interests include the aggregate LTIP Units held by limited partners (the “Unit Holders”) in the Operating Partnership and the Company’s former operating partnership prior to the NSAM Spin-off. Net income (loss) attributable to this non-controlling interest is based on the weighted average Unit Holders’ ownership percentage of the Operating Partnership for the respective period. The issuance of additional common stock or LTIP Units changes the percentage ownership of both the Unit Holders and the Company. Since an LTIP Unit is generally redeemable for cash or common stock at the option of the Company, it is deemed to be equivalent to common stock. Therefore, such transactions are treated as capital transactions and result in an allocation between stockholders’ equity and non-controlling interests on the accompanying consolidated balance sheets to account for the change in the ownership of the underlying equity in the Operating Partnership. On a quarterly basis, the carry value of such non-controlling interest is allocated based on the number of LTIP Units held by Unit Holders in total in proportion to the number of LTIP Units in total plus the number of shares of common stock. In connection with the formation of the Operating Partnership in March 2015, the Company recorded a non-controlling interest of $18.7 million related to LTIP Units. As of December 31, 2015, LTIP Units of 1,868,251 were outstanding, after giving effect to the Reverse Split, representing a 1.0% ownership and non-controlling interest in the Operating Partnership. Net income (loss) attributable to the Operating Partnership non-controlling interest for the year ended December 31, 2015 was a net loss of $3.2 million. Net income (loss) attributable to the Company’s former operating partnership non-controlling interest for the six months ended June 30, 2014 was a loss of $5.3 million. Since the Operating Partnership was not formed until March 2015, there was no allocation of net income (loss) attributable to the Operating Partnership non-controlling interest for the six months ended December 31, 2014. Net income (loss) attributable to the Operating Partnership non-controlling interest for the year ended December 31, 2013 was a net loss of $5.6 million.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Other

Other non-controlling interests represent third-party equity interests in ventures that are consolidated with the Company’s financial statements. Net income (loss) attributable to the other non-controlling interests for the years ended December 31, 2015, 2014 and 2013 was a net loss of $20.8 million, $17.6 million and $0.4 million, respectively.

The following table presents net income (loss) attributable to the Company’s common stockholders for the years ended December 31, 2015, 2014 and 2013 (dollars in thousands):

	Years Ended December 31,
	2015	2014	2013
Income (loss) from continuing operations	$(219,780)	$(327,051)	$(129,394)
Income (loss) from discontinued operations	(107,717)	(44,456)	(8,059)

Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(327,497)	$(371,507)	$(137,453)

14.	Fair Value

Fair Value Measurement

The fair value of financial instruments is categorized based on the priority of the inputs to the valuation technique and categorized into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities are recorded at fair value on the consolidated balance sheets and are categorized based on the inputs to the valuation techniques as follows:

Level 1.	Quoted prices for identical assets or liabilities in an active market.

Level 2.	Financial assets and liabilities whose values are based on the following:

(a)	Quoted prices for similar assets or liabilities in active markets.

(b)	Quoted prices for identical or similar assets or liabilities in non-active markets.

(c)	Pricing models whose inputs are observable for substantially the full term of the asset or liability.

(d)	Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.

Level 3.	Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following is a description of the valuation techniques used to measure fair value of assets and liabilities accounted for at fair value on a recurring basis and the general classification of these instruments pursuant to the fair value hierarchy.

PE Investments

The Company accounts for PE Investments at fair value which is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets in the funds and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of the fair value hierarchy. The Company is not using the NAV (practical expedient) of the underlying funds for purposes of determining fair value.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Investments in Unconsolidated Ventures

The Company accounts for certain investments in unconsolidated ventures at fair value determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets, discount rate and foreign currency exchange rates. Additionally, the Company accounts for certain CRE debt investments made in connection with certain investments in unconsolidated ventures at fair value, which is determined based on comparing the current yield to the estimated yield for newly originated loans with similar credit risk. These fair value measurements are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.

Real Estate Securities

N-Star CDO Bonds

The fair value of N-Star CDO bonds is determined using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. The fair value of subordinate N-Star CDO bonds is determined using an internal price interpolated based on third-party prices of the more senior N-Star CDO bonds of the respective CDO. All N-Star CDO bonds are classified as Level 3 of the fair value hierarchy.

N-Star CDO Equity

The fair value of N-Star CDO equity is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying collateral of these CDOs and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of the fair value hierarchy.

Other CRE Securities

Other CRE securities are generally valued using a third-party pricing service or broker quotations. These quotations are not adjusted and are based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy. Certain CRE securities may be valued based on a single broker quote or an internal price which may have less observable pricing, and as such, would be classified as Level 3 of the fair value hierarchy. Management determines the prices are representative of fair value through a review of available data, including observable inputs, recent transactions as well as its knowledge of and experience in the market.

Derivative Instruments

Derivative instruments are valued using a third-party pricing service. These quotations are not adjusted and are generally based on valuation models with observable inputs such as interest rates and contractual cash flow, and as such, are classified as Level 2 of the fair value hierarchy. Derivative instruments are also assessed for credit valuation adjustments due to the risk of non-performance by the Company and derivative counterparties. Derivatives held in non-recourse CDO financing structures where, by design, the derivative contracts are senior to all the CDO bonds payable, there is no material impact of a credit valuation adjustment.

CDO Bonds Payable

CDO bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. CDO bonds payable are classified as Level 3 of the fair value hierarchy.

Junior Subordinated Notes

Junior subordinated notes may be valued using quotations from nationally recognized financial institutions or an internal model. A quotation from a financial institution is not adjusted. The fair value is generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the implied credit spread of the Company’s other borrowings and the timing and amount of expected future cash flow. Junior subordinated notes are classified as Level 3 of the fair value hierarchy.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Financial assets and liabilities recorded at fair value on a recurring basis are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The following tables present financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2015 and 2014 by level within the fair value hierarchy (dollars in thousands):

	December 31, 2015
	Level 1	Level 2	Level 3		Total
Assets:
PE Investments	$—	$—	$1,101,650		$1,101,650
Investments in unconsolidated ventures(1)	—	—	120,392		120,392
Real estate securities, available for sale:
N-Star CDO bonds	—	—	216,727		216,727
N-Star CDO equity	—	—	44,905		44,905
CMBS and other securities	—	12,318	43,247		55,565
CRE securities in N-Star CDOs
CMBS	—	261,552	64,959		326,511
Third-party CDO notes	—	—	6,685		6,685
Agency debentures	—	37,316	—		37,316
Unsecured REIT debt	—	8,976	—		8,976
Trust preferred securities	—	—	5,425		5,425

Subtotal CRE securities in N-Star CDOs	—	307,844	77,069		384,913

Subtotal real estate securities, available for sale	—	320,162	381,948		702,110

Derivative assets	—	116	—		116

Total assets	$—	$320,278	$1,603,990		$1,924,268

Liabilities:
CDO bonds payable	$—	$—	$307,601		$307,601
Junior subordinated notes	—	—	183,893		183,893
Derivative liabilities	—	7,385	95,908	(2)	103,293

Total liabilities	$—	$7,385	$587,402		$594,787

(1)	Includes certain CRE debt investments made in connection with certain investments in unconsolidated ventures, for which the fair value option was elected.
(2)	Represents an interest rate swap entered into in the corporate segment in 2015 and includes a credit valuation adjustment.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

	December 31, 2014
	Level 1	Level 2	Level 3	Total
Assets:
PE Investments	$—	$—	$962,038	$962,038
Investments in unconsolidated ventures(1)	—	—	276,437	276,437
Real estate securities, available for sale:
N-Star CDO bonds	—	—	262,309	262,309
N-Star CDO equity	—	—	102,467	102,467
CMBS and other securities	—	17,243	34,680	51,923
CRE securities in N-Star CDOs
CMBS	—	329,815	53,052	382,867
Third-party CDO notes	—	—	23,218	23,218
Agency debentures	—	40,529	—	40,529
Unsecured REIT debt	—	9,351	—	9,351
Trust preferred securities	—	—	5,850	5,850

Subtotal CRE securities in N-Star CDOs	—	379,695	82,120	461,815

Subtotal real estate securities, available for sale	—	396,938	481,576	878,514

Derivative assets	—	3,247	—	3,247

Total assets	$—	$400,185	$1,720,051	$2,120,236

Liabilities:
CDO bonds payable	$—	$—	$390,068	$390,068
Junior subordinated notes	—	—	215,172	215,172
Derivative liabilities	—	17,915	—	17,915

Total liabilities	$—	$17,915	$605,240	$623,155

(1)	Includes certain CRE debt investments made in connection with certain investments in unconsolidated ventures, for which the fair value option was elected.

The following table presents the changes in fair value of financial assets and liabilities which are measured at fair value on a recurring basis using Level 3 inputs to determine fair value for the year ended December 31, 2015 (dollars in thousands):

	Year Ended December 31, 2015
	PE Investments	Investments in Unconsolidated Ventures(1)	Real Estate Securities	CDO Bonds Payable	Junior Subordinated Notes
January 1, 2015	$962,038	$276,437	$481,576	$390,068	$215,172
Transfers into Level 3(2)	—	—	24,170	—	—
Transfers out of Level 3(2)	—	—	(3,052)	—	—
Purchases / borrowings / amortization / contributions	614,578	(4,053)	93,477	(25,531)	—
Sales	—	—	(77,230)	—	—
Pay downs / distributions	(639,884)	(125,285)	(124,480)	(90,070)	—
Gains:
Equity in earnings of unconsolidated ventures	198,159	19,177	—	—	—
Unrealized gains included in earnings	—	—	81,532	—	(31,279)
Realized gains included in earnings	—	—	22,418	—	—
Unrealized gain on real estate securities, available for sale included in OCI	—	—	1,213	—	—
Losses:
Unrealized gains (losses) included in earnings	(33,241)	(45,884)	(75,523)	29,275	—
Realized gains (losses) included in earnings	—	—	(5,886)	3,859	—
Unrealized losses on real estate securities, available for sale included in OCI	—	—	(36,267)	—	—

December 31, 2015	$1,101,650	$120,392	$381,948	$307,601	$183,893

Gains (losses) included in earnings attributable to the change in unrealized gains (losses) relating to assets or liabilities still held.	$(33,241)	$(45,884)	$6,009	$(29,275)	$31,279

(1)	Includes certain CRE debt investments made in connection with certain investments in unconsolidated ventures, for which the fair value option was elected.
(2)	Transfers between Level 2 and Level 3 represent a fair value measurement from a third-party pricing service or broker quotations that have become more or less observable during the period. Transfers are assumed to occur at the beginning of the year.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

The following table presents the changes in fair value of financial assets and liabilities which are measured at fair value on a recurring basis using Level 3 inputs to determine fair value for the year ended December 31, 2014 (dollars in thousands):

	Year Ended December 31, 2014
	PE Investments		Investments in Unconsolidated Ventures(1)	Real Estate Securities	CDO Bonds Payable	Junior Subordinated Notes
January 1, 2014	$586,018		$192,419	$484,840	$384,183	$201,203
Transfers into Level 3(2)	—		—	17,513	—	—
Transfers out of Level 3(2)	—		—	—	—	—
Purchases / borrowings / amortization / contributions	548,961		84,206	64,104	(15,320)	—
Sales	—		—	(65,504)	—	—
Pay downs / distributions	(339,598)		(2,507)	(48,511)	(87,859)	—
Gains:
Equity in earnings of unconsolidated ventures	134,036	(4)	10,494	—	—	—
Unrealized gains included in earnings	32,621		—	44,308	—	—
Realized gains included in earnings	—		—	15,626	—	—
Unrealized gain on real estate securities, available for sale included in OCI	—		—	61,045	—	—
Deconsolidation of N-Star CDOs(3)	—		—	873	(122,486)	—
Losses:
Unrealized gains (losses) included in earnings	—		(8,175)	(64,977)	217,608	13,969
Realized gains (losses) included in earnings	—		—	(3,152)	13,942	—
Unrealized losses on real estate securities, available for sale included in OCI	—		—	(3,519)	—	—
Deconsolidation of N-Star CDOs(3)	—		—	(21,070)	—	—

December 31, 2014	$962,038		$276,437	$481,576	$390,068	$215,172

Gains (losses) included in earnings attributable to the change in unrealized gains (losses) relating to assets or liabilities still held.	$32,621		$(8,175)	$(37,487)	$(217,608)	$(13,969)

(1)	Includes certain CRE debt investments made in connection with certain investments in unconsolidated ventures, for which the fair value option was elected.
(2)	Transfers between Level 2 and Level 3 represent a fair value measurement from a third-party pricing service or broker quotations that have become more or less observable during the period. Transfers are assumed to occur at the beginning of the year.
(3)	Represents amounts recorded as a result of the deconsolidation of certain N-Star CDOs. Refer to Note 17 for further disclosure.
(4)	The amount for the year ended December 31, 2014 excludes a reclassification between equity in earnings and income tax expense of $16.8 million to conform with the current period presentation.

There were no transfers, other than those identified in the tables above, during the periods ended December 31, 2015 and 2014.

The Company relies on the third-party pricing exception with respect to the requirement to provide quantitative disclosures about significant Level 3 inputs being used to determine fair value measurements related to CRE securities (including N-Star CDO bonds), junior subordinated notes and CDO bonds payable. The Company believes such pricing service or broker quotation for such items may be based on a market transaction of comparable securities, inputs including forecasted market rates, contractual terms, observable discount rates for similar securities and credit (such as credit support and delinquency rates).

For the year ended December 31, 2015, quantitative information about the Company’s remaining Level 3 fair value measurements on a recurring basis are as follows (dollars in thousands):

	Fair Value	Valuation Technique	Key Unobservable Inputs(2)	Weighted Average
PE Investments	$1,101,650	Discounted Cash Flow Model	Discount Rate	17%
Investments in unconsolidated ventures(1)	$120,392	Discounted Cash Flow Model/Credit Spread	Discount Rate/Credit Spread	20%
N-Star CDO equity	$44,905	Discounted Cash Flow Model	Discount Rate	18%

(1)	Includes certain CRE debt investments made in connection with certain investments in unconsolidated ventures, for which the fair value option was elected.
(2)	Includes timing and amount of expected future cash flow.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Significant increases (decreases) in any one of the inputs described above in isolation may result in a significantly different fair value for the financial assets and liabilities using such Level 3 inputs.

Assets and Liabilities Measured at Fair Value on a Non-recurring Basis

Non-financial assets and liabilities measured at fair value in the consolidated financial statements consist of real estate held for sale, which are measured on a non-recurring basis, have been determined to be Level 3 within the valuation hierarchy, where applicable, based on estimated sales price, adjusted for closing costs and expenses, determined by discounted cash flow analysis, direct capitalization analyses or a sales comparison approach if no contracts had been consummated. The discounted cash flow and direct capitalization analyses include all estimated cash inflows and outflows over a specific holding period and, where applicable, any estimated debt premiums. This cash flow is comprised of unobservable inputs which included forecasted rental revenues and expenses based upon existing in-place leases, market conditions and expectations for growth. Capitalization rate and discount rate used in these analyses were based upon observable rates that the Company believed to be within a reasonable range of current market rates for the respective properties.

Valuations were prepared using internally-developed valuation models. These valuations are reviewed and approved, during each reporting period, by management, as deemed necessary, including personnel from the accounting, finance and operations and the valuations are updated as appropriate. In addition, the Company may engage third-party valuation experts to assist with the preparation of certain of its valuations.

All other non-financial assets and liabilities measured at fair value in the financial statements on a non-recurring basis are subject to fair value measurement and disclosure. Non-financial assets and liabilities included on the consolidated balance sheets and measured on a nonrecurring basis consist of goodwill and long-lived assets, including other acquired intangibles.

Fair Value Option

The Company has historically elected to apply the fair value option for the following financial assets and liabilities existing at the time of adoption or at the time the Company recognizes the eligible item for the purpose of consistent accounting application: CRE securities financed in N-Star CDOs; CDO bonds payable; and junior subordinated notes. Given past market volatility the Company had observed that the impact of electing the fair value option would generally result in additional variability to the Company’s consolidated statements of operations which management believes is not a useful presentation for such financial assets and liabilities. Therefore, the Company more recently has not elected the fair value option for new investments in CRE securities and securitization financing transactions. The Company may elect the fair value option for certain of its financial assets or liabilities due to the nature of the instrument. In the case of PE Investments, certain investments in unconsolidated ventures (refer to Note 6) and N-Star CDO equity, the Company elected the fair value option because management believes it is a more useful presentation for such investments. The Company determined recording such investments based on the change in fair value of projected future cash flow from one period to another better represents the underlying economics of the respective investment.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

The following table presents the fair value of financial instruments for which the fair value option was elected as of December 31, 2015 and 2014 (dollars in thousands):

	December 31,
	2015	2014
Assets:
PE Investments	$1,101,650	$962,038
Investments in unconsolidated ventures(1)	120,392	276,437
Real estate securities, available for sale:(2)
N-Star CDO equity	44,905	102,467
CMBS and other securities	48,711	42,613
CRE securities in N-Star CDOs
CMBS	326,511	382,867
Third-party CDO notes	6,685	23,218
Agency debentures	37,316	40,529
Unsecured REIT debt	8,976	9,351
Trust preferred securities	5,425	5,850

Subtotal CRE securities in N-Star CDOs	384,913	461,815

Subtotal real estate securities, available for sale	478,529	606,895

Total assets	$1,700,571	$1,845,370

Liabilities:
CDO bonds payable	$307,601	$390,068
Junior subordinated notes	183,893	215,172

Total liabilities	$491,494	$605,240

(1)	Includes certain CRE debt investments made in connection with certain investments in unconsolidated ventures, for which the fair value option was elected.
(2)	December 31, 2015 excludes 28 CRE securities including $216.7 million of N-Star CDO bonds and $6.9 million of CRE securities, for which the fair value option was not elected. December 31, 2014 excludes 34 CRE securities including $262.3 million of N-Star CDO bonds and $9.3 million of CRE securities, for which the fair value option was not elected.

The Company attributes the change in the fair value of floating-rate liabilities to changes in instrument-specific credit spreads. For fixed-rate liabilities, the Company attributes the change in fair value to interest rate-related and instrument-specific credit spread changes.

Change in Fair Value Recorded in the Statements of Operations

The following table presents unrealized gains (losses) on investments and other related to the change in fair value of financial assets and liabilities in the consolidated statements of operations for the years ended December 31, 2015, 2014 and 2013 (dollars in thousands):

	Years Ended December 31,
	2015	2014	2013
Assets:
Real estate securities, available for sale(1)	$(14,810)	$(12,324)	$94,676
PE Investments(1)	(33,241)	32,621	—
Investments in unconsolidated ventures(1)	(40,437)	—	—
Foreign currency remeasurement(2)	(18,275)	(11,719)	2,300
Liabilities:
CDO bonds payable(1)	(29,275)	(217,608)	(106,622)
Junior subordinated notes(1)	31,279	(13,969)	(4,030)

Subtotal unrealized gain (loss), excluding derivatives	(104,759)	(222,999)	(13,676)
Derivatives	(87,475)	8,184	33,730

Subtotal unrealized gain (loss)	(192,234)	(214,815)	20,054
Net cash payments on derivatives (refer to Note 15)	(11,878)	(16,882)	(52,731)

Total	$(204,112)	$(231,697)	$(32,677)

(1)	Represents financial assets and liabilities for which the fair value option was elected.
(2)	Represents foreign currency remeasurement on investments, cash and deposits primarily denominated in Euros.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fair Value of Financial Instruments

In addition to the above disclosures regarding financial assets or liabilities which are recorded at fair value, U.S. GAAP requires disclosure of fair value about all financial instruments. The following disclosure of estimated fair value of financial instruments was determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on estimated fair value.

The following table presents the principal amount, carrying value and fair value of certain financial assets and liabilities as of December 31, 2015 and 2014 (dollars in thousands):

	December 31, 2015			December 31, 2014
	Principal / Notional Amount	Carrying Value	Fair Value	Principal / Notional Amount	Carrying Value	Fair Value
Financial assets:(1)
Real estate debt investments, net	$555,354	$501,474	$594,698	$1,187,316	$1,067,667	$1,066,911
Real estate debt investments, held for sale	225,037	224,677	224,677	—	—	—
Real estate securities, available for sale(2)	1,285,643	702,110	702,110	1,532,891	878,514	878,514
Derivative assets(2)(3)	4,173,872	116	116	3,848,859	3,247	3,247

Financial liabilities:(1)
Mortgage and other notes payable	$7,297,081	$7,164,576	$7,175,374	$8,453,625	$8,327,509	$8,331,170
Credit facilities	662,053	652,704	652,704	732,780	718,759	718,759
CDO bonds payable(2)(4)	436,491	307,601	307,601	560,959	390,068	390,068
Securitization bonds payable	—	—	—	41,831	41,746	41,929
Exchangeable senior notes	31,360	29,038	50,121	45,588	41,008	82,443
Junior subordinated notes(2)(4)	280,117	183,893	183,893	280,117	215,172	215,172
Derivative liabilities(2)(3)	2,225,750	103,293	103,293	318,726	17,915	17,915
Borrowings of properties held for sale	2,214,305	2,195,975	2,200,686	N/A	N/A	N/A

(1)	The fair value of other financial instruments not included in this table is estimated to approximate their carrying value.
(2)	Refer to “Determination of Fair Value” above for disclosures of methodologies used to determine fair value.
(3)	Derivative assets and liabilities exclude timing swaps with an aggregate notional amount of $28.0 million as of December 31, 2015 and 2014.
(4)	The fair value option has been elected for these liabilities.

Disclosure about fair value of financial instruments is based on pertinent information available to management as of the reporting date. Although management is not aware of any factors that would significantly affect fair value, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

Real Estate Debt Investments

For CRE debt investments, fair value was approximated by comparing the current yield to the estimated yield for newly originated loans with similar credit risk or the market yield at which a third party might expect to purchase such investment. Fair value was determined assuming fully-extended maturities regardless of structural or economic tests required to achieve such extended maturities. For any CRE debt investments that are deemed impaired, carrying value approximates fair value. The fair value of CRE debt investments held for sale is determined based on the expected sales price. These fair value measurements of CRE debt are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.

Mortgage and Other Notes Payable

For mortgage and other notes payable, the Company primarily uses rates currently available with similar terms and remaining maturities to estimate fair value. These measurements are determined using comparable U.S. Treasury rates as of the end of the reporting period or market credit spreads over the rate payable on fixed rate U.S. Treasury of like maturities. These fair value measurements are based on observable inputs, and as such, are classified as Level 3 of the fair value hierarchy. For the borrowings of properties held for sale, the Company uses available market information, which includes quoted market prices or recent transactions, if available, to estimate their fair value and are, therefore, based on observable inputs, and as such, are classified as Level 3 of the fair value hierarchy.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Securitization Bonds Payable

Securitization bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy.

Credit Facilities

As of the reporting date, the Company believes the carrying value of its credit facilities approximates fair value. These fair value measurements are based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.

Exchangeable Senior Notes

For the exchangeable senior notes, the Company uses available market information, which includes quoted market prices or recent transactions, if available, to estimate their fair value and are, therefore, based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.

15. Risk Management and Derivative Activities

Derivatives

The Company uses derivative instruments primarily to manage interest rate risk and such derivatives are not considered speculative. These derivative instruments are typically in the form of interest rate swap, cap and foreign currency forward agreements and the primary objective is to minimize interest rate risks associated with investment and financing activities. The counterparties of these arrangements are major financial institutions with which the Company may also have other financial relationships. The Company is exposed to credit risk in the event of non-performance by these counterparties and it monitors their financial condition; however, the Company currently does not anticipate that any of the counterparties will fail to meet their obligations.

The following tables present derivative instruments that were not designated as hedges under U.S. GAAP as of December 31, 2015 and 2014 (dollars in thousands):

	Number	Notional Amount(1)	Fair Value Net Asset (Liability)		Range of Fixed LIBOR / Forward Rate	Range of Maturity
As of December 31, 2015:
Interest rate caps	14	$4,173,872	$116		2.50%—5.00%	January 2016—December 2017
Interest rate swaps—N-Star CDOs	9	222,510	(7,321	)(2)	5.02%—5.25%	January 2017—July 2018
Interest rate swaps—other	2	2,003,240	(95,972)		3.39%—4.17%	July 2023—December 2029

Total	25	$6,399,622	$(103,177)

As of December 31, 2014:
Interest rate caps	21	$3,808,234	$2,131		2.50%—5.00%	January 2015—December 2017
Interest rate swaps—N-Star CDOs	10	235,929	(17,707	)(2)	5.00%—5.25%	June 2015—July 2018
Interest rate swaps—other	2	82,797	(208)		0.62%—5.00%	January 2016—July 2023

Total	33	$4,126,960	$(15,784)

(1)	Excludes timing swaps with a notional amount of $28.0 million as of December 31, 2015 and 2014.
(2)	Interest rate swaps in consolidated N-Star CDOs are liabilities and are only subject to the credit risks of the respective CDO transaction. As the interest rate swaps are senior to all the liabilities of the respective CDO and the fair value of each of the CDO’s investments exceeded the fair value of the CDO’s derivative liabilities, a credit valuation adjustment was not recorded.

The change in number and notional amount of derivative instruments from December 31, 2014 relates to derivatives entered into at the corporate level and in connection with new acquisitions, offset by contractual notional amortization and the maturity of a corporate interest rate cap and floor. The Company had no derivative financial instruments that were designated as hedges in qualifying hedging relationships as of December 31, 2015 and 2014.

The following table presents the fair value of derivative instruments, as well as their classification on the consolidated balance sheets, as of December 31, 2015 and 2014 (dollars in thousands):

	Balance Sheet	December 31,
	Location	2015	2014
Interest rate caps	Derivative assets	$116	$2,131
Interest rate swaps/foreign currency forwards	Derivative liabilities	$103,293	$17,915

The following table presents the effect of derivative instruments in the consolidated statements of operations for the years ended December 31, 2015, 2014 and 2013 (dollars in thousands):

		Years Ended December 31,
	Statements of Operations Location	2015	2014	2013
Amount of gain (loss) recognized in earnings (loss):
Adjustment to fair value of interest rate swaps and caps	Unrealized gain (loss) on investments and other	$(87,475)	$8,184	$33,730
Net cash payment on derivatives	Unrealized gain (loss) on investments and other	$(11,878)	$(16,882)	$(52,731)
Amount of swap gain (loss) reclassified from OCI into earnings	Interest expense—mortgage and corporate borrowings	$(934)	$(915)	$(4,885)
Reclassification of swap gain (loss) into gain (loss) from deconsolidation of N-Star CDOs (refer to Note 17)	Gain (loss) from deconsolidation of N-Star CDOs	$—	$—	$(15,246)

NorthStar Europe
Amount of gain (loss) recognized in earnings (loss):
Adjustment to fair value of interest rate swaps and caps	Income (loss) from discontinued operations	$(8,659)	$—	$—
Adjustments to fair value of foreign currency forwards	Income (loss) from discontinued operations	$(1,933)	$—	$—
Net cash payment on derivatives	Income (loss) from discontinued operations	$(214)	$—	$—

The Company’s counterparties held no cash margin as collateral against the Company’s derivative contracts as of December 31, 2015 and 2014. However, subsequent to year end, the Company posted $74.0 million of collateral related to an interest rate swap.

Risk Management

Concentrations of credit risk arise when a number of tenants, operators or issuers related to the Company’s investments are engaged in similar business activities or located in the same geographic region to be similarly affected by changes in economic conditions. The Company monitors its portfolios to identify potential concentrations of credit risks. With respect to the Company’s hotel portfolio, for the year ended December 31, 2015, Island and Marriott Hotel Services, Inc. accounted for 72.5% and 27.5%, respectively, of the Company’s hotel related income and 27.8% and 10.6%, respectively, of the Company’s total revenue. In addition, with respect to the Company’s healthcare portfolio, for the year ended December 31, 2015, Senior Lifestyle Holding Company, LLC was the healthcare operator as it related to 73.2% of the Company’s resident fee income and 9.7% of the Company’s total revenue. Otherwise, the Company has no other tenant or operator that generates 10% or more of its total revenue. The Company believes the remainder of its portfolios are reasonably well diversified and do not contain any unusual concentrations of credit risks.

16. Commitments and Contingencies

The Company is involved in various litigation matters arising in the ordinary course of its business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, in the opinion of management, the current legal proceedings are not expected to have a material adverse effect on the Company’s financial position or results of operations.

Guaranty Agreements

In connection with certain hotel acquisitions, the Company entered into guaranty agreements with various hotel franchisors, pursuant to which the Company guaranteed the franchisees’ obligations, including payments of franchise fees and marketing fees, for the term of the agreements, which expires from 2029 to 2034. As of December 31, 2015, the aggregate amount remaining under these guarantees is $5.5 million.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

In connection with the NRE Spin-off, the NRE Senior Notes are senior unsubordinated and unsecured primary obligations of NorthStar Europe and the Company continues to guarantee payments subsequent to the NRE Spin-off.

Other

Effective January 1, 2005, the Company adopted the NorthStar Realty Limited Partnership 401(k) Retirement Plan (the “401(k) Plan”) for its employees. Eligible employees under the 401(k) Plan may begin participation on the first day of the month after they have completed 30 days of employment. The Company’s matching contribution is calculated as 100% of the first 3% and 50% of the next 2% of participant’s eligible earnings contributed (utilizing earnings that are not in excess of the amount established by the Internal Revenue Service). The Company’s aggregate matching contribution for the years ended December 31, 2015, 2014 and 2013 was $0.1 million, $1.0 million and $0.8 million, respectively. The decrease from prior years is due to most of the Company’s existing employees at the time of the NSAM Spin-off becoming employees of NSAM.

Obligations Under Ground Leases

The following table presents minimum future rental payments under the Company’s contractual ground lease obligations for certain building leaseholds as of December 31, 2015 (dollars in thousands):

Years Ending December 31:	Total(1)
2016	$4,984
2017	5,034
2018	5,149
2019	5,086
2020	5,139
Thereafter	122,690

Total minimum lease payments	$148,082

(1)	Represents 55 ground leases of which 20 leases ground rent are paid directly by the tenants/operators.

17. Variable Interest Entities

As of December 31, 2015, the Company has identified certain consolidated and unconsolidated VIEs. Assets of each of the VIEs may only be used to settle obligations of the respective VIE. Creditors of each of the VIEs have no recourse to the general credit of the Company.

Consolidated VIEs

N-Star CDOs

As of December 31, 2015, the Company serves as collateral manager and/or special servicer for N-Star CDOs I and IX which are primarily collateralized by CRE securities. The Company consolidates these entities as the Company has the power to direct the activities that most significantly impact the economic performance of these CDOs, and therefore, continues to be the primary beneficiary.

The Company is not contractually required to provide financial support to any of these consolidated VIEs, however, the Company, in its capacity as collateral manager and/or special servicer, may in its sole discretion provide support such as protective and other advances it deems appropriate. The Company did not provide any other financial support to any of its consolidated VIEs for the years ended December 31, 2015, 2014 and 2013.

Unconsolidated VIEs

N-Star CDOs

The Company delegated the collateral management rights for N-Star CDOs IV, VI and VIII and the CapLease CDO on September 30, 2013 and the CSE CDO on December 31, 2013 to a third-party collateral manager/collateral manager delegate who is entitled to a percentage of the senior and subordinate collateral management fees. The Company continues to receive fees as named collateral manager or collateral manager delegate and retained administrative responsibilities. The Company evaluated the fees paid to the third-party collateral manager/collateral manager delegate and concluded that such fees represented a variable interest

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

in the deconsolidated loan CDOs and that the third party was functioning as a principal. The Company determined that the delegation of the Company’s collateral management power in the CDOs was a VIE reconsideration event and concluded that these CDOs were still VIEs as the equity investors do not have the characteristics of a controlling financial interest. The Company then reconsidered if it was the primary beneficiary of such VIEs and determined that it no longer has the power to direct the activities that most significantly impact the economic performance of these CDOs, which includes but is not limited to selling collateral, and therefore is no longer the primary beneficiary of such CDOs. As a result, the Company does not consolidate the assets and liabilities for N-Star CDOs IV, VI and VIII, CSE CDO and the CapLease CDO. In September 2015, N-Star CDO IV was liquidated.

In March 2014, the Company determined it no longer had the power to direct the activities that most significantly impact the economic performance of N-Star CDO V due to the ability of a single party to remove the Company as collateral manager as a result of an existing event of default. The Company was no longer the primary beneficiary of N-Star CDO V, and as a result, in the first quarter 2014, the Company deconsolidated the assets and liabilities of this CDO.

In May 2014, the Company determined it no longer had the power to direct the activities that most significantly impact the economic performance of N-Star CDO III due to the ability of a single party to remove the Company as collateral manager as a result of an existing event of default. The Company was no longer the primary beneficiary of N-Star CDO III, and as a result, in the second quarter 2014, the Company deconsolidated the assets and liabilities of this CDO.

Similar events of default in the future, if they occur, could cause the Company to deconsolidate additional CDO financing transactions.

For the year ended December 31, 2014, the deconsolidation of N-Star CDOs III and V resulted in an aggregate non-cash realized loss on deconsolidation of $31.4 million recorded in the consolidated statement of operations, which was the result of the deconsolidation of an aggregate $192.5 million of assets, $149.0 million of liabilities, net of $8.8 million of fair value of N-Star CDO bonds recorded that no longer eliminated in consolidation and the reclassification of $3.3 million of unrealized gain to loss from deconsolidation.

For the year ended December 31, 2013, the deconsolidation of N-Star CDOs IV, VI, VIII and CapLease CDO resulted in an aggregate non-cash realized loss on deconsolidation of $299.8 million recorded in the consolidated statement of operations, which was the result of the deconsolidation of an aggregate $1.8 billion of assets, $1.4 billion of liabilities, net of $223.7 million of fair value of N-Star CDO bonds and equity recorded that no longer eliminated in consolidation and the reclassification of $3.3 million of unrealized gain and $15.2 million of OCI swap loss to loss from deconsolidation.

Other Unconsolidated VIEs

Based on management’s analysis, the Company is not the primary beneficiary of the VIEs summarized below and as such, these VIEs are not consolidated into the Company’s financial statements as of December 31, 2015. These unconsolidated VIEs are summarized as follows:

Real Estate Debt Investments

The Company identified three CRE debt investments with an aggregate carrying value of $60.4 million as variable interests in a VIE. The Company determined that it is not the primary beneficiary of such VIEs, and as such, the VIEs are not consolidated in the Company’s financial statements. For all other CRE debt investments, the Company determined that these investments are not VIEs and, as such, the Company continues to account for all CRE debt investments as loans.

Real Estate Securities

The Company identified two CRE securities, other than investments in N-Star CDOs, with an aggregate fair value of $46.1 million as variable interests in VIEs. In connection with certain CMBS investments, the Company became the controlling class and/or was named directing certificate holder of a securitization it did not sponsor. For one of these securitizations, an affiliate of NSAM was appointed as special servicer. The special servicing business for certain securitizations was transferred to NSAM in connection with the NSAM Spin-off. The Company determined each securitization was a VIE. However, the Company determined at that time and continues to believe that it does not currently or potentially hold a significant interest in any of these securitizations and, therefore, is not the primary beneficiary.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

NorthStar Realty Finance Trusts

The Company owns all of the common stock of the Trusts. The Trusts were formed to issue trust preferred securities. The Company determined that the holders of the trust preferred securities were the primary beneficiaries of the Trusts. As a result, the Company did not consolidate the Trusts and has accounted for the investment in the common stock of the Trusts under the equity method. As of December 31, 2015, the Company’s carrying value and maximum exposure to loss related to its investment in the Trusts is $3.7 million and is recorded in investments in unconsolidated ventures on the consolidated balance sheets.

PE Investments

In May 2015, in connection with the Company’s investment in PE Investment XIII, the Company determined that two of the underlying funds are VIEs. The Company determined that the funds are a VIE as there is insufficient equity at risk in each limited partnership and the general partner in each fund has the power to direct the activities that most significantly impact the funds’ economic performance as the general partner performs such activities. As of December 31, 2015, the Company’s investment in both funds is $32.2 million. As of December 31, 2015, the amount of expected future contributions to both funds is $2.5 million.

Summary of Unconsolidated VIEs

The following table presents the classification, carrying value and maximum exposure of unconsolidated VIEs as of December 31, 2015 (dollars in thousands):

	Junior Subordinated Notes, at Fair Value	Real Estate Debt Investments, Net	Real Estate Securities, Available for Sale	PE Investments	Total	Maximum Exposure to Loss(1)
Real estate debt investments, net	$—	$60,443	$—	$—	$60,443	$60,443
Investments in unconsolidated ventures	3,742	—	—	—	3,742	3,742
Investments in private equity funds, at fair value	—	—	—	32,249	32,249	32,249
Real estate securities, available for sale:
N-Star CDO bonds	—	—	216,727	—	216,727	216,727
N-Star CDO equity	—	—	44,905	—	44,905	44,905

CMBS	—	—	46,074	—	46,074	46,074

Subtotal real estate securities, available for sale	—	—	307,706	—	307,706	307,706
Total assets	3,742	60,443	307,706	32,249	404,140	404,140
Junior subordinated notes, at fair value	183,893	—	—	—	183,893	NA

Total liabilities	183,893	—	—	—	183,893	NA

Net	$(180,151)	$60,443	$307,706	$32,249	$220,247	$404,140

(1)	The Company’s maximum exposure to loss as of December 31, 2015 would not exceed the carrying value of its investment.

The Company is not contractually required to provide financial support to any of its unconsolidated VIEs during the years ended December 31, 2015, 2014 and 2013 however, the Company, in its capacity as collateral manager/collateral manager delegate and/or special servicer of the deconsolidated N-Star CDOs, may in its sole discretion provide support such as protective and other advances it deems appropriate. As of December 31, 2015, there were no explicit arrangements or implicit variable interests that could require the Company to provide financial support to any of its unconsolidated VIEs.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

18. Quarterly Financial Information (Unaudited)

The following tables presents selected quarterly information, which reflects prior period reclassifications related to discontinued operations, for the years ended December 31, 2015 and 2014 (dollars in thousands):

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Property and other revenues	$474,355	$486,776	$455,728	$400,577
Net interest income on debt and securities	38,511	59,105	57,529	63,660
Expenses	594,327	570,040	545,566	500,068
Equity in earnings (losses) of unconsolidated ventures	47,339	60,359	57,736	53,643
Income (loss) from continuing operations	(65,778)	(91,947)	211	(1,199)
Income (loss) from discontinued operations	5,756	(16,760)	(84,464)	(13,086)
Net income (loss)	(60,022)	(108,616)	(84,342)	(14,287)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	(72,282)	(126,111)	(97,502)	(31,602)
Earnings (loss) per share:(1)(2)
Basic	$(0.39)	$(0.69)	$(0.56)	$(0.20	)(2)
Diluted	$(0.39)	$(0.69)	$(0.56)	$(0.20	)(2)

(1)	The total for the year may differ from the sum of the quarters as a result of weighting.
(2)	Adjusted for the Reverse Split effected on November 1, 2015.

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Property and other revenues	$295,085	$194,149	$119,357	$70,909
Net interest income on debt and securities	72,046	77,936	72,761	75,396
Expenses	463,494	296,515	191,711	110,567
Equity in earnings (losses) of unconsolidated ventures	55,423	41,694	33,958	33,978
Income (loss) from continuing operations	(81,991)	(17,511)	(59,916)	(116,967)
Income (loss) from discontinued operations	(28,890)	(9,100)	(572)	(6,139)
Net income (loss)	(110,881)	(26,609)	(60,488)	(123,108)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	(116,453)	(46,527)	(73,566)	(134,961)
Earnings (loss) per share:(1)(2)
Basic	$(0.93)	$(0.46)	$(0.84)	$(1.68)
Diluted	$(0.93)	$(0.46)	$(0.84)	$(1.68)

(1)	The total for the year may differ from the sum of the quarters as a result of weighting.
(2)	Adjusted for the Reverse Split effected on November 1, 2015.

19. Segment Reporting

The Company currently conducts its business through the following five segments (excluding the asset management business and the European real estate business which the Company spun off on June 30, 2014 and October 31, 2015, respectively, which are no longer separate operating segments), based on how management reviews and manages its business:

•	Real Estate—The real estate business concentrates on various types of investments in commercial real estate located throughout the United States that includes healthcare, hotel, manufactured housing communities, net lease, multifamily and multi-tenant office properties. In addition, it includes certain healthcare properties located outside of the United States and PE Investments diversified by property type and geography.

•	Healthcare—The healthcare properties are comprised of a diverse portfolio of medical office buildings, senior housing, skilled nursing and other healthcare properties. The majority of the healthcare properties are medical office buildings and properties structured under a net lease to healthcare operators. In addition, the Company owns senior operating facilities which include independent living facilities and healthcare properties that operate through management agreements with independent third-party operators, predominantly through RIDEA structures that permit the Company, through a TRS, to have direct exposure to resident fee income and incur customary related operating expenses. In February 2016, the Company entered into an agreement to sell its 60% interest in a $899 million Senior Housing Portfolio for $535 million, subject to proration and adjustment. The Company expects the buyer to assume its portion of the $648 million of related mortgage financing. The Company expects to receive $150 million of net proceeds upon completion of the sale in March 2016. Such asset and related liability is classified as held for sale on the Company’s consolidated balance sheet.

•	Hotel—The hotel portfolio is a geographically diverse portfolio primarily comprised of extended stay hotels and premium branded select service hotels primarily located in major metropolitan markets with the majority affiliated with top hotel brands.

•	Manufactured Housing—The manufactured housing portfolio consists of communities that lease pad rental sites for placement of factory built homes located throughout the United States. In addition, the portfolio includes manufactured homes and receivables related to the financing of homes sold to residents. Currently, the Company is exploring the sale of its manufactured housing portfolio and such assets and related liabilities are classified as held for sale on the Company’s consolidated balance sheet.

•	Net Lease—The net lease properties are primarily industrial, office and retail properties typically under net leases to corporate tenants.

•	Multifamily—The multifamily portfolio primarily focuses on properties located in suburban markets that are well suited to capture the formation of new households. Currently, the Company is exploring the sale of its multifamily portfolio and in February 2016, the Company entered in and is finalizing agreements to sell up to ten multifamily properties for $311 million with $210 million of related mortgage financing expected to be assumed as part of the transaction. The Company expects to receive $91 million of net proceeds and continue to explore the sale of the remaining two properties. Such assets and related liabilities are classified as held for sale on the Company’s consolidated balance sheet.

•	Multi-tenant Office—The Company pursues the acquisition of multi-tenant office properties currently focused on the western United States.

•	PE Investments—The real estate business also includes investments (directly or indirectly in joint ventures) owning PE Investments managed by institutional quality sponsors and diversified by property type and geography. In February 2016, the Company entered into an agreement to sell substantially all of its interest in PE Investment II for $184.1 million of proceeds and is exploring the sale of its remaining PE Investments.

•	Commercial Real Estate Debt—The CRE debt business is focused on originating, acquiring and asset managing senior and subordinate debt investments secured primarily by commercial real estate and includes first mortgage loans, subordinate mortgage and mezzanine loans and participations in such loans and preferred equity interests. The Company may from time to time take title to collateral in connection with a CRE debt investment as REO which would be included in the CRE debt business. In February 2016, the Company sold or committed to sell seven loans with a total principal amount of $225.0 million at par, with $46.9 million of proceeds used to pay down the Company’s loan facility, resulting in $178.2 million of net proceeds.

•	Commercial Real Estate Securities—The CRE securities business is predominately comprised of N-Star CDO bonds and N-Star CDO equity of deconsolidated N-Star CDOs and includes other securities, mostly CMBS meaning each asset is a pool backed by a large number of commercial real estate loans. The Company also invests in opportunistic CRE securities such as an investment in a “B-piece” CMBS. In February 2016, the Company sold certain CRE securities for $53.9 million of net proceeds.

•

N-Star CDOs—The Company historically originated or acquired CRE debt and securities investments that were predominantly financed through permanent, non-recourse CDOs. The Company’s remaining consolidated CDOs are past the reinvestment period and given the nature of these transactions, these CDOs are amortizing over time as the underlying assets pay down or are sold. The Company has been winding down its legacy CDO business and investing in a broad and diverse range of CRE assets. As a result, this distinct business is a significantly smaller portion of its business today than

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

in the past. As of December 31, 2015, only N-Star securities CDOs I and IX continue to be consolidated. Refer to Note 17 for further disclosure regarding deconsolidated N-Star CDOs. The Company continues to receive collateral management fees related to administrative responsibilities for deconsolidated N-Star CDO financing transactions, which are recorded in other revenue and included in the N-Star CDOs segment.

•	Corporate—The corporate segment includes NSAM management fees incurred, corporate level interest income and interest expense and general and administrative expenses.

The Company primarily generates revenue from rental income from its real estate properties, operating income from healthcare and hotel properties permitted by the RIDEA and net interest income on the CRE debt and securities portfolios. Additionally, the Company records equity in earnings of unconsolidated ventures, including from PE Investments. The Company’s income is primarily derived through the difference between revenue and the cost at which the Company is able to finance its investments. The Company may also acquire investments which generate attractive returns without any leverage.

Prior to the NSAM Spin-off, the Company generated fee income from asset management activities. The asset management segment represents the consolidated results of operations and balance sheet of such asset management business which was transferred to NSAM in connection with the NSAM Spin-off. Amounts related to the asset management business are reported in discontinued operations and include an allocation of indirect expenses related to managing the NSAM Sponsored Companies and owning NorthStar Securities, including salaries, equity-based compensation and other general and administrative expenses (primarily occupancy and other costs) based on an estimate had the asset management business been run as an independent entity.

Prior to the NRE Spin-off, the Company generated rental and escalation income from its European properties. The European real estate segment represents the consolidated results of operations and balance sheet of such European real estate business which was transferred to NRE in connection with the NRE Spin-off. Amounts related to the European real estate business are reported in discontinued operations.

The following tables present segment reporting for the years ended December 31, 2015, 2014 and 2013 (dollars in thousands):

Statement of Operations:					N-Star CDOs(2)
Year Ended December 31, 2015	Real Estate(1)		CRE Debt	CRE Securities	CRE Securities	Corporate		European Real Estate(3)		Consolidated Total
Rental and escalation income	$732,123		$—	$—	$302	$—		$—		$732,425
Hotel related income	784,151		—	—	—	—		—		784,151
Resident fee income	271,394		—	—	—	—		—		271,394
Net interest income on debt and securities	10,546	(4)	88,893	62,235	44,393	12,738	(5)	—		218,805
Interest expense—mortgage and corporate borrowings	433,023		—	—	—	53,385		—		486,408
Income (loss) before equity in earnings (losses) and income tax benefit (expense)	(163,974	)(6)	86,476	85,618	(15,612)	(355,973	)(7)	—		(363,465)
Equity in earnings (losses) of unconsolidated ventures	218,766		—	—	—	311		—		219,077
Income tax benefit (expense)	(13,776)		(555)	6	—	—		—		(14,325)
Income (loss) from continuing operations	41,016		85,921	85,624	(15,612)	(355,662)		—		(158,713)
Income (loss) from discontinued operations	(11)		—	—	—	—		(108,543	)(8)	(108,554)
Net income (loss)	41,005		85,921	85,624	(15,612)	(355,662)		(108,543	)(8)	(267,267)

Balance Sheet:
December 31, 2015:
Investments in private equity funds, at fair value	1,101,650		—	—	—	—		—		1,101,650
Investments in unconsolidated ventures	129,457		8,526	—	—	17,754		—		155,737
Total Assets	13,871,796		66,527	913,402	422,953	128,367		—		15,403,045

(1)	Includes $37.6 million of rental and escalation income and $2.3 million of net income from a portfolio of healthcare assets located in the United Kingdom.
(2)	Based on CDO financing transactions that were primarily collateralized by CRE securities and may include other types of investments. $5.2 million of collateral management fees were earned from CDO financing transactions for the year ended December 31, 2015, of which $2.3 million was eliminated in consolidation. The eliminated amounts are recorded as other revenue in the Corporate segment and as an expense in the N-Star CDO segment.
(3)	Represents the consolidated statements of operations of NRE reported in discontinued operations and includes an allocation of indirect expenses from the Company (refer to Note 9).
(4)	Primarily represents interest income earned from notes receivable on manufactured homes and interest income on loans in the Griffin-American portfolio.
(5)	Represents income earned from CDO bonds repurchased at a discount, recognized using the effective interest method, that is eliminated in consolidation. The corresponding interest expense is recorded in net interest income in the N-Star CDOs segment.
(6)	Primarily relates to depreciation and amortization of $454.8 million.
(7)	Includes management fees to NSAM of $198.7 million.
(8)	Primarily relates to transaction costs of $109.5 million and depreciation and amortization of $42.4 million.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Statement of Operations:					N-Star CDOs(1)
Year Ended December 31, 2014	Real Estate		CRE Debt	CRE Securities	CRE Securities	Corporate	Asset Management(2)	European Real Estate(3)		Consolidated Total
Rental and escalation income	$348,666		$—	$—	$1,285	$—	$—	$—		$349,951
Hotel related income	237,039		—	—	—	—	—	—		237,039
Resident fee income	77,516		—	—	—	—	—	—		77,516
Net interest income on debt and securities	5,951	(4)	145,159	82,246	63,216	1,567 (5)	—	—		298,139
Interest expense—mortgage and corporate borrowings	183,042		—	—	—	48,852	—	—		231,894
Income (loss) before equity in earnings (losses) and income tax benefit (expense)	(170,495	)(6)	139,581	101,691	(185,730)	(309,879)	—	—		(424,832)
Equity in earnings (losses) of unconsolidated ventures	162,126		2,644	—	—	283	—	—		165,053
Income tax benefit (expense)	(15,904)		(70)	(205)	(352)	(75)	—	—		(16,606)
Income (loss) from continuing operations	(24,273)		142,155	101,486	(186,082)	(309,671)	—	—		(276,385)
Income (loss) from discontinued operations	(925)		—	—	—	—	(7,203)	(36,573	)(7)	(44,701)
Net income (loss)	(25,198)		142,155	101,486	(186,082)	(309,671)	(7,203)	(36,573	)(7)	(321,086)

Balance Sheet:
December 31, 2014:
Investments in private equity funds, at fair value	$962,038		$—	$—	$—	$—	$—	$—		$962,038
Investments in unconsolidated ventures	184,026		8,526	—	—	15,225	—	—		207,777
Total Assets	12,771,368		1,158,947	417,884	506,616	163,264	—	160,633		15,178,712

(1)	Based on CDO financing transactions that were primarily collateralized by CRE securities and may include other types of investments. $5.9 million of collateral management fees were earned from CDO financing transactions for the year ended December 31, 2014, of which $2.6 million was eliminated in consolidation. The eliminated amounts are recorded as other revenue in the Corporate segment and as an expense in the N-Star CDO segment.
(2)	Represents the consolidated statements of operations of NSAM reported in discontinued operations and includes an allocation of indirect expenses from the Company (refer to Note 9).
(3)	Represents the consolidated statements of operations of NRE reported in discontinued operations and includes an allocation of indirect expenses from the Company (refer to Note 9).
(4)	Primarily represents interest income earned from notes receivable on manufactured homes.
(5)	Represents income earned from CDO bonds repurchased at a discount, recognized using the effective interest method, that is eliminated in consolidation. The corresponding interest expense is recorded in net interest income in the N-Star CDOs segment.
(6)	Includes depreciation and amortization of $182.1 million.
(7)	Primarily relates to transaction costs of $27.5 million.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Statement of Operations:					N-Star CDOs(1)
Year Ended December 31, 2013	Real Estate		CRE Debt	CRE Securities	CRE Debt	CRE Securities	Corporate	Asset Management(2)	Consolidated Total
Rental and escalation income	$202,765		$260	$—	$30,947	$1,152	$—	$—	$235,124
Net interest income on debt and securities	833	(2)	48,594	38,160	50,669	84,600	43,501 (4)	—	266,357
Interest expense—mortgage and corporate borrowings	76,388		—	—	9,876	—	54,763	—	141,027
Income (loss) before equity in earnings (losses) and income tax benefit (expense)	(5,186	)(5)	50,632	85,236	(312,148)	96,380	(78,540)	—	(163,626)
Equity in earnings (losses) of unconsolidated ventures	88,949		3,594	—	(817)	—	—	—	91,726
Income tax benefit (expense)	(7,249)		—	—	—	—	—	—	(7,249)
Income (loss) from continuing operations	76,514		54,226	85,236	(312,965)	96,380	(78,540)	—	(79,149)
Income (loss) from discontinued operations	(8,356)		—	—	—	—	—	(405)	(8,761)
Net income (loss)	68,158		54,226	85,236	(312,965)	96,380	(78,540)	(405)	(87,910)

Balance Sheet:
December 31, 2013:
Investments in private equity funds, at fair value	$586,018		$—	$—	$—	$—	$—	$—	$586,018
Investments in unconsolidated ventures	113,735		14,222	—	—	—	14,383	—	142,340
Total Assets	3,343,402		1,211,079	413,184	—	733,528	627,148	31,709	6,360,050

(1)	Based on CDO financing transactions that were primarily collateralized by CRE securities and may include other types of investments. $11.1 million of collateral management fees were earned from CDO financing transactions for the year ended December 31, 2013, of which $10.4 million was eliminated in consolidation. The eliminated amounts are recorded as other revenue in the Corporate segment and as an expense in the N-Star CDO segment.
(2)	Represents the consolidated statements of operations of NSAM reported in discontinued operations and includes an allocation of indirect expenses from the Company (refer to Note 9).
(3)	Primarily represents interest income earned from notes receivable on manufactured homes and interest income on loans in the Griffin-American portfolio.
(4)	Represents income earned from CDO bonds repurchased at a discount, recognized using the effective interest method, that is eliminated in consolidation. The corresponding interest expense is recorded in net interest income in the N-Star CDOs segment.
(5)	Includes depreciation and amortization of $75.8 million.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

20. Supplemental Disclosures of Non-cash Investing and Financing Activities

The following table presents non-cash investing and financing activities for the years ended December 31, 2015, 2014 and 2013 (dollars in thousands):

	Years Ended December 31,
	2015	2014	2013
Reclassification of operating real estate, net to asset held for sale	$2,627,551	$22,323	$30,063
Reclassification of mortgage note payable to liabilities held for sale	2,195,975	—	28,962
Net assets distributed in spin-off of European real estate business (refer to Note 9)	539,491	—	—
Assumption of mortgage notes payable upon acquisition of operating real estate	273,023	870,871	—
Reclassification of operating real estate to intangible assets	247,602	160,511	25,497
Reclassification of CRE debt investment to held for sale	224,677	15,223	—
Reclassification of other assets to asset held for sale	57,323	—	—
Reclassification of CRE debt investment and secured borrowing (refer to Note 10)	54,056	—	—
Acquired assets and liabilities in connection with European real estate acquisitions	49,942	—	—
Reclassification of intangible assets to asset held for sale	49,530	—	—
Reclassification of deferred financing costs to mortgage notes and other payables	49,050	—	—
Deferred purchase price for PE Investment XIV (refer to Note 5)	47,808	—	—
Escrow deposit payable related to CRE debt investments	47,303	34,521	57,226
Reclassification of other liabilities to intangible liabilities	37,836	—	—
Reduction of assets and liabilities held for sale via taking title	28,962	—	—
Reclassification of other assets to operating real estate	25,577	—	—
Conversion of Deferred LTIP Units to LTIP Units (refer to Note 13)	18,730	—	—
Reclassification of escrow deposit payable to other liabilities	17,377	—	—
Non-controlling interests—reallocation of interest in Operating Partnership (refer to Note 13)	14,548	—	—
Conversion of exchangeable senior notes	13,590	320,304	74,778
Reclassification of deferred financing costs to credit facilities	9,525	—	—
Dividends payable related to RSUs	3,548	—	2,128
Retirement of shares of common stock	2,001	—	—
Contribution from non-controlling interest	1,461	75,428	—
Reclassification of deferred financing costs to exchangeable senior notes	384	—	—
Non-cash related to PE Investments	218	15,581	17,473
Issuance of common stock in connection with the merger of Griffin-American	—	1,075,930	—
Acquired assets in connection with the merger of Griffin-American	—	503,784	—
Exchangeable senior notes exchanged for Senior Notes (refer to Note 8)	—	296,382	—
Acquired liabilities in connection with the merger of Griffin-American	—	229,015	—
Reclassification of operating real estate to other assets	—	67,655	89,219
CRE debt investment payoff due from servicer	—	64,092	—
Net assets distributed in spin-off of asset management business (refer to Note 9)	—	39,709	—
Conversion of Old LTIP Units (refer to Note 11)	—	18,611	10,129
Common stock related to transactions	—	6,801	17,712
Real estate acquisition(1)	—	—	135,361
Reduction of CRE debt investments(1)	—	—	135,361
Assignment of mortgage note payable via sale	—	—	7,813
Increase in restricted cash(1)	—	—	2,730
Deferred purchase price for PE Investment III (refer to Note 5)	—	—	39,759
Reclassification of real estate debt investment to other assets	—	—	8,952
Equity component of exchangeable senior notes	—	—	45,740

(1)	Non-cash activity occurred in connection with taking title to collateral.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Cash Paid for Interest and Income Taxes

For the years ended December 31, 2015, 2014, and 2013, cash paid for interest on outstanding borrowings was $429.0 million, $223.0 million and $158.9 million, respectively. The difference between interest expense on the consolidated statements of operations and cash paid for interest is primarily due to reclassification of losses related to derivative instruments from OCI into earnings and non-cash interest expense recorded on amortization of deferred financing costs related to borrowings. For the years ended December 31, 2015 and 2014, cash paid for income taxes was $26.5 million and $3.4 million, respectively. There was an immaterial amount of cash paid for income taxes for the year ended December 31, 2013.

21. Subsequent Events

Dividends

On February 25, 2016, the Company declared a dividend of $0.40 per share of common stock, after giving effect to the Reverse Split. The common stock dividend will be paid on March 11, 2016 to stockholders of record as of the close of business on March 7, 2016. On January 28, 2016, the Company declared a dividend of $0.54688 per share of Series A preferred stock, $0.51563 per share of Series B preferred stock, $0.55469 per share of Series C preferred stock, $0.53125 per share of Series D Preferred Stock and $0.54688 per share of Series E Preferred Stock. Dividends were paid on all series of preferred stock on February 16, 2016 to stockholders of record as of the close of business on February 8, 2016.

Strategic Initiatives

On February 25, 2016, the Company announced that its board of directors formed a special committee and the special committee retained UBS Investment Bank as its financial advisor to explore a potential recombination transaction with NSAM. The special committee will be comprised solely of independent directors that are not on the board of directors of NSAM, including the new independent director appointed to the board of directors effective March 1, 2016. There can be no assurance that the exploration of corporate strategic initiatives will result in the identification or consummation of any strategic transaction or initiative.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

(Dollars in Thousands)

	Beginning Balance	Charged to Costs and Expenses		Other Charges	Deductions	Ending Balance
For the Year Ended December 31, 2015
Loan loss reserves	$5,599	2,240	(1)(2)	—	—	$7,839
Allowance for doubtful accounts	2,020	6,678		—	(4,380)	4,318
Allowance for unbilled rent receivable	4,037	—		—	(3,921)	116

	$11,656	$8,918		$—	$(8,301)	$12,273

For the Year Ended December 31, 2014
Loan loss reserves	$2,880	$2,719	(1)	$—	$—	$5,599
Allowance for doubtful accounts	1,151	3,220		—	(2,351)	2,020
Allowance for unbilled rent receivable	307	7,638		—	(3,908)	4,037

	$4,338	$13,577		$—	$(6,259)	$11,656

For the Year Ended December 31, 2013
Loan loss reserves	$156,699	$(8,786)		$—	$(145,033)	$2,880
Allowance for doubtful accounts	1,526	784		—	(1,159)	1,151
Allowance for unbilled rent receivable	—	354		—	(47)	307

	$158,225	$(7,648)		$—	$(146,239)	$4,338

(1)	Excludes $0.8 million of provision for loan losses relating to manufactured housing notes receivables recorded in assets of properties held for sale for the year ended December 31, 2015 and $1.0 million recorded in other assets for the year ended December 31, 2014, respectively.
(2)	Includes $1.2 million of provision for loan losses relating to loans held for sale for the year ended December 31, 2015.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Healthcare
Medical Office Building
Abilene, TX	$11,430	$986	$18,279	$57	$986	$18,336	$19,322	$635	$18,687	Dec-14	39 years
Alice, TX(3)	6,199	—	6,847	21	—	6,868	6,868	324	6,544	Dec-14	39 years
Amarillo, TX	17,435	2,867	10,462	34	2,867	10,496	13,363	474	12,889	Dec-14	39 years
Austell, GA	7,362	2,464	10,346	53	2,464	10,399	12,863	435	12,428	Dec-14	39 years
Avon, IN	5,231	704	7,123	67	704	7,190	7,894	185	7,709	Dec-14	39 years
Batavia, OH(3)	9,589	—	19,664	61	—	19,725	19,725	763	18,962	Dec-14	39 years
Beachwood, OH	12,108	2,384	23,035	549	2,384	23,584	25,968	1,047	24,921	Dec-14	39 years
Benton, AR(3)	9,378	—	20,150	251	—	20,401	20,401	712	19,689	Dec-14	39 years
Bessemer, AL(3)	25,208	—	49,025	169	—	49,194	49,194	1,736	47,458	Dec-14	39 years
Bloomington, IN	5,812	634	8,310	258	634	8,568	9,202	377	8,825	Dec-14	39 years
Boynton Beach, FL(3)	—	—	10,326	288	—	10,614	10,614	402	10,212	Dec-14	39 years
Bradenton, FL(3)	12,723	—	16,855	2,391	—	19,246	19,246	636	18,610	Dec-14	39 years
Brentwood, CA	16,292	2,273	20,262	63	2,273	20,325	22,598	807	21,791	Dec-14	39 years
Brownsburg, IN	17,629	1,358	15,981	73	1,358	16,054	17,412	573	16,839	Dec-14	39 years
Bryant, AR	5,570	573	8,977	28	573	9,005	9,578	311	9,267	Dec-14	39 years
Carlsbad, NM(3)	6,800	—	7,156	22	—	7,178	7,178	328	6,850	Dec-14	39 years
Carmel, IN	22,472	1,106	42,707	275	1,106	42,982	44,088	1,473	42,615	Dec-14	39 years
Carson City, NV	19,179	1,277	26,454	118	1,277	26,572	27,849	1,085	26,764	Dec-14	39 years
Champaign, IL	4,688	1,106	7,203	22	1,106	7,225	8,331	362	7,969	Dec-14	39 years
Chillicothe, OH	—	955	24,895	78	955	24,973	25,928	1,070	24,858	Dec-14	39 years
Chula Vista, CA	22,543	5,179	27,263	971	5,179	28,234	33,413	1,011	32,402	Dec-14	39 years
Cleveland, OH	6,635	1,740	13,336	218	1,740	13,554	15,294	516	14,778	Dec-14	39 years
Columbia, SC	3,874	744	10,679	160	744	10,839	11,583	407	11,176	Dec-14	39 years
Decatur, GA	14,231	2,963	21,538	110	2,963	21,648	24,611	970	23,641	Dec-14/Jan-15	39 years
Des Plaines, IL	9,880	1,840	9,039	136	1,840	9,175	11,015	405	10,610	Dec-14	39 years
DeSoto, TX	9,414	976	9,216	29	976	9,245	10,221	406	9,815	Dec-14	39 years
East Arlington, TX	3,102	3,619	901	63	3,619	964	4,583	196	4,387	May-07	40 years
El Paso, TX(3)	9,996	—	18,462	69	—	18,531	18,531	748	17,783	Dec-14	39 years
Ennis, TX	7,265	573	7,850	25	573	7,875	8,448	258	8,190	Dec-14	39 years
Escanaba, MI(3)	13,437	—	12,462	39	—	12,501	12,501	437	12,064	Dec-14	39 years
Evansville, IN(3)	34,515	—	34,450	108	—	34,558	34,558	1,358	33,200	Dec-14	39 years
Frisco, TX	16,902	2,645	11,225	40	2,645	11,265	13,910	472	13,438	Dec-14	39 years
Greeley, CO	36,636	8,005	40,791	290	8,005	41,081	49,086	1,782	47,304	Dec-14	39 years
Hendersonville, TN	7,846	1,488	9,000	28	1,488	9,028	10,516	434	10,082	Dec-14	39 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Highlands Ranch, CO	$8,495	$2,062	$4,890	$484	$2,062	$5,374	$7,436	$253	$7,183	Dec-14	39 years
Hilo, HI	8,814	443	9,115	28	443	9,143	9,586	379	9,207	Dec-14	39 years
Hinsdale, IL	37,001	4,948	29,775	1,760	4,948	31,535	36,483	1,323	35,160	Dec-14	39 years
Hobbs, NM(3)	4,262	—	3,924	12	—	3,936	3,936	186	3,750	Dec-14	39 years
Hope, AR(3)	533	—	2,038	6	—	2,044	2,044	107	1,937	Dec-14	39 years
Houston, TX(3)	4,097	—	5,647	77	—	5,724	5,724	312	5,412	Dec-14	39 years
Humble, TX	11,594	332	14,996	47	332	15,043	15,375	496	14,879	Dec-14	39 years
Huntsville, AL(3)	8,718	—	13,126	78	—	13,204	13,204	572	12,632	Dec-14	39 years
Indianapolis, IN	82,160	9,334	112,857	1,641	9,334	114,498	123,832	4,674	119,158	Dec-14	39 years
Jasper, GA	14,505	2,565	14,652	70	2,565	14,722	17,287	671	16,616	Dec-14	39 years
Jersey City, NJ(3)	31,771	—	39,450	137	—	39,587	39,587	1,417	38,170	Dec-14	39 years
Johns Creek, GA	19,469	4,526	24,739	381	4,526	25,120	29,646	1,044	28,602	Dec-14	39 years
Killeen, TX	1,744	292	1,918	6	292	1,924	2,216	77	2,139	Dec-14	39 years
Knoxville, TN	58,785	3,942	75,172	235	3,942	75,407	79,349	2,583	76,766	Dec-14	39 years
Lacombe, LA	11,381	965	17,654	55	965	17,709	18,674	675	17,999	Dec-14	39 years
Lafayette, IN	36,129	3,198	43,616	143	3,198	43,759	46,957	1,703	45,254	Dec-14	39 years
Lake Charles, LA(3)	3,429	—	2,969	9	—	2,978	2,978	160	2,818	Dec-14	39 years
Las Vegas, NM(3)	4,843	—	3,534	11	—	3,545	3,545	168	3,377	Dec-14	39 years
Lawton, OK(3)	11,944	—	11,536	36	—	11,572	11,572	483	11,089	Dec-14	39 years
Lemont, IL	6,683	553	9,013	141	553	9,154	9,707	367	9,340	Dec-14	39 years
Livingston, TX(3)	6,296	—	6,139	19	—	6,158	6,158	259	5,899	Dec-14	39 years
Lufkin, TX(3)	3,962	—	3,603	11	—	3,614	3,614	185	3,429	Dec-14	39 years
Marrietta, GA	13,561	2,062	14,615	73	2,062	14,688	16,750	583	16,167	Dec-14	39 years
Memphis, TN	5,134	412	8,570	42	412	8,612	9,024	369	8,655	Dec-14	39 years
Middletown, NY	119,033	4,998	114,970	359	4,998	115,329	120,327	3,687	116,640	Dec-14	39 years
Muncie, IN	8,136	1,116	8,564	74	1,116	8,638	9,754	405	9,349	Dec-14	39 years
Munster, IN	28,126	2,967	38,565	209	2,967	38,774	41,741	1,274	40,467	Dec-14	39 years
Naperville, IL	9,938	724	8,882	32	724	8,914	9,638	360	9,278	Dec-14	39 years
New Port Richey, FL	3,681	1,126	6,805	21	1,126	6,826	7,952	292	7,660	Dec-14	39 years
Noblesville, IN	15,315	2,011	18,383	387	2,011	18,770	20,781	840	19,941	Dec-14	39 years
Novi, MI	11,623	2,011	16,418	91	2,011	16,509	18,520	684	17,836	Dec-14	39 years
Okatie, SC(3)	6,563	—	9,848	50	—	9,898	9,898	396	9,502	Dec-14	39 years
Pocatello, ID(3)	24,215	—	27,207	90	—	27,297	27,297	936	26,361	Dec-14	39 years
Raleigh, NC(3)	23,317	—	29,549	604	—	30,153	30,153	863	29,290	Dec-14	39 years
Rockhill, NY	35,049	3,007	33,526	105	3,007	33,631	36,638	977	35,661	Dec-14	39 years
Rockwall, TX	30,681	3,238	28,182	169	3,238	28,351	31,589	1,260	30,329	Dec-14	39 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Rowlett, TX	$3,487	$563	$3,753	$12	$563	$3,765	$4,328	$184	$4,144	Dec-14	39 years
Ruston, LA	20,583	1,277	24,565	77	1,277	24,642	25,919	1,022	24,897	Dec-14	39 years
San Angelo, TX(3)	8,282	—	12,350	55	—	12,405	12,405	576	11,829	Dec-14	39 years
San Antonio, TX	37,993	1,850	68,017	525	1,850	68,542	70,392	2,419	67,973	Dec-14	39 years
Santa Rosa, CA	19,082	5,149	21,284	91	5,149	21,375	26,524	1,045	25,479	Dec-14	39 years
Sarasota, FL	8,718	795	15,009	108	795	15,117	15,912	577	15,335	Dec-14	39 years
Sartell, MN	7,362	1,106	8,954	32	1,106	8,986	10,092	410	9,682	Dec-14	39 years
Schertz, TX	4,049	483	4,396	40	483	4,436	4,919	176	4,743	Dec-14	39 years
Shelbyville, TN(3)	7,095	—	7,981	35	—	8,016	8,016	376	7,640	Dec-14	39 years
Shenandoah, TX	12,301	1,458	17,510	481	1,458	17,991	19,449	765	18,684	Dec-14	39 years
Spokane, WA	22,548	1,297	64,127	206	1,297	64,333	65,630	2,026	63,604	Dec-14	39 years
St. John, IN	3,487	412	5,208	24	412	5,232	5,644	173	5,471	Dec-14	39 years
St. Petersburg, FL(3)	9,682	—	18,253	229	—	18,482	18,482	697	17,785	Dec-14	39 years
Stockbridge, GA	11,817	1,096	13,818	50	1,096	13,868	14,964	565	14,399	Dec-14	39 years
Sylva, NC(3)	13,561	—	11,673	36	—	11,709	11,709	433	11,276	Dec-14	39 years
Tempe, AZ(3)	8,088	—	14,597	130	—	14,727	14,727	591	14,136	Dec-14	39 years
Temple, TX	7,652	634	10,644	33	634	10,677	11,311	415	10,896	Dec-14	39 years
Texarkana, TX	7,362	583	8,829	28	583	8,857	9,440	346	9,094	Dec-14	39 years
Urbana, IL(3)	12,205	—	15,746	71	—	15,817	15,817	573	15,244	Dec-14	39 years
Vicksburg, MS(3)	11,500	—	14,528	45	—	14,573	14,573	328	14,245	Jun-15	39 years
Victoria, TX(3)	7,546	—	9,347	29	—	9,376	9,376	435	8,941	Dec-14	39 years
Warsaw, IN(3)	6,170	—	5,568	17	—	5,585	5,585	253	5,332	Dec-14	39 years
West Bloomfield, MI	8,911	1,478	7,059	412	1,478	7,471	8,949	296	8,653	Dec-14	39 years
Westminster, CO	17,445	613	23,155	106	613	23,261	23,874	1,002	22,872	Dec-14	39 years
Wharton, TX(3)	5,405	—	4,257	13	—	4,270	4,270	203	4,067	Dec-14	39 years

Total Medical Office Building	1,404,699	124,085	1,805,344	17,742	124,085	1,823,086	1,947,171	70,041	1,877,130

Skilled Nursing Facilities
Abingdon, VA	7,151	541	6,751	—	541	6,751	7,292	425	6,867	May-14	40 years
Annandale, VA	7,032	2,520	11,824	—	2,520	11,824	14,344	695	13,649	May-14	40 years
Atlanta, GA	29,446	3,359	29,943	93	3,359	30,036	33,395	928	32,467	Dec-14	39 years
Aurora, IL	12,780	1,382	20,711	120	1,382	20,831	22,213	1,070	21,143	May-14	40 years
Baltimore, MD	7,235	1,761	9,299	—	1,761	9,299	11,060	532	10,528	May-14	40 years
Bastian, VA	3,644	282	3,207	10	282	3,217	3,499	110	3,389	Dec-14	39 years
Belvidere, IL	11,302	597	22,630	823	597	23,453	24,050	1,258	22,792	May-14	40 years
Bend, OR	10,955	1,368	13,238	41	1,368	13,279	14,647	409	14,238	Dec-14	39 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Black Mountain, NC	$6,023	$468	$5,786	$861	$468	$6,647	$7,115	$1,452	$5,663	Jul-06	40 years
Blountstown, FL	5,111	378	5,069	908	378	5,977	6,355	1,285	5,070	Jul-06	40 years
Boetourt, VA	4,699	342	7,447	23	342	7,470	7,812	232	7,580	Dec-14	39 years
Castleton, IN	7,453	677	8,077	—	677	8,077	8,754	1,725	7,029	Jun-07	40 years
Chesterfield, IN	4,282	815	4,204	—	815	4,204	5,019	898	4,121	Jun-07	39 years
Clemmons, NC	2,860	337	4,541	33	337	4,574	4,911	932	3,979	Apr-07	40 years
Columbia City, IN	8,339	1,034	6,390	—	1,034	6,390	7,424	1,364	6,060	Jun-07	40 years
Conyers, GA	20,147	1,850	26,868	84	1,850	26,952	28,802	791	28,011	Dec-14	39 years
Covington, GA	21,019	1,478	21,611	67	1,478	21,678	23,156	660	22,496	Dec-14	39 years
Crestwood, IL	15,002	1,600	24,785	353	1,600	25,138	26,738	1,262	25,476	May-14	40 years
Dalton, MA	7,050	1,820	3,022	9	1,820	3,031	4,851	77	4,774	Dec-14	39 years
Daly City, CA	22,205	3,298	1,872	12,323	3,298	14,195	17,493	7,701	9,792	Aug-07	40 years
Decatur, IL	14,098	1,959	23,365	496	1,959	23,861	25,820	1,402	24,418	May-14	40 years
Dunkirk, IN	2,164	310	2,299	—	310	2,299	2,609	491	2,118	Jun-07	40 years
Eustis, FL	14,692	821	4,629	—	821	4,629	5,450	301	5,149	May-14	40 years
Fort Lauderdale, FL	5,470	583	5,592	—	583	5,592	6,175	297	5,878	May-14	40 years
Fort Myers, FL	4,738	1,060	12,343	19	1,060	12,362	13,422	635	12,787	May-14	40 years
Fort Wayne, IN	5,048	1,478	4,409	—	1,478	4,409	5,887	942	4,945	Jun-07	40 years
Gainesville, FL	12,409	1,099	22,002	351	1,099	22,353	23,452	1,075	22,377	May-14	40 years
Gainesville, GA	14,432	1,167	17,273	54	1,167	17,327	18,494	521	17,973	Dec-14	39 years
Grants Pass, OR	10,200	1,247	11,425	36	1,247	11,461	12,708	362	12,346	Dec-14	39 years
Hartford City, IN	721	199	1,782	—	199	1,782	1,981	380	1,601	Jun-07	40 years
Hobart, IN	5,860	1,835	5,019	—	1,835	5,019	6,854	1,072	5,782	Jun-07	40 years
Hot Springs, VA	2,973	292	3,167	10	292	3,177	3,469	109	3,360	Dec-14	39 years
Huntington, IN	5,094	646	5,037	—	646	5,037	5,683	1,075	4,608	Jun-07	40 years
Hyde Park, MA	2,092	1,130	568	2	1,130	570	1,700	11	1,689	Dec-14	39 years
Jacksonville, FL	16,778	2,640	28,470	49	2,640	28,519	31,159	1,609	29,550	May-14	40 years
Joliet, IL	16,833	1,113	24,696	449	1,113	25,145	26,258	1,215	25,043	May-14	40 years
Kissimmee, FL	5,628	1,122	16,503	—	1,122	16,503	17,625	851	16,774	May-14	40 years
LaGrange, IN	4,829	446	5,494	—	446	5,494	5,940	1,173	4,767	Jun-07	40 years
Lakeland, FL	14,595	1,477	18,811	—	1,477	18,811	20,288	1,026	19,262	May-14	40 years
Largo, FL	18,770	2,277	30,507	44	2,277	30,551	32,828	1,662	31,166	May-14	40 years
Lebanon, VA	4,507	352	4,710	15	352	4,725	5,077	153	4,924	Dec-14	39 years
Lincoln, IL	2,913	904	2,865	127	904	2,992	3,896	337	3,559	May-14	40 years
Longwood, FL	6,230	973	8,557	—	973	8,557	9,530	479	9,051	May-14	40 years
Low Moor, VA	8,918	734	10,021	31	734	10,052	10,786	319	10,467	Dec-14	39 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
McMinnville, TN	$5,141	$1,078	$7,235	$—	$1,078	$7,235	$8,313	$470	$7,843	May-14	40 years
Memphis, TN	14,723	1,539	15,274	48	1,539	15,322	16,861	469	16,392	Dec-14	39 years
Middletown, IN	3,831	184	4,750	—	184	4,750	4,934	1,014	3,920	Jun-07	40 years
Midlothian, VA	14,747	1,770	18,788	59	1,770	18,847	20,617	570	20,047	Dec-14	39 years
Millington, TN	15,207	503	16,324	51	503	16,375	16,878	492	16,386	Dec-14	39 years
Milton, PA	9,685	1,418	9,954	38	1,418	9,992	11,410	326	11,084	Dec-14	39 years
Mobile, AL	9,783	382	9,577	30	382	9,607	9,989	310	9,679	Dec-14	39 years
Morris, IL	3,833	568	9,103	(2,682)	568	6,421	6,989	1,637	5,352	May-06	40 years
Mt. Sterling, KY	9,430	996	12,561	373	996	12,934	13,930	2,699	11,231	Feb-07	40 years
Niles, MI	4,572	498	6,667	—	498	6,667	7,165	449	6,716	May-14	40 years
North Bend, WA	2,267	734	833	3	734	836	1,570	45	1,525	Dec-14	39 years
Olympia, WA	2,550	362	2,152	7	362	2,159	2,521	70	2,451	Dec-14	39 years
Ormond Beach, FL	11,743	2,072	15,817	—	2,072	15,817	17,889	990	16,899	May-14	40 years
Palm Harbor, FL	14,465	1,011	13,994	63	1,011	14,057	15,068	764	14,304	May-14	40 years
Peru, IN	4,507	502	7,135	—	502	7,135	7,637	1,523	6,114	Jun-07	40 years
Philadelphia, PA	147,260	4,939	165,954	519	4,939	166,473	171,412	5,005	166,407	Dec-14	39 years
Pittsfield, MA	9,343	2,620	4,278	13	2,620	4,291	6,911	112	6,799	Dec-14	39 years
Prineville, OR	944	563	1,406	4	563	1,410	1,973	58	1,915	Dec-14	39 years
Redmond, OR	6,139	543	6,790	21	543	6,811	7,354	212	7,142	Dec-14	39 years
Rockport, IN	2,119	619	2,092	—	619	2,092	2,711	446	2,265	Jun-07	40 years
Royersford, PA	41,002	20,164	23,921	75	20,164	23,996	44,160	838	43,322	Dec-14	39 years
Rushville, IN	5,401	310	5,858	—	310	5,858	6,168	1,251	4,917	Jun-07	40 years
Sarasota, FL	9,355	1,406	15,946	8	1,406	15,954	17,360	883	16,477	May-14	40 years
Shreveport, LA	20,341	945	23,371	73	945	23,444	24,389	737	23,652	Dec-14	39 years
Snellville, GA	22,956	2,876	25,527	80	2,876	25,607	28,483	766	27,717	Dec-14	39 years
Soddy Daisy, TN	8,587	947	9,956	—	947	9,956	10,903	629	10,274	May-14	40 years
St. Petersburg, FL	12,290	1,489	11,266	—	1,489	11,266	12,755	701	12,054	May-14	40 years
Sterling, IL	5,232	129	6,229	(1,145)	129	5,084	5,213	1,399	3,814	May-06	40 years
Sullivan, IN	5,344	1,794	4,469	—	1,794	4,469	6,263	953	5,310	Jun-07	40 years
Syracuse, IN	4,733	125	4,564	—	125	4,564	4,689	975	3,714	Jun-07	40 years
Tacoma, WA	10,200	1,901	10,763	34	1,901	10,797	12,698	362	12,336	Dec-14	39 years
Tampa, FL	11,270	1,892	20,724	—	1,892	20,724	22,616	1,163	21,453	May-14	40 years
Three Rivers, MI	4,004	590	5,354	—	590	5,354	5,944	416	5,528	May-14	40 years
Tipton, IN	9,944	1,102	10,836	(26)	1,102	10,810	11,912	2,129	9,783	Jun-07	40 years
Vero Beach, FL	6,555	672	7,531	—	672	7,531	8,203	407	7,796	Jun-07	40 years
Wabash, IN	6,311	2,511	5,024	—	2,511	5,024	7,535	1,072	6,463	Jun-07	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Wakarusa, IN	$9,316	$289	$13,420	$—	$289	$13,420	$13,709	$2,866	$10,843	Jun-07	40 years
Watsontown, PA	5,479	684	4,626	63	684	4,689	5,373	170	5,203	Dec-14	39 years
West Melbourne, FL	10,696	1,659	10,792	—	1,659	10,792	12,451	701	11,750	May-14	40 years
Yuma, AZ	11,623	875	17,617	55	875	17,672	18,547	542	18,005	Dec-14	39 years

Total Skilled Nursing Facilities	926,655	117,032	1,075,297	15,195	117,032	1,090,492	1,207,524	77,924	1,129,600

Assisted Living Facilities - RIDEA
Albany, OR	10,400	510	13,149	24	510	13,173	13,683	617	13,066	May-14	40 years
Baker City, OR	4,697	510	8,195	207	510	8,402	8,912	464	8,448	May-14	40 years
Battle Ground, WA	9,525	740	12,503	32	740	12,535	13,275	634	12,641	May-14	40 years
Bremerton, WA	4,562	964	8,171	874	964	9,045	10,009	2,064	7,945	Jan-07	40 years
Carrollton, GA	6,911	816	4,220	3,325	816	7,545	8,361	1,426	6,935	May-14	40 years
Casa Grande, AZ	8,998	420	11,907	383	420	12,290	12,710	698	12,012	May-14	40 years
Cedar Park, TX	6,140	1,230	3,318	112	1,230	3,430	4,660	230	4,430	Jan-07	40 years
Charleston, IL	3,939	485	6,211	752	485	6,963	7,448	1,570	5,878	Jan-07/Dec-14	40 years
Cincinnati, OH	179,005	14,623	166,505	1,358	14,623	167,863	182,486	8,260	174,226	Jan-07	40 years
Clinton, OK	691	225	3,513	627	225	4,140	4,365	1,153	3,212	May-14	40 years
College Place, WA	7,575	580	9,823	154	580	9,977	10,557	478	10,079	Dec-14	39 years
Colorado Springs, CO	80,783	9,451	62,289	194	9,451	62,483	71,934	1,731	70,203	May-14	40 years
Corpus Christi, TX	15,150	2,269	17,396	365	2,269	17,761	20,030	954	19,076	Dec-14	39 years
Dalton, MA	10,674	1,210	10,988	268	1,210	11,256	12,466	306	12,160	May-07	40 years
Effingham, IL	9,135	811	9,684	410	811	10,094	10,905	1,579	9,326	Jan-07/Dec-14	40 years
Elk City, OK	4,700	143	6,721	1,062	143	7,783	7,926	1,828	6,098	Jan-07	40 years
Eugene, OR	12,640	840	14,813	148	840	14,961	15,801	745	15,056	May-14	40 years
Fairfield, IL	4,976	153	7,898	101	153	7,999	8,152	1,809	6,343	Jan-07	40 years
Fullerton, CA	7,464	5,422	9,436	456	5,422	9,892	15,314	2,305	13,009	Jan-07	40 years
Garden Grove, CA	6,704	6,975	5,927	286	6,975	6,213	13,188	1,483	11,705	Jan-07	40 years
Grants Pass, OR	7,520	490	6,900	31	490	6,931	7,421	410	7,011	May-14	40 years
Greenville, IL	8,420	220	9,387	29	220	9,416	9,636	258	9,378	Dec-14	39 years
Grove City, OH	4,890	613	6,882	1,259	613	8,141	8,754	1,628	7,126	Jun-07	40 years
Harrisburg, IL	2,808	191	5,059	73	191	5,132	5,323	1,138	4,185	Jun-07	40 years
Hood River, OR	9,360	390	11,113	79	390	11,192	11,582	590	10,992	May-14	40 years
Junction City, OR	4,531	840	5,984	230	840	6,214	7,054	366	6,688	May-14	40 years
Kingfisher, OK	1,106	128	5,497	309	128	5,806	5,934	1,456	4,478	Jan-07	40 years
La Grande, OR	7,272	430	9,635	306	430	9,941	10,371	531	9,840	May-14	40 years
La Vista, NE	2,558	562	4,966	434	562	5,400	5,962	1,254	4,708	Jan-07	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Lake Wylie, SC	$16,183	$1,210	$19,856	$719	$1,210	$20,575	$21,785	$1,012	$20,773	May-14	40 years
Lancaster, OH	8,429	1,014	11,874	1,654	1,014	13,528	14,542	2,373	12,169	Jun-07/Jan-12	40 years
League City, TX	16,607	2,539	20,426	231	2,539	20,657	23,196	1,064	22,132	May-14	40 years
Lincolnwood, IL	72,879	4,970	78,805	246	4,970	79,051	84,021	2,186	81,835	Dec-14	39 years
Mahomet, IL	7,177	290	6,779	21	290	6,800	7,090	187	6,903	Dec-14	39 years
Marysville, OH	4,501	2,218	5,015	495	2,218	5,510	7,728	1,309	6,419	Jun-07	40 years
Mattoon, IL	9,261	437	14,405	695	437	15,100	15,537	3,368	12,169	Jan-07	40 years
McMinnville, OR	10,715	650	11,686	188	650	11,874	12,524	649	11,875	May-14	40 years
Memphis, TN	15,712	5,791	19,902	1,241	5,791	21,143	26,934	3,910	23,024	Jan 07/Dec 14	40 years
Mobile, AL	4,540	510	6,848	(4,764)	510	2,084	2,594	388	2,206	May-14	40 years
Mt. Zion, IL	5,187	290	2,305	7	290	2,312	2,602	61	2,541	Dec-14	39 years
Northglenn, CO	29,120	1,530	28,245	265	1,530	28,510	30,040	1,396	28,644	May-14	40 years
Oklahoma City, OK	1,451	757	5,184	364	757	5,548	6,305	1,445	4,860	Jan-07	40 years
Olney, IL	8,086	166	8,316	480	166	8,796	8,962	1,992	6,970	Jan-07	40 years
Paris, IL	6,082	187	6,797	81	187	6,878	7,065	1,538	5,527	Jan-07	40 years
Port Orchard, WA	6,539	790	8,763	183	790	8,946	9,736	426	9,310	May-14	40 years
Raleigh, NC	11,132	1,000	16,416	146	1,000	16,562	17,562	832	16,730	May-14	40 years
Rantoul, IL	6,289	151	5,377	374	151	5,751	5,902	1,291	4,611	Jan-07	40 years
Robinson, IL	4,285	219	4,746	118	219	4,864	5,083	1,133	3,950	Jan-07	40 years
Rockford, IL	4,907	1,101	4,814	98	1,101	4,912	6,013	1,128	4,885	Jan-07	40 years
Rogue River, OR	4,373	590	5,310	116	590	5,426	6,016	303	5,713	May-14	40 years
Roseburg, OR	25,142	2,160	23,626	219	2,160	23,845	26,005	1,146	24,859	May-14	40 years
Round Rock, TX	22,578	2,570	28,717	168	2,570	28,885	31,455	1,418	30,037	May-14	40 years
Sacramento, CA	11,474	1,570	18,259	18	1,570	18,277	19,847	893	18,954	May-14	40 years
Santa Ana, CA	3,525	2,281	7,046	238	2,281	7,284	9,565	1,722	7,843	Jan-07	40 years
Seaside, OR	605	720	3,526	215	720	3,741	4,461	261	4,200	May-14	40 years
Staunton, IL	9,248	180	8,433	26	180	8,459	8,639	231	8,408	Dec-14	39 years
Stephenville, TX	2,972	507	6,459	420	507	6,879	7,386	1,612	5,774	Jan-07	40 years
Sugar Land, TX	29,693	2,240	31,010	284	2,240	31,294	33,534	1,503	32,031	May-14	40 years
Sycamore, IL	8,155	816	9,897	182	816	10,079	10,895	2,274	8,621	Jan-07	40 years
Temple, TX	15,564	2,260	20,149	1,369	2,260	21,518	23,778	1,072	22,706	May-14	40 years
Tuscola, IL	4,460	237	4,616	293	237	4,909	5,146	1,158	3,988	Jan-07	40 years
Tyler, TX	10,333	2,020	12,719	202	2,020	12,921	14,941	747	14,194	May-14	40 years
Ukiah, CA	4,942	990	7,637	76	990	7,713	8,703	417	8,286	May-14	40 years
Vandalia, IL	6,566	82	7,969	91	82	8,060	8,142	1,804	6,338	Jan-07	40 years
Washington Court House, OH	4,390	341	5,169	1,666	341	6,835	7,176	1,301	5,875	Jun-07	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Weatherford, OK	$1,521	$229	$5,600	$398	$229	$5,998	$6,227	$1,540	$4,687	Jan-07	40 years
Wenatchee, WA	15,600	1,340	17,486	115	1,340	17,601	18,941	891	18,050	May-14	40 years
Wichita, KS	5,322	2,282	10,478	425	2,282	10,903	13,185	2,153	11,032	Dec-07	40 years
Woodburn, OR	4,023	310	6,619	163	310	6,782	7,092	340	6,752	May-14	40 years

Total Assisted Living Facilities - RIDEA	882,702	101,786	985,374	23,414	101,786	1,008,788	1,110,574	88,439	1,022,135

Assisted Living Facilities(1)
Alexandria, MN	1,653	260	2,200	—	260	2,200	2,460	168	2,292	Jun-13	40 years
Ascot, UK	16,341	2,286	19,289	—	2,286	19,289	21,575	537	21,038	Dec-14	39 years
Auchtermuchty, UK	2,580	333	3,074	—	333	3,074	3,407	86	3,321	Dec-14	39 years
Baxter, MN	1,868	220	2,786	77	220	2,863	3,083	211	2,872	Jun-13	40 years
Bend, OR	26,569	2,676	36,595	14	2,676	36,609	39,285	1,792	37,493	Dec-14	39 years
Bishops Hull, UK	5,451	1,262	5,935	—	1,262	5,935	7,197	165	7,032	Dec-14	39 years
Braintree, UK	1,953	554	2,024	—	554	2,024	2,578	57	2,521	Dec-14	39 years
Bromley, UK	4,059	1,247	4,112	—	1,247	4,112	5,359	115	5,244	Dec-14	39 years
Camberely, UK	2,902	2,663	1,168	—	2,663	1,168	3,831	33	3,798	Dec-14	39 years
Chippenham, UK	5,478	1,778	5,454	—	1,778	5,454	7,232	152	7,080	Dec-14	39 years
Chipping Campden, UK	10,058	1,732	11,548	—	1,732	11,548	13,280	321	12,959	Dec-14	39 years
Chobham, UK	14,325	2,309	16,604	—	2,309	16,604	18,913	462	18,451	Dec-14	39 years
Cloquet, MN	2,587	170	4,021	62	170	4,083	4,253	289	3,964	Jun-13	40 years
Corvallis, OR	6,800	744	6,338	20	744	6,358	7,102	198	6,904	Dec-14	39 years
Cranleigh, UK	9,599	2,694	9,979	—	2,694	9,979	12,673	278	12,395	Dec-14	39 years
Denham, UK	8,555	1,801	7,761	1,732	1,801	9,493	11,294	232	11,062	Dec-14	39 years
Detroit Lakes, MN	4,528	290	4,174	144	290	4,318	4,608	334	4,274	Jun-13	40 years
Dorking, UK	5,946	1,478	6,372	—	1,478	6,372	7,850	178	7,672	Dec-14	39 years
Duluth, MN	15,450	1,300	16,791	—	1,300	16,791	18,091	1,172	16,919	Jun-13	40 years
Durham, NC	20,728	2,434	23,631	74	2,434	23,705	26,139	692	25,447	Dec-14	39 years
Eustis, FL(3)	412	—	—	—	—	—	—	—	—	May-14	40 years
Farleigh Common, UK	15,889	2,328	18,651	—	2,328	18,651	20,979	519	20,460	Dec-14	39 years
Farmoor, UK	15,898	1,778	15,700	3,512	1,778	19,212	20,990	437	20,553	Dec-14	39 years
Fayetteville, NC	11,527	1,187	9,598	30	1,187	9,628	10,815	297	10,518	Dec-14	39 years
Fishcross, UK	8,069	2,155	8,499	—	2,155	8,499	10,654	237	10,417	Dec-14	39 years
Fuguay-Varina, NC	16,079	1,126	19,556	61	1,126	19,617	20,743	576	20,167	Dec-14	39 years
Grand Rapids, MN	1,509	160	3,849	71	160	3,920	4,080	278	3,802	Jun-13	40 years
Haywards Heath, UK	9,350	1,455	10,890	—	1,455	10,890	12,345	303	12,042	Dec-14	39 years
Hulcott, UK	5,344	1,559	4,481	1,016	1,559	5,497	7,056	137	6,919	Dec-14	39 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Indianapolis, IN	$2,463	$210	$2,511	$—	$210	$2,511	$2,721	$536	$2,185	Jun-07	40 years
Kincardine, UK	3,483	748	3,850	—	748	3,850	4,598	108	4,490	Dec-14	39 years
Kingston upon Thames, UK	24,504	3,502	28,850	—	3,502	28,850	32,352	802	31,550	Dec-14	39 years
Kissimmee, FL	343	337	213	—	337	213	550	14	536	May-14	40 years
Knightdale, NC	15,304	2,223	16,717	52	2,223	16,769	18,992	496	18,496	Dec-14	39 years
La Grande, OR	9,642	1,420	10,968	—	1,420	10,968	12,388	647	11,741	May-14	40 years
LaGrange, IN	490	47	584	—	47	584	631	125	506	Jun-07	40 years
Lebanon, OR	11,043	1,358	14,557	—	1,358	14,557	15,915	765	15,150	May-14	40 years
Leven, UK	3,324	499	3,890	—	499	3,890	4,389	109	4,280	Dec-14	39 years
Lewes, UK	4,444	1,085	4,099	684	1,085	4,783	5,868	121	5,747	Dec-14	39 years
Lightwater, UK	3,639	1,578	3,227	—	1,578	3,227	4,805	90	4,715	Dec-14	39 years
Lincolnton, NC	16,079	1,076	21,591	67	1,076	21,658	22,734	633	22,101	Dec-14	39 years
Liss, UK	4,691	1,501	4,693	—	1,501	4,693	6,194	132	6,062	Dec-14	39 years
Merstham, UK	10,086	2,001	11,315	—	2,001	11,315	13,316	315	13,001	Dec-14	39 years
Monroe, NC	15,788	1,348	23,521	73	1,348	23,594	24,942	689	24,253	Dec-14	39 years
Mooresville, IN	4,282	631	4,187	—	631	4,187	4,818	894	3,924	Jun-07	40 years
Mountain Iron, MN	2,803	175	3,651	70	175	3,721	3,896	266	3,630	Jun-13	40 years
Nuffield, UK	4,636	1,617	4,504	—	1,617	4,504	6,121	126	5,995	Dec-14	39 years
Nuneaton, UK	5,089	1,801	4,918	—	1,801	4,918	6,719	137	6,582	Dec-14	39 years
Oregon City, OR	12,507	1,633	16,058	—	1,633	16,058	17,691	817	16,874	May-14	40 years
Park Rapids, MN	1,725	50	2,683	142	50	2,825	2,875	209	2,666	Jun-13	40 years
Plymouth, IN	3,471	128	5,538	—	128	5,538	5,666	1,182	4,484	Jun-07	40 years
Portage, IN	4,958	1,438	7,988	—	1,438	7,988	9,426	1,706	7,720	Jun-07	40 years
Prineville, OR	4,816	231	4,901	15	231	4,916	5,147	158	4,989	Dec-14	39 years
Proctor, MN	5,677	300	7,920	—	300	7,920	8,220	537	7,683	Jun-13	40 years
Redmond, OR	3,589	241	2,208	7	241	2,215	2,456	82	2,374	Dec-14	39 years
Rendlesham, UK	12,035	3,344	12,545	—	3,344	12,545	15,889	353	15,536	Dec-14	39 years
Rushville, IN	729	62	1,177	—	62	1,177	1,239	251	988	Jun-07	40 years
Salem, OR	3,589	503	3,480	11	503	3,491	3,994	113	3,881	Dec-14	39 years
Sauchie, UK	7,512	1,584	8,333	—	1,584	8,333	9,917	233	9,684	Dec-14	39 years
Scarning, UK	5,036	1,872	4,777	—	1,872	4,777	6,649	134	6,515	Dec-14	39 years
Sevenoaks, UK	6,200	1,458	6,728	—	1,458	6,728	8,186	188	7,998	Dec-14	39 years
Shipton-Under-Wychwood, UK	11,799	2,309	13,269	—	2,309	13,269	15,578	370	15,208	Dec-14	39 years
Sompting, UK	2,635	1,261	2,218	—	1,261	2,218	3,479	62	3,417	Dec-14	39 years
Sonning Common, UK	17,811	2,479	21,037	—	2,479	21,037	23,516	585	22,931	Dec-14	39 years
St George, UK	5,649	2,771	4,687	—	2,771	4,687	7,458	131	7,327	Dec-14	39 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
St Peter, UK	$12,254	$3,502	$12,676	$—	$3,502	$12,676	$16,178	$354	$15,824	Dec-14	39 years
Sullivan, IN	966	596	441	—	596	441	1,037	95	942	Jun-07	39 years
Swansea, IL	6,043	527	5,737	58	527	5,795	6,322	430	5,892	May-14	40 years
Teddington, UK	16,998	539	21,904	—	539	21,904	22,443	610	21,833	Dec-14	39 years
Tunbridge Wells, UK	5,460	1,455	5,754	—	1,455	5,754	7,209	160	7,049	Dec-14	39 years
Wakarusa, IN	5,996	153	7,111	—	153	7,111	7,264	1,518	5,746	Jun-07	40 years
Warsaw, IN	2,479	396	3,722	—	396	3,722	4,118	795	3,323	Jun-07	40 years
Wimborne, UK	5,798	2,251	5,404	—	2,251	5,404	7,655	152	7,503	Dec-14	39 years
Winshill, UK	6,942	1,617	7,550	—	1,617	7,550	9,167	210	8,957	Dec-14	39 years
Wootton Bassett, UK	5,141	2,166	4,621	—	2,166	4,621	6,787	129	6,658	Dec-14	39 years
Yelverton, UK	927	231	993	—	231	993	1,224	28	1,196	Dec-14	39 years

Total Assisted Living Facilities	572,382	98,233	650,386	7,992	98,233	658,378	756,611	28,853	727,758

Hospitals
Athens, GA	14,626	1,830	17,307	54	1,830	17,361	19,191	500	18,691	Dec-14	39 years
Cape Girardeau, MO	9,783	674	12,034	38	674	12,072	12,746	349	12,397	Dec-14	39 years
Columbia, MO	12,979	1,328	10,921	34	1,328	10,955	12,283	302	11,981	Dec-14	39 years
Gardena, CA	55,387	5,824	55,652	175	5,824	55,827	61,651	1,664	59,987	Dec-14	39 years
Houston, TX	23,649	2,253	18,972	257	2,253	19,229	21,482	558	20,924	Dec-14	39 years
Humble, TX	14,327	613	12,137	38	613	12,175	12,788	377	12,411	Dec-14	39 years
Joplin, MO	10,945	1,056	8,692	27	1,056	8,719	9,775	244	9,531	Dec-14	39 years
Lafayette, LA	12,931	1,408	9,940	31	1,408	9,971	11,379	277	11,102	Dec-14	39 years
Los Angeles, CA	29,275	4,636	28,008	87	4,636	28,095	32,731	852	31,879	Dec-14	39 years
Murray, UT	15,595	1,720	13,181	41	1,720	13,222	14,942	374	14,568	Dec-14	39 years
Muskogee, OK	12,398	483	19,809	62	483	19,871	20,354	559	19,795	Dec-14	39 years
Norwalk, CA	27,436	4,083	10,932	34	4,083	10,966	15,049	364	14,685	Dec-14	39 years

Total Hospitals	239,331	25,908	217,585	878	25,908	218,463	244,371	6,420	237,951

Total Healthcare(2)	4,025,769	467,044	4,733,986	65,221	467,044	4,799,207	5,266,251	271,677	4,994,574

Hotels
Addison, TX	29,900	3,927	28,185	1,424	3,927	29,609	33,536	2,245	31,291	Jun-14	40 years
Albany, NY	27,324	4,918	25,824	198	4,918	26,022	30,940	1,034	29,906	Nov-14	40 years
Albuquerque, NM	19,582	1,753	23,792	1,829	1,753	25,621	27,374	923	26,451	Nov-14	40 years
Altamonte Springs, FL	8,000	2,352	5,776	932	2,352	6,708	9,060	875	8,185	Jun-14	15 years
Ann Arbor, MI	28,782	4,088	26,376	344	4,088	26,720	30,808	1,075	29,733	Nov-14	40 years
Annapolis Junction, MD	15,028	1,613	13,343	844	1,613	14,187	15,800	565	15,235	Nov-14	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Ardmore, OK	$7,377	$409	$6,558	$214	$409	$6,772	$7,181	$444	$6,737	Aug-14	40 years
Arlington, TX	29,301	3,280	32,111	385	3,280	32,496	35,776	2,112	33,664	Jun-14/Sep-14	40 years
Atlanta, GA	33,802	7,445	38,990	4,415	7,445	43,405	50,850	2,819	48,031	Jun-14/Sep-14	40 years
Atlantic City, NJ	16,670	2,792	13,327	2,718	2,792	16,045	18,837	1,017	17,820	Jun-14	40 years
Augusta, GA	15,103	2,080	16,711	128	2,080	16,839	18,919	1,016	17,903	Sep-14	40 years
Baton Rouge, LA	11,476	1,574	12,953	568	1,574	13,521	15,095	572	14,523	Nov-14	40 years
Bellevue, WA	28,100	6,460	24,885	35	6,460	24,920	31,380	3,023	28,357	Jun-14	15 years
Belmont, CA	45,200	10,555	39,920	2,562	10,555	42,482	53,037	2,682	50,355	Jun-14	40 years
Binghamton, NY	7,060	1,408	7,423	278	1,408	7,701	9,109	682	8,427	Jun-14	15 years
Blue Ash, OH	14,139	2,311	20,168	134	2,311	20,302	22,613	1,195	21,418	Sep-14	40 years
Bothell, WA	20,620	4,058	20,025	21	4,058	20,046	24,104	2,488	21,616	Jun-14	15 years
Brentwood, TN	17,915	2,656	20,147	174	2,656	20,321	22,977	1,176	21,801	Sep-14	40 years
Brownsville, TX	10,474	624	10,969	700	624	11,669	12,293	482	11,811	Nov-14	40 years
Buena Park, CA	19,763	9,187	13,026	101	9,187	13,127	22,314	760	21,554	Sep-14	40 years
Campbell, CA	20,450	5,531	16,547	122	5,531	16,669	22,200	1,752	20,448	Jun-14	40 years
Cary, NC	18,398	1,552	22,537	2,159	1,552	24,696	26,248	975	25,273	Nov-14	40 years
Chapel Hill, NC	19,491	1,508	18,756	81	1,508	18,837	20,345	694	19,651	Nov-14	40 years
Charlotte, NC	11,649	1,107	18,512	188	1,107	18,700	19,807	1,080	18,727	Sep-14	40 years
Cherry Hill, NJ	12,560	2,665	10,380	994	2,665	11,374	14,039	1,628	12,411	Jun-14	15 years
Colorado Springs, CO	27,688	2,835	27,865	3,739	2,835	31,604	34,439	1,232	33,207	Nov-14	40 years
Columbia, MD	5,800	1,191	6,134	290	1,191	6,424	7,615	444	7,171	Jun-14	40 years
Columbus, GA	4,745	1,396	7,470	219	1,396	7,689	9,085	545	8,540	Sep-14	40 years
Columbus, OH	10,604	1,805	12,684	180	1,805	12,864	14,669	775	13,894	Sep-14	40 years
Cotulla, TX	6,762	365	8,344	670	365	9,014	9,379	580	8,799	Aug-14	40 years
Cranbury, NJ	14,573	1,836	16,831	418	1,836	17,249	19,085	683	18,402	Nov-14	40 years
Dallas, TX	12,660	1,030	12,187	1,554	1,030	13,741	14,771	570	14,201	Nov-14	40 years
Danbury, CT	8,015	1,231	9,601	65	1,231	9,666	10,897	425	10,472	Nov-14	40 years
Dearborn, MI	13,496	1,856	15,297	141	1,856	15,438	17,294	992	16,302	Sep-14	40 years
Denton, TX	6,148	1,176	6,638	1,925	1,176	8,563	9,739	528	9,211	Aug-14	40 years
Denver, CO	47,400	9,258	41,619	442	9,258	42,061	51,319	5,225	46,094	Jun-14	15 years
Doral, FL	17,754	4,024	21,217	197	4,024	21,414	25,438	1,254	24,184	Sep-14	40 years
Dublin, OH	9,721	2,492	10,419	221	2,492	10,640	13,132	712	12,420	Sep-14	40 years
Duluth, GA	10,110	1,024	11,109	662	1,024	11,771	12,795	497	12,298	Nov-14	40 years
El Paso, TX	20,492	2,063	18,740	1,172	2,063	19,912	21,975	1,192	20,783	Aug-14	40 years
El Segundo, CA	27,050	5,041	24,161	2,578	5,041	26,739	31,780	1,687	30,093	Jun-14	40 years
Elizabeth, NJ	43,719	3,242	47,287	1,544	3,242	48,831	52,073	1,910	50,163	Nov-14	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Elmsford, NY	$21,860	$2,855	$17,619	$415	$2,855	$18,034	$20,889	$712	$20,177	Nov-14	40 years
Fairfax, VA	9,801	3,982	7,745	865	3,982	8,610	12,592	391	12,201	Sep-14	40 years
Federal Way, WA	26,231	1,633	24,493	365	1,633	24,858	26,491	898	25,593	Nov-14	40 years
Fort Lauderdale, FL(3)	9,450	—	10,537	542	—	11,079	11,079	731	10,348	Jun-14	40 years
Fort Walton Beach, FL	30,550	6,414	24,996	1,626	6,414	26,622	33,036	2,202	30,834	Jun-14	40 years
Fort Worth, TX	6,011	675	5,907	92	675	5,999	6,674	282	6,392	Nov-14	40 years
Foxborough, MA	18,566	2,103	17,843	6	2,103	17,849	19,952	401	19,551	Jun-15	40 years
Franklin, MA	15,905	1,967	17,873	—	1,967	17,873	19,840	421	19,419	Jun-15	40 years
Fremont, CA	35,608	9,347	26,948	174	9,347	27,122	36,469	2,443	34,026	Jun-14/Sep-14	15-40 years
Gaithersburg, MD	20,800	2,708	19,670	2,373	2,708	22,043	24,751	1,824	22,927	Jun-14	40 years
Hampton, VA	2,720	910	6,279	132	910	6,411	7,321	386	6,935	Sep-14	40 years
Harlingen, TX	14,846	3,291	12,868	1,633	3,291	14,501	17,792	593	17,199	Nov-14	40 years
Harrisburg, PA	14,700	2,429	13,025	396	2,429	13,421	15,850	1,674	14,176	Jun-14	15 years
Hauppauge, NY	13,662	911	14,855	657	911	15,512	16,423	610	15,813	Nov-14	40 years
Herndon, VA	14,380	2,849	12,626	66	2,849	12,692	15,541	807	14,734	Sep-14	40 years
Homewood, AL	16,850	971	16,808	362	971	17,170	18,141	611	17,530	Nov-14	40 years
Horsham, PA	6,770	1,359	5,766	1,608	1,359	7,374	8,733	673	8,060	Jun-14	40 years
Houma, LA	23,361	1,591	22,599	532	1,591	23,131	24,722	1,647	23,075	Aug-14	40 years
Houston, TX	59,112	10,474	55,814	1,096	10,474	56,910	67,384	2,418	64,966	Nov-14	40 years
Hunt Valley, MD	13,577	3,000	11,291	153	3,000	11,444	14,444	644	13,800	Sep-14	40 years
Irving, TX	27,823	3,348	31,182	1,225	3,348	32,407	35,755	1,704	34,051	Sep-14/Nov-14	40 years
Islandia, NY	15,450	3,387	13,672	1,109	3,387	14,781	18,168	1,106	17,062	Jun-14	40 years
Keene, NH	12,314	1,560	12,429	7	1,560	12,436	13,996	257	13,739	Jun-15	40 years
Lafayette, LA	7,787	563	6,883	940	563	7,823	8,386	395	7,991	Aug-14	40 years
Lancaster, CA	22,131	2,508	21,683	2,813	2,508	24,496	27,004	1,200	25,804	Aug-14	40 years
Landover, MD	6,431	1,918	10,342	106	1,918	10,448	12,366	604	11,762	Sep-14	40 years
Laredo, TX	10,656	583	10,786	190	583	10,976	11,559	526	11,033	Aug-14	40 years
Las Colinas, TX	18,250	2,589	16,592	3,537	2,589	20,129	22,718	1,469	21,249	Jun-14	40 years
Lebanon, NJ	18,216	2,486	17,993	68	2,486	18,061	20,547	693	19,854	Nov-14	40 years
Lexington, KY	8,080	1,299	6,328	513	1,299	6,841	8,140	855	7,285	Jun-14	15 years
Livonia, MI	16,240	2,075	14,668	79	2,075	14,747	16,822	1,063	15,759	Jun-14	40 years
Los Alamitos, CA	25,503	4,279	29,207	436	4,279	29,643	33,922	1,083	32,839	Nov-14	40 years
Louisville, KY	44,675	7,259	39,904	777	7,259	40,681	47,940	3,102	44,838	Jun-14	15-40 years
Lubbock, TX	9,016	1,135	7,235	702	1,135	7,937	9,072	427	8,645	Aug-14	40 years
Lynnwood, WA	19,600	1,877	20,301	172	1,877	20,473	22,350	2,488	19,862	Jun-14	15 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Manchester, NH	$49,356	$8,081	$57,724	$90	$8,081	$57,814	$65,895	$1,368	$64,527	Jun-15	40 years
Mansfield, TX	13,935	2,132	13,098	1,129	2,132	14,227	16,359	869	15,490	Aug-14	40 years
Medford, MA	29,055	2,632	28,588	1,533	2,632	30,121	32,753	1,058	31,695	Nov-14	40 years
Memphis, TN	11,327	2,291	10,423	383	2,291	10,806	13,097	727	12,370	Sep-14	40 years
Miami, FL(3)	115,500	—	142,500	138	—	142,638	142,638	2,502	140,136	Jul-15	40 years
Montvale, NJ	34,075	8,247	27,879	210	8,247	28,089	36,336	1,866	34,470	Jun-14	40 years
Morristown, NJ	31,160	13,471	25,665	448	13,471	26,113	39,584	2,020	37,564	Jun-14	40 years
Morrisville, NC	21,768	4,024	21,790	1,288	4,024	23,078	27,102	890	26,212	Nov-14	40 years
Mount Laurel, NJ	7,680	2,304	8,734	3,472	2,304	12,206	14,510	749	13,761	Jun-14	40 years
Naperville, IL	9,319	2,276	14,876	340	2,276	15,216	17,492	885	16,607	Sep-14	40 years
Naples, FL	11,500	2,301	9,842	375	2,301	10,217	12,518	753	11,765	Jun-14	40 years
Nashville, TN	21,677	3,518	25,965	262	3,518	26,227	29,745	1,038	28,707	Nov-14	40 years
Norcross, GA	10,600	1,740	10,603	522	1,740	11,125	12,865	930	11,935	Jun-14	40 years
Ontario, CA	22,850	5,419	31,910	267	5,419	32,177	37,596	3,981	33,615	Jun-14	15 years
Palmdale, CA	6,557	918	7,790	1,106	918	8,896	9,814	648	9,166	Aug-14	40 years
Phoenix, AZ	13,657	4,531	13,213	112	4,531	13,325	17,856	853	17,003	Sep-14	40 years
Pismo Beach, CA	14,549	6,221	9,986	357	6,221	10,343	16,564	727	15,837	Aug-14	40 years
Pleasanton, CA	24,503	5,837	15,656	79	5,837	15,735	21,572	924	20,648	Sep-14	40 years
Portland, ME	10,000	1,344	9,595	75	1,344	9,670	11,014	768	10,246	Jun-14	40 years
Portsmouth, NH	17,418	2,530	20,629	46	2,530	20,675	23,205	503	22,702	Jun-15	40 years
Poughkeepsie, NY	20,038	1,326	24,698	126	1,326	24,824	26,150	921	25,229	Nov-14	40 years
Princeton, NJ	18,216	2,457	21,727	1,548	2,457	23,275	25,732	873	24,859	Nov-14	40 years
Raleigh, NC	10,926	2,476	13,294	106	2,476	13,400	15,876	837	15,039	Sep-14	40 years
Rancho Cordova, CA	10,122	3,381	9,373	141	3,381	9,514	12,895	546	12,349	Sep-14	40 years
Richmond, VA	40,543	5,212	35,592	2,731	5,212	38,323	43,535	2,837	40,698	Jun-14/Nov-14	15-40 years
Roanoke, VA	27,324	7,543	28,174	297	7,543	28,471	36,014	1,127	34,887	Nov-14	40 years
Rockville, MD	19,944	4,286	17,387	566	4,286	17,953	22,239	1,111	21,128	Jun-14/Sep-14	40 years
Rosemont, IL	22,520	3,755	22,336	4,001	3,755	26,337	30,092	1,996	28,096	Jun-14	40 years
Saddle River, NJ	30,000	5,069	26,842	132	5,069	26,974	32,043	1,937	30,106	Jun-14	40 years
San Angelo, TX	26,645	844	17,308	2,798	844	20,106	20,950	1,150	19,800	Aug-14	40 years
San Antonio, TX	44,809	8,199	49,087	3,899	8,199	52,986	61,185	3,617	57,568	Aug-14	40 years
San Bruno, CA(3)	32,134	—	36,355	122	—	36,477	36,477	1,708	34,769	Sep-14	40 years
San Jose, CA	32,250	7,955	30,077	5	7,955	30,082	38,037	1,992	36,045	Jun-14	15 years
Santa Ana, CA	21,530	5,253	15,253	97	5,253	15,350	20,603	910	19,693	Sep-14	40 years
Savannah, GA	9,319	2,058	11,839	378	2,058	12,217	14,275	808	13,467	Sep-14	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Shelton, CT	$7,240	$1,424	$6,002	$1,120	$1,424	$7,122	$8,546	$888	$7,658	Jun-14	15 years
Solon, OH	8,835	495	11,007	1,852	495	12,859	13,354	484	12,870	Nov-14	40 years
Somerset, NJ	16,395	1,757	15,867	368	1,757	16,235	17,992	639	17,353	Nov-14	40 years
Tallahassee, FL	16,630	2,326	18,870	103	2,326	18,973	21,299	1,165	20,134	Sep-14	40 years
Tampa, FL	13,935	2,111	14,207	331	2,111	14,538	16,649	540	16,109	Nov-14	40 years
Tarrytown, NY	12,854	5,167	10,604	266	5,167	10,870	16,037	676	15,361	Sep-14	40 years
Troy, MI	21,453	2,936	25,469	1,107	2,936	26,576	29,512	2,401	27,111	Jun-14/Sep-14	15-40 years
Tucson, AZ	24,319	3,245	27,132	1,865	3,245	28,997	32,242	1,176	31,066	Nov-14	40 years
Tukwila, WA	28,600	5,750	26,863	117	5,750	26,980	32,730	3,275	29,455	Jun-14	15 years
Twentynine Palms, CA	7,992	632	9,044	593	632	9,637	10,269	548	9,721	Aug-14	40 years
Vienna, VA	31,241	3,295	28,045	142	3,295	28,187	31,482	1,141	30,341	Nov-14	40 years
Virginia Beach, VA	5,099	1,862	6,017	76	1,862	6,093	7,955	386	7,569	Sep-14	40 years
Warren, MI	10,363	1,510	12,387	189	1,510	12,576	14,086	813	13,273	Sep-14	40 years
Wayne, PA	19,763	3,811	20,444	149	3,811	20,593	24,404	1,159	23,245	Sep-14	40 years
West Homestead, PA	11,021	797	11,695	138	797	11,833	12,630	463	12,167	Nov-14	40 years
West Melbourne, FL	8,034	2,052	8,688	359	2,052	9,047	11,099	572	10,527	Sep-14	40 years
West Palm Beach, FL	8,926	1,021	9,030	1,984	1,021	11,014	12,035	455	11,580	Nov-14	40 years
Westbury, NY	27,324	10,196	30,132	633	10,196	30,765	40,961	1,109	39,852	Nov-14	40 years
Willow Grove, PA	15,450	2,658	13,599	1,316	2,658	14,915	17,573	1,067	16,506	Jun-14	40 years
Wilmington, NC	25,412	2,238	25,907	1,155	2,238	27,062	29,300	1,141	28,159	Nov-14	40 years
Windsor, CT	34,215	5,946	38,944	1,173	5,946	40,117	46,063	2,741	43,322	Jun-14/Nov-14	15-40 years
Worcester, MA	18,691	2,502	23,347	9	2,502	23,356	25,858	540	25,318	Jun-15	40 years

Total Hotels	2,628,431	427,415	2,648,719	107,556	427,415	2,756,275	3,183,690	159,713	3,023,977
Net Lease

Industrial
Arvada, CO	4,951	879	6,990	—	879	6,990	7,869	264	7,605	Aug-14	40 years
Aurora & Twinsburg, OH	5,360	1,139	6,665	—	1,139	6,665	7,804	253	7,551	Aug-14	40 years
Bedford Park, IL	6,552	2,459	7,438	—	2,459	7,438	9,897	281	9,616	Aug-14	40 years
Charleston, SC	4,421	665	5,332	—	665	5,332	5,997	205	5,792	Aug-14	40 years
Chicago, IL	17,882	8,745	20,798	—	8,745	20,798	29,543	796	28,747	Aug-14	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Cleveland, OH	$5,819	$503	$7,390	$—	$503	$7,390	$7,893	$262	$7,631	Aug-14	40 years
Compton, CA	19,182	12,623	18,510	—	12,623	18,510	31,133	657	30,476	Aug-14	40 years
Corpus Christi, TX	600	274	639	—	274	639	913	32	881	Aug-14	40 years
Decatur, GA	7,933	1,123	11,414	—	1,123	11,414	12,537	437	12,100	Aug-14	40 years
Easley, SC	5,842	744	7,699	—	744	7,699	8,443	340	8,103	Aug-14	40 years
Eden Prairie, MN	3,950	1,542	4,574	—	1,542	4,574	6,116	204	5,912	Aug-14	40 years
Ferndale, MI	1,940	182	2,464	—	182	2,464	2,646	93	2,553	Aug-14	40 years
Fraser, MI	2,812	563	3,245	—	563	3,245	3,808	144	3,664	Aug-14	40 years
Gladewater, TX	1,222	221	1,446	—	221	1,446	1,667	62	1,605	Aug-14	40 years
Louisville, KY	5,202	1,300	5,484	—	1,300	5,484	6,784	224	6,560	Aug-14	40 years
Mayfield, KY	2,251	124	3,142	—	124	3,142	3,266	136	3,130	Aug-14	40 years
New Boston, MI	9,064	1,175	9,767	1,657	1,175	11,424	12,599	382	12,217	Aug-14	40 years
Norcross, GA	5,852	1,945	7,198	—	1,945	7,198	9,143	363	8,780	Aug-14	40 years
North Richland Hills, TX	4,080	987	5,175	—	987	5,175	6,162	192	5,970	Aug-14	40 years
North Vernon, IN	2,076	253	2,588	—	253	2,588	2,841	125	2,716	Aug-14	40 years
Phoenix, AZ	13,520	2,713	18,743	—	2,713	18,743	21,456	681	20,775	Aug-14	40 years
Plant City, FL	2,205	1,210	2,359	—	1,210	2,359	3,569	113	3,456	Aug-14	40 years
Rochester, NY	5,381	651	5,488	—	651	5,488	6,139	234	5,905	Aug-14	40 years
Schiller Park, IL	2,146	2,654	3,452	—	2,654	3,452	6,106	148	5,958	Aug-14	40 years
South Holland, IL	7,673	2,503	10,716	—	2,503	10,716	13,219	441	12,778	Aug-14	40 years
St. Louis, MO	2,471	938	2,771	—	938	2,771	3,709	103	3,606	Aug-14	40 years
Stone Mountain, GA	6,633	867	8,966	—	867	8,966	9,833	340	9,493	Aug-14	40 years
Strongsville, OH	2,456	313	3,011	—	313	3,011	3,324	114	3,210	Aug-14	40 years
Tallahassee, FL	1,088	199	1,330	—	199	1,330	1,529	58	1,471	Aug-14	40 years
Thorofare, NJ	3,300	1,034	4,919	—	1,034	4,919	5,953	177	5,776	Aug-14	40 years
Vernon, CA	28,830	29,906	19,332	—	29,906	19,332	49,238	707	48,531	Aug-14	40 years
Warren, MI	4,808	661	4,351	—	661	4,351	5,012	180	4,832	Aug-14	40 years
Winston-Salem, NC	8,323	1,641	6,798	—	1,641	6,798	8,439	257	8,182	Aug-14	40 years

Subtotal Industrial	205,825	82,736	230,194	1,657	82,736	231,851	314,587	9,005	305,582

Office
Aurora, CO	30,174	2,650	35,786	23	2,650	35,809	38,459	9,092	29,367	Jul-06	40 years
Columbus, OH	—	4,375	29,184	—	4,375	29,184	33,559	7,144	26,415	Nov-07	40 years
Fort Mill, SC	28,363	3,300	31,554	—	3,300	31,554	34,854	7,894	26,960	Mar-07	40 years
Indianapolis, IN	25,674	1,670	32,307	—	1,670	32,307	33,977	9,340	24,637	Mar-06	40 years
Milpitas, CA	18,827	16,799	8,847	—	16,799	8,847	25,646	3,164	22,482	Feb-07	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Ocala, FL	$1,627	$565	$2,868	$—	$565	$2,868	$3,433	$143	$3,290	Aug-14	40 years
Pensacola, FL	2,682	1,132	2,691	—	1,132	2,691	3,823	131	3,692	Aug-14	40 years
Rockaway, NJ	15,486	6,118	15,664	613	6,118	16,277	22,395	4,753	17,642	Mar-06	40 years
Salt Lake City, UT	12,646	672	19,740	425	672	20,165	20,837	6,590	14,247	Aug-05	40 years
Savannah, GA	4,070	509	5,522	—	509	5,522	6,031	226	5,805	Aug-14	40 years
West Sacramento, CA	6,921	1,115	10,433	—	1,115	10,433	11,548	443	11,105	Aug-14	40 years

Subtotal Office	146,470	38,905	194,596	1,061	38,905	195,657	234,562	48,920	185,642

Retail
Bloomingdale, IL(3)	5,122	—	5,810	—	—	5,810	5,810	1,637	4,173	Sep-06	40 years
Concord, NH	7,483	2,145	9,216	—	2,145	9,216	11,361	2,641	8,720	Sep-06	40 years
Fort Wayne, IN(3)	—	—	3,642	—	—	3,642	3,642	1,103	2,539	Sep-06	40 years
Keene, NH	—	3,033	5,920	—	3,033	5,920	8,953	1,648	7,305	Sep-06	40 years
Melville, NY(3)	3,973	—	3,187	—	—	3,187	3,187	1,008	2,179	Sep-06	40 years
Millbury, MA(3)	4,223	—	5,994	—	—	5,994	5,994	1,507	4,487	Sep-06	40 years
North Attleboro, MA(3)	4,207	—	5,445	—	—	5,445	5,445	1,529	3,916	Sep-06	40 years
South Portland, ME(3)	3,240	—	6,687	—	—	6,687	6,687	2,705	3,982	Sep-06	40 years
Wichita, KS	5,475	1,325	5,584	—	1,325	5,584	6,909	1,511	5,398	Sep-06	40 years

Subtotal Retail	33,723	6,503	51,485	—	6,503	51,485	57,988	15,289	42,699

Total Net Lease	386,018	128,144	476,275	2,718	128,144	478,993	607,137	73,214	533,923

Multi-tenant Office
Austin, TX	11,906	1,808	16,268	502	1,808	16,770	18,578	817	17,761	Oct-14	40 years
Boulder, CO	11,591	3,155	13,331	2,931	3,155	16,262	19,417	1,884	17,533	Sep-14	40 years
Broomfield, CO	3,721	1,122	3,036	41	1,122	3,077	4,199	298	3,901	Feb-15	40 years
Denver, CO	13,503	1,113	16,851	1,960	1,113	18,811	19,924	163	19,761	Sep-14	40 years
Englewood, CO	21,833	3,317	23,286	581	3,317	23,867	27,184	869	26,315	Feb-15	40 years
Greenwood Village, CO	7,724	1,742	8,749	222	1,742	8,971	10,713	495	10,218	Feb-15	40 years
Lakewood, CO	4,372	686	4,814	275	686	5,089	5,775	222	5,553	Feb-15	40 years
Louisville, CO	8,051	1,027	6,957	97	1,027	7,054	8,081	370	7,711	Feb-15	40 years
San Diego, CA	8,584	1,751	10,047	66	1,751	10,113	11,864	600	11,264	Nov-14	40 years
Thousand Oaks, CA	21,703	9,296	21,079	184	9,296	21,263	30,559	791	29,768	Mar-15	40 years

Total Multi-tenant Office	112,988	25,017	124,418	6,859	25,017	131,277	156,294	6,509	149,785

Grand Total	$7,153,206	$1,047,620	$7,983,398	$182,354	$1,047,620	$8,165,752	$9,213,372	$511,113	$8,702,259

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2015

(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total(5)(6)	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Assets Held for Sale
Manufactured Housing	$1,274,643	$427,833	$1,128,594	$38,240	$427,833	$1,166,834	$1,594,667	$161,707	$1,432,960	Dec-12/Oct-15	10-30 years
Senior Housing Portfolio	648,211	87,380	751,700	3,328	87,380	755,028	842,408	14,175	828,233	May-15	40 years
Multifamily	249,709	45,089	267,769	15,409	45,089	283,178	328,267	24,095	304,172	Apr-13/Jun-13	10-30 years
Other(4)	56,561	14,999	71,391	260	14,999	71,651	86,650	16,234	70,416	Sept-05/Dec-14	40 years

Total Assets Held for Sale	$2,229,124	$575,301	$2,219,454	$57,237	$575,301	$2,276,691	$2,851,992	$216,211	$2,635,781

(1)	Initial cost for U.K. properties includes foreign currency translation as of December 31, 2015.
(2)	Excludes portfolio level financing of $75 million.
(3)	Represents a leasehold interest in the property. All other properties are fee interest.
(4)	Includes borrowings of $15 million related to properties held for sale in the Griffin American portfolio,
(5)	Aggregate cost for federal income tax purposes is $12.4 billion as of December 31, 2015.
(6)	The grand total includes an allowance for operating real estate impairment of $4.9 million.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)

As of December 31, 2015

(Dollars in Thousands)

The following table presents changes in the Company’s operating real estate portfolio for the years ended December 31, 2015, 2014 and 2013 (dollars in thousands):

	2015	2014	2013
Beginning balance	$10,561,057	$2,561,180	$1,538,489
Property acquisitions	3,459,006	8,057,261	1,598,837
Transfers to held for sale	(2,843,762)	—	(29,097)
Improvements	150,197	37,955	11,706
Retirements and disposals	(24,179)	(5,531)	—
Deconsolidation of N-Star CDOs	—	—	(558,755)
NRE Spin-off	(2,073,357)	(89,808)	—
Foreign currency translation	(10,687)	—	—
Allowance for impairment	(4,903)	—	—

Ending balance	$9,213,372	$10,561,057	$2,561,180

The following table presents changes in accumulated depreciation for the years ended December 31, 2015, 2014 and 2013 (dollars in thousands):

	2015	2014	2013
Beginning balance	$349,053	$190,997	$147,943
Depreciation expense	408,825	164,924	76,127
Assets held for sale	(216,212)	—	(7,387)
Retirements and disposals	(489)	(6,347)	(1,370)
Deconsolidation of N-Star CDOs	—	—	(24,316)
NRE Spin-off	(26,420)	(521)	—
Foreign currency translation	(3,644)	—	—

Ending balance	$511,113	$349,053	$190,997

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE IV—MORTGAGE LOANS ON REAL ESTATE

December 31, 2015

(Dollars in Thousands)

			Interest Rate
Asset Type (10)	Location / Description(1)	Number	Floating(2)	Fixed	Maturity Date(3)	Periodic Payment Terms(4)	Prior Liens(5)	Principal Amount	Carrying Value(6)(7)(8)	Principal Amount of Loans Subject to Delinquent Principal or Interest(9)
First mortgage loans:
First Mortgage—A	Texas / Multifamily	1	—	15.00%	15-Oct	I/O	$—	$53,500	$53,500	$53,500
First Mortgage—B	California / Office	1	6.90%	—	16-Oct	I/O	—	38,750	38,882	—
First Mortgage—C	Miami / Land	1	15.00%	—	15-Jun	I/O	—	38,190	38,763	38,190
First Mortgage—D	UK / Healthcare	1	—	7.50%	22-Mar	I/O	—	49,415	49,415	—
First Mortgage—E	NY, NJ, CT / Multifamily	1	4.00%	—	16-Jan	I/O	—	28,920	28,920	—
Other first mortgage loans	Various / Various	8	0.00% to 6.00%	0.00% to 7.25%	15-Mar - 16-Dec	—	—	104,810	60,078	4,180

Subtotal first mortgage loans:		13					—	313,585	269,558	95,870

Mezzanine loans:
Other mezzanine loans	Various / Various	7	0.19% to 4.00%	0.00% to 13.00%	16-Jun - 23-Feb	—	1,141,689	33,361	29,305	—

Subtotal mezzanine loans		7					1,141,689	33,361	29,305	—

Subordinate interests
Subordinate interests—A	New York / Hotel	1	—	13.11%	23-May	I/O	—	61,750	60,926	—
Subordinate interests—B	New York / Hotel	1	6.00%	—	23-May	I/O	—	100,986	100,559	—
Other subordinate interests	Various / Various	2	2.00%	8.65% to 11.50%	16-Feb - 23-May	—	—	8,308	8,296	—

Subtotal subordinate interests		4					—	171,044	169,781	—

Corporate loans
Other term loans	Various / Various	10	—	6.36% to 13.00%	16-Jun - 29-Sept	—	—	37,364	32,830	—

Subtotal corporate loans		10					—	37,364	32,830	—

Subtotal CRE debt							1,141,689	555,354	501,474	95,870

Held for sale loans
Held for sale—A	Pennsylvania / Office	1	7.25%	—	16-Sept	I/O	—	61,500	61,263	—
Held for sale—B	New York / Industrial	1	12.22%	—	17-Jun	I/O	45,906	27,000	27,000	—
Held for sale—C	Various / Hotel	1	—	13.20%	16-Jul	I/O	62,117	54,350	54,350	—
Held for sale—D	New York / Land	1	—	14.00%	17-Oct	I/O	148,550	40,250	40,250	—
Other held for sale loans	Various / Various	3	4.00% to 5.50%	14.50%	16-Jul - 21-Apr	—	23,204	41,937	41,814	—

Subtotal CRE debt held for sale		7					279,777	225,037	224,677	—

Total		41					$1,421,466	$780,391	$726,151	$95,870

(1)	Description of property types include condo, hotel, industrial, land, multifamily, office, retail and other.
(2)	Certain floating rate loans are subject to LIBOR floors ranging from 0.25% to 1.25%. Includes one first mortgage loan with a principal amount of $5.8 million with a spread over prime rate. All other floating rate loans are based on one-month LIBOR.
(3)	Represents initial maturity.
(4)	I/O = interest only.
(5)	The first mortgage loans on these properties are not held by the Company. Accordingly, the amounts of the prior liens at December 31, 2015 are estimated.
(6)	Individual loans each have a carrying value greater than 3% of total loans. All other loans each have a carrying value less than 3% of total loans.
(7)	There is a $2.2 million of loan loss reserve on two first mortgage loans and $1.2 million of provision for loan losses primarily related to exit fees on loans held for sale. Excludes $0.8 million of provision for loan losses relating to manufactured housing notes receivables recorded in assets of properties held for sale.
(8)	For Federal income tax purposes, the aggregate cost of investments in mortgage loans on real estate is the carrying amount, as disclosed in the schedule.
(9)	There are three loans that have principal or interest delinquencies greater than 90 days.
(10)	Includes certain loans financed in consolidated N-Star CDOs.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES

SCHEDULE IV—MORTGAGE LOANS ON REAL ESTATE (Continued)

December 31, 2015

(Dollars in Thousands)

Reconciliation of Carrying Value of CRE Debt:

	Years Ended December 31,
	2015	2014	2013
Beginning balance	$1,067,667	$1,031,078	$1,832,231
Additions:
Principal amount of new loans and additional funding on existing loans	199,602	323,215	806,138
Interest accretion	13,775	21,103	1,284
Acquisition cost (fees) on new loans	—	(600)	(4,032)
Premium (discount) on new loans	—	(7,078)	16,116
Amortization of acquisition costs, fees, premiums and discounts	(13,780)	11,193	28,480
Deductions:
Collection of principal	534,478	279,272	274,354
Deconsolidation of CDOs (refer to Note 17)	—	9,709	1,134,713
Provision for (reversal of) loan losses, net	3,435	2,719	(8,786)
Transfers to affiliates	—	—	115,797
Taking title to collateral	—	—	135,361
Transfer to held for sale	224,677	15,223	—
Unrealized (gain) loss on foreign currency remeasurement	2,442	2,084	(2,300)
Realized loss on foreign currency remeasurement	758	2,237	—

Ending balance	$501,474	$1,067,667	$1,031,078